UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☐ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to §240.14a-2

BOX, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:30 p.m. Pacific Time on Friday, June 27, 2025

DATE AND TIME:	Friday, June 27, 2025 at 1:30 p.m. Pacific Time

PLACE:
Similar to previous years, the 2025 annual meeting of stockholders of Box, Inc. (“Box” or the “company”) (including any postponements, adjournments or continuations thereof, the “Annual Meeting”) will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/BOX2025 where you will be able to listen to the meeting live, submit questions and vote online.

ITEMS OF BUSINESS:	1. To elect two Class II directors nominated in the accompanying proxy statement to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve, on an advisory basis, the compensation of our named executive officers;

3. To approve an amendment to our Amended and Restated 2015 Equity Incentive Plan to increase the number of shares reserved for issuance by 5,000,000 shares;

4. To approve an amendment to our Amended and Restated 2015 Employee Stock Purchase Plan to increase the number of shares reserved for issuance by 6,000,000 shares;

5. To approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers to the fullest extent permitted by Delaware law;

6. To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026; and

7. To consider such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

RECORD DATE:
Our Board of Directors has fixed the close of business on May 1, 2025 as the record date for the Annual Meeting. Only holders of record of the company’s shares of Class A common stock and Series A Convertible Preferred Stock at the close of business on May 1, 2025 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

PROXY VOTING:
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On or about May [•], 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet and includes instructions on how to receive a paper copy of our proxy materials by mail. To view the accompanying proxy statement and our annual report please visit the following website: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card. The materials can also be accessed without a control number at the following website: https://materials.proxyvote.com/10316T.
We appreciate your continued support of Box.

May [•], 2025 Redwood City, California	By order of the Board of Directors, David Leeb Chief Legal Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 27, 2025
The Notice of Annual Meeting, Proxy Statement and Annual Report for
the fiscal year ended January 31, 2025 are available free of charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at https://www.boxinvestorrelations.com or at
https://materials.proxyvote.com/10316T.

PROXY SUMMARY

This section highlights information contained in other parts of this proxy statement. We encourage you to review the entire proxy statement for more detail on these items, as well as our annual report for the fiscal year ended January 31, 2025.
MATTERS TO BE VOTED ON

Proposal Number	Description	Board Recommendation
1	Election of Directors	FOR ALL the Company’s Nominees
To elect two Class II directors to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified.
2	Advisory Vote on the Compensation of our Named Executive Officers	FOR
To approve, on an advisory basis, the compensation of our named executive officers.
3	Approval of the Box, Inc. Amended and Restated 2015 Equity Incentive Plan	FOR
To approve an amendment to our Amended and Restated 2015 Equity Incentive Plan to increase the number of shares reserved for issuance by 5,000,000 shares.
4	Approval of the Box, Inc. Amended and Restated 2015 Employee Stock Purchase Plan	FOR
To approve an amendment to our Amended and Restated 2015 Employee Stock Purchase Plan to increase the number of shares reserved for issuance by 6,000,000 shares.
5	Approval of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Box, Inc.	FOR
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect updated Delaware law provisions permitting officer exculpation.
6	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026.

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PROXY SUMMARY

DIRECTORS AND DIRECTOR NOMINEES
The following table provides summary information about each director nominee and our other directors as of April 16, 2025.

Name	Age	Director Since	Independent	Class	Current Term Expires	AC	CC	NCGC	Skills and Experience
Director Nominees*
Dan Levin	61	2010	Yes	II	2025
Bethany Mayer (Chair)	63	2020	Yes	II	2025

Continuing Directors
Sue Barsamian	65	2018	Yes	III	2026
Jack Lazar	59	2020	Yes	III	2026
Steve Murphy	56	2024	Yes	III	2026
Dana Evan	65	2011	Yes	I	2027
Aaron Levie (CEO)	40	2005	No	I	2027
Amit Walia	53	2022	Yes	I	2027

	Chair	Executive Management and Leadership
	Member	Technology/Enterprise IT
*	If re-elected, new term will expire in 2028	Operations
AC	Audit Committee	Finance/Investment/Accounting
CC	Compensation Committee	Corporate Governance/Public Company Board
NCGC	Nominating and Corporate Governance Committee	Go-To-Market
Product
Cybersecurity

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PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Corporate Governance Highlights
✔	Separation of Board Chair and CEO roles
✔	Robust duties and responsibilities for independent Board Chair role
✔	Women serving as Board Chair and Chairs of two Board committees
✔	Half of the Board has joined since 2020
✔	Elimination of all supermajority stockholder vote requirements in the Bylaws
✔	Elimination of all supermajority stockholder vote requirements in the Charter
✔	Majority voting standard in uncontested director elections with a director resignation policy
✔	Proxy access for stockholders
✔	Increased stock ownership and retention guidelines for directors, CEO and other named executive officers
✔	Average Board tenure goal of ten years or less for independent directors to encourage director refreshment
✔	7 of 8 directors are independent
✔	Each Board Committee is composed of solely independent directors
✔	Annual Board and Committee performance evaluations
✔	Ongoing comprehensive succession planning for CEO and key executive officers
✔	Board is composed of 38% women and 25% of directors from underrepresented communities
✔	Limitation on director service on other public company boards
✔	All directors expected to attend 75% or more of all Board and Committee meetings
✔	Policy prohibiting hedging of company stock by directors and officers
✔	Clawback provisions for both cash and equity awards

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FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:30 p.m. Pacific Time on Friday, June 27, 2025
This proxy statement and the enclosed form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors (the “Board of Directors”) for use at the 2025 annual meeting of stockholders of Box, Inc., a Delaware corporation, (“Box” or the “company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Friday, June 27, 2025 at 1:30 p.m. Pacific Time. You can attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/BOX2025, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May [•], 2025 to all stockholders entitled to vote at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are we holding a virtual Annual Meeting?
Similar to previous years, this year we have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our Board of Directors or management. During the Annual Meeting, we will only answer questions submitted to the extent relevant to the business of the Annual Meeting, as time permits.
Who is entitled to vote at the Annual Meeting?
Attendance at the Annual Meeting will be limited to stockholders of the company as of the close of business on May 1, 2025, the record date for the Annual Meeting (the “Record Date”). Only holders of record of our Class A common stock and Series A Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were [•] shares of Class A common stock issued and outstanding and [•] shares of Series A Preferred Stock issued and outstanding.
Holders of the Series A Preferred Stock are entitled to vote with the holders of the Class A common stock on an “as converted” basis as set out in the Certificate of Designations for the Series A Preferred Stock (the “Series A Certificate of Designations”). The Series A Preferred Stock is convertible, in whole or in part, at any time at the option of the holder, into shares of Class A common stock at an initial conversion rate of [•] shares of Class A common stock per share of Series A Preferred Stock, subject to certain adjustments described in the Series A Certificate of Designations. As of the Record Date, the Series A Preferred Stock was convertible in the aggregate into [•] shares of Class A common stock and provides approximately [•] votes per share of Series A Preferred Stock.

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The Class A common stock together with the Series A Preferred Stock is referred to herein as “Voting Stock.” The Voting Stock votes together as a single class unless otherwise provided.
Each stockholder of record is entitled to one vote per share of Class A common stock and one vote per each share of Class A common stock underlying a share of Series A Preferred Stock on an “as converted” basis.
What matters am I voting on?
You will be voting on:
•	the election of two Class II directors to serve until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to approve, on an advisory basis, the compensation of our named executive officers;
•	a proposal to approve an amendment and restatement of our 2015 Equity Incentive Plan to increase the number of shares reserved for issuance;
•	a proposal to approve an amendment and restatement of our 2015 Employee Stock Purchase Plan to increase the number of shares reserved for issuance;
•	a proposal to approve a certificate of amendment to the Amended and Restated Certificate of Incorporation of Box, Inc.;
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026; and
•	any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•	“FOR ALL” the company’s nominees, Dan Levin and Bethany Mayer, to be elected as Class II directors;
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•	“FOR” the approval of our Amended and Restated 2015 Equity Incentive Plan;
•	“FOR” the approval of our Amended and Restated 2015 Employee Stock Purchase Plan;
•	“FOR” the approval of the certificate of amendment to our Amended and Restated Certificate of Incorporation; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026.
How many votes are needed for approval of each proposal?
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Proposal No. 1: Each director nominee will be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “For” such nominee’s election exceeds the number of votes cast “Against” that nominee. You may vote “For,” “Against,” or “Abstain” with respect to each director nominee. Broker non-votes and abstentions, if any, will have no effect on the outcome of the election.

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Proposal No. 2: The approval, on an advisory basis, of the compensation of our named executive officers, requires the affirmative vote of a majority of the voting power of the shares of our Voting Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of this proposal. However, because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our company. Our Board of Directors and our Compensation Committee will consider the outcome of the vote when determining named executive officer compensation in the future.

•
Proposal No. 3: The approval of our Amended and Restated 2015 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are not considered votes cast, and thus, will have no effect on the outcome of this proposal. Any broker non-votes will have no effect on the outcome of this proposal.

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Proposal No. 4: The approval of our Amended and Restated 2015 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are not considered votes cast, and thus, will have no effect on the outcome of this proposal. Any broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 5: The approval of the certificate of amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the voting power of the shares of our Voting Stock outstanding and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

•
Proposal No. 6: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026, requires the affirmative vote of a majority of the voting power of the shares of our Voting Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of this proposal.

How do I vote if I am a stockholder of record?
If you are a stockholder of record, there are four ways to vote:
•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 26, 2025 (have your Notice or proxy card in hand when you visit the website);
•	by toll-free telephone until 11:59 p.m. Eastern Time on June 26, 2025 at 1-800-690-6903;
•	by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
•
by attending the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/BOX2025, where stockholders may vote and submit questions during the meeting (have your Notice or proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
How do I vote if I am a beneficial stockholder with my shares held in street name?
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by telephone or by Internet or by signing, dating and returning a voting instruction form. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares by ballot at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Aaron Levie, Dylan Smith, and David Leeb have been designated as the company’s proxy holders by our Board of Directors for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described below.

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Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone on a later date;
•	completing and returning a later-dated proxy card;
•	sending a written notice of revocation to our Secretary at Box, Inc., 900 Jefferson Ave., Redwood City, California 94063; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the Annual Meeting?
Stockholders of record will be able to attend the Annual Meeting online, submit questions during the meeting and vote shares electronically at the meeting by visiting http://www.virtualshareholdermeeting.com/BOX2025. Individuals who log in under the guest feature will be able to attend the meeting but will not be able to submit questions or vote shares. To participate in the Annual Meeting, stockholders will need the sixteen-digit control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 1:30 p.m. Pacific Time on June 27, 2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:15 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May [•], 2025 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Box, Inc.
Attention: Investor Relations
900 Jefferson Ave.
Redwood City, California 94063
Tel: (650) 209-3463
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

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How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We have retained Innisfree M&A Incorporated for certain advisory and proxy solicitation services for an aggregate fee of $20,000 plus reimbursement of expenses. We will also reimburse brokers, banks or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our Class A common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our Class A common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
Will my shares be voted if I do nothing?
Pursuant to New York Stock Exchange rules applicable to brokers, the broker will be prohibited from exercising discretionary authority with respect to any of the proposals to be voted on (except as discussed in the preceding question) with respect to your account, unless you provide the broker with specific voting instructions. This is referred to as a “broker non-vote.” In these cases, those shares will not be considered votes cast on the proposals to be considered at the Annual Meeting. The broker may vote your shares without your specific instruction only with respect to Proposal No. 6, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026.
What is a quorum?
A quorum is the minimum number of shares of our Voting Stock required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws (our “Bylaws”) and Delaware law. Without a quorum, no business may be transacted at the Annual Meeting. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our Voting Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How will the Annual Meeting be conducted?
The Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/BOX2025, where you will be able to listen to the meeting live, submit questions and vote online.
Attendance at the Annual Meeting will be limited to stockholders of the company as of the Record Date and guests of the company. You will not be able to attend the Annual Meeting in person at a physical location.
•
Participating in the Virtual Annual Meeting. Stockholders of record as of the Record Date may participate in the Annual Meeting remotely by visiting the following website: http://www.virtualshareholdermeeting.com/BOX2025. Please have your proxy card or Notice of Annual Meeting containing the sixteen-digit control number available and fill in the appropriate fields to enter the virtual meeting. Street name stockholders who wish to vote at the Annual Meeting must also submit their vote by using their sixteen-digit control number as outlined above. Beneficial stockholders who did not receive a 16-digit control number from their bank or brokerage firm, who wish to attend the meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. The meeting will be accessible for check in on June 27, 2025 at 1:15 p.m. Pacific Time.

If you have any difficulty attending the virtual Annual Meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

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Technical Disruptions. In the event of any technical disruptions or connectivity issues during the course of the Annual Meeting, please allow for some time for the meeting website to refresh automatically, and/or for the meeting operator to provide updates through the phone bridge.

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Stockholder List. We will make available a list of registered stockholders as of the Record Date for inspection by stockholders for any purpose germane to the Annual Meeting from June 17, 2025 – June 26, 2025 at our headquarters located at 900 Jefferson Ave., Redwood City, California 94063. If you wish to inspect the list, please submit your request, along with proof of ownership, by email to ir@box.com.

How can I ask questions during the Annual Meeting?
You may submit a question during the Annual Meeting using the “Question” field located on the bottom left-hand corner of your screen, under the “Ask A Question” heading. Enter your question into the field and hit the “Submit” button. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Stockholders of record may submit questions beginning at check-in, fifteen minutes prior to the start of the Annual Meeting. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting will be included in the rules of conduct that will be available on the Annual Meeting website.
If I can’t attend the Annual Meeting, can I vote later?
You do not need to attend the online Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not stockholders plan to attend the Annual Meeting, we urge stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will serve as the independent inspector of election and, in such capacity, will count and tabulate the votes.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board of Directors, which is currently composed of eight members. Seven of our eight directors are independent within the meaning of the listing standards of the New York Stock Exchange. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
The following table sets forth the names, ages as of April 16, 2025, and certain other information for each of the Board of Directors’ two nominees for election as a Class II director at the Annual Meeting, and each of the continuing members of our Board of Directors:

Name	Age	Director Since	Independent	Class	Current Term Expires	Expiration of Term for Which Nominated	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Director Nominees:
Dan Levin	61	2010	Yes	II	2025	2028
Bethany Mayer (Chair)	63	2020	Yes	II	2025	2028
Continuing Directors:
Sue Barsamian	65	2018	Yes	III	2026
Jack Lazar	59	2020	Yes	III	2026
Steve Murphy	56	2024	Yes	III	2026
Dana Evan	65	2011	Yes	I	2027
Aaron Levie (CEO)	40	2005	No	I	2027
Amit Walia	53	2022	Yes	I	2027

Committee Chair
Committee Member

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Nominees for Director

Dan Levin
Director Since: January 2010
Independent
Board Committee: Nominating and Corporate Governance

 •
Former Chief Executive Officer of Degreed, Inc.
 •
Former President and Chief Operating Officer of Box, Inc.
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Former Senior Vice President and General Manager, QuickBooks, and Former Vice President and General Manager, Healthcare at Intuit Inc.

Mr. Levin served as the Chief Executive Officer of Degreed Inc., an education technology company, from April 2021 to June 2022. Mr. Levin also served as Box’s President and Chief Operating Officer from 2013 until August 2017, and solely as Chief Operating Officer prior to that beginning in 2010. Previously, Mr. Levin served as the interim Chief Executive Officer of Picateers Inc., an online photo sales company from 2008 to 2009. Prior to this, Mr. Levin served in various executive roles at Intuit Inc., a business and financial management solutions company, including as Senior Vice President and General Manager, QuickBooks and Vice President and General Manager, Healthcare.

Mr. Levin holds a B.A. in the independent concentration of Applications of Computer Graphics to Statistical Data Analysis from Princeton University.

Mr. Levin was selected to serve on our Board of Directors because of his extensive operations experience across technology companies, both public and private.

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Bethany Mayer
Chair
Director Since: April 2020
Independent
Board Committees: Compensation (Chair)

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Former President, Chief Executive Officer and Director of Ixia
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Executive advisor with Siris Capital Group LLC
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Former senior executive at Sempra Energy, HP, Blue Coat Systems, Cisco and Apple Computer
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Director of Astera Labs, Hewlett Packard Enterprise and LAM Research

Ms. Mayer served as an executive advisor with Siris Capital Group LLC, a private equity firm, from January 2018 to October 2024. Previously she served as Executive Vice President of Corporate Development and Technology of Sempra Energy, an energy infrastructure company, from November 2018 to January 2019. From 2014 through April 2017, she was the President and Chief Executive Officer of Ixia, a market leader in test, visibility and security solutions, until it was acquired by Keysight Technologies in April 2017. From 2011 through 2014, Ms. Mayer served as Senior Vice President and General Manager of HP’s Networking Business unit and the NFV business unit. From 2010 until 2011, she served as Vice President, Marketing and Alliances, for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Cisco and Apple Computer.

Ms. Mayer has served on the boards of directors of Astera Labs, Inc., a semiconductor solutions company for cloud and AI infrastructure, since June 2024; Hewlett Packard Enterprise, a multinational information technology company, since June 2023; and LAM Research Corporation, a semiconductor equipment company, since May 2019.

Ms. Mayer previously served on the board of directors of Sempra Energy from February 2017 to October 2018, where she resigned in advance of assuming her management role at Sempra Energy and rejoined the board of directors from January 2019 to September 2024. She also served on the board of directors of Marvell Technology Group, an infrastructure semiconductor solutions company, from May 2018 to June 2022; Ixia from 2014 through Aril 2017; and Delphi Automotive PLC, an auto parts supplier, from August 2015 to April 2016.

Ms. Mayer holds a B.S. in Political Science from Santa Clara University, an M.B.A. from California State University-Monterey Bay, and an M.S. in Cybersecurity from New York University.

Ms. Mayer was selected to serve on our Board of Directors because of her deep technology and leadership experience scaling multi-billion-dollar enterprises as well as her significant corporate governance expertise across a range of industries.

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Continuing Directors

Sue Barsamian
Director Since: May 2018
Independent
Board Committees: Compensation

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Former Chief Sales and Marketing Officer of HPE Software at Hewlett Packard Enterprise
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Former General Manager of Enterprise Cybersecurity Products at Hewlett Packard Enterprise
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Director of Five9, Inc. and Gen Digital Inc. (formerly NortonLifeLock Inc.)

Ms. Barsamian served as Chief Sales and Marketing Officer for HPE Software from
2016 to 2017 and General Manager of Enterprise Cybersecurity Products from 2015 to 2016 of Hewlett Packard. Additionally, she previously held various executive roles at Hewlett Packard between 2006 to 2015.

She has served on the boards of directors of Five9, Inc, a cloud contact center software company, since January 2021; Gen Digital Inc. (formerly NortonLifeLock Inc.), a consumer cyber safety company, since January 2019; and the Kansas State University Foundation. She served on the Board of the National Action Council for Minorities in Engineering (NACME) from 2012 to 2017, serving as Chair of the Board from 2016 to 2017.

Ms. Barsamian holds a B.S. with honors in electrical engineering from Kansas State University and completed her post-graduate studies at the Swiss Federal Institute of Technology in Zurich, Switzerland.

Ms. Barsamian was selected to serve on our Board of Directors because of her extensive experience in enterprise software sales and global go-to-market strategy as well as her service in both executive and board positions for major cloud, computer and cybersecurity companies.

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Dana Evan
Director Since: December 2011
Independent
Board Committees: Audit; Compensation; Nominating and Corporate Governance (Chair)

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Former Chief Financial Officer of VeriSign, Inc.
 •
Former Venture Partner at Icon Ventures
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Director of Nextdoor Holdings, Inc.
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2019 Director of the Year (National Association of Corporate Directors)

From 2013 to July 2020, Ms. Evan served as a Venture Partner at Icon Ventures, a venture capital firm, and since July 2007 has invested in and served on the boards of directors of companies in the internet, technology and media sectors. Ms. Evan served as Chief Financial Officer of VeriSign, Inc., a provider of intelligent infrastructure services for the internet and telecommunications network, from 1996 to 2007.

Ms. Evan has served on the board of directors of Nextdoor Holdings, Inc., a social networking platform for neighborhoods, since October 2023. Ms. Evan previously served on the boards of directors of Farfetch Limited, a global technology platform for the luxury fashion industry, from April 2015 until its acquisition by Coupang in December 2023; Momentive Global Inc. (formerly SurveyMonkey Inc.), an online survey development cloud-based software company, from March 2012 until its acquisition by Symphony Technology Group in May 2023; Domo, Inc., a business intelligence tools and data visualization company, from May 2018 until March 2023; Proofpoint, Inc., from June 2008 until it was acquired by Thoma Bravo in August 2021; Criteo S.A., a performance display advertising company, from March 2013 until June 2017; Fusion-io, Inc., a flash memory technology company, until it was acquired by SanDisk Corporation in July 2014; Omniture, Inc., an online marketing and web analytics company, until it was acquired by Adobe Systems Incorporated in October 2009; and Everyday Health, Inc., a provider of digital health and wellness solutions, until it was acquired by Ziff Davis, LLC in December 2016.

Ms. Evan holds a B.S. in Commerce from Santa Clara University and is a certified public accountant (inactive).

Ms. Evan was selected to serve on our Board of Directors because of her extensive experience in operations, strategy, accounting, financial management and investor relations at both publicly and privately held technology companies as well as her substantial corporate governance experience and experience as an investor in the internet, technology and media sectors.

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Jack Lazar
Director Since: March 2020
Independent
Board Committees: Audit (Chair)

 •
Former Chief Financial Officer of GoPro, Inc.
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Former Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc.
 •
Director of Astera Labs, GlobalFoundries Inc., Resideo Technologies Inc., and ThredUP Inc.*

Mr. Lazar served as Chief Financial Officer at GoPro, Inc., a provider of wearable and mountable capture devices, from 2014 to 2016, and as Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions, from 2011 to 2013. He has also served as an independent business consultant since March 2016.

Mr. Lazar has served on the boards of directors of Astera Labs, Inc., a semiconductor solutions company for cloud and AI infrastructure, since December 2022; GlobalFoundries Inc., a semiconductor contract manufacturing and design company, since October 2021; Resideo Technologies Inc., a provider of comfort and security solutions, since September 2018; and ThredUP Inc.*, an online marketplace for secondhand clothing, since June 2017. He previously served on the boards of TubeMogul, Inc., an enterprise software company for digital branding, from October 2013 until its sale to Adobe in December 2016; Quantenna Communications, Inc., a wireless semiconductor company, from July 2016 until its sale to ON Semiconductor Corp. in June 2019; Mellanox Technologies, Ltd., a communications semiconductor company, from June 2018 until its sale to NVIDIA Corporation in April 2020; Casper Sleep, a provider of sleep centric products from April 2019 until its sale to Durational Capital in January 2022; and Silicon Labs, an analog and mixed signal semiconductor company from April 2013 to April 2022.

*Mr. Lazar has announced his intent to resign from ThredUp’s board of directors effective May 21, 2025.

Mr. Lazar is a certified public accountant (inactive) and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University.

Mr. Lazar was selected to serve on our Board of Directors because of his proven operational and financial expertise in both the enterprise and consumer technology markets, with particular experience in mergers & acquisitions and driving profitable growth.

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Aaron Levie
Director Since: April 2005

 •
Chief Executive Officer and Co-founder of Box

Mr. Levie is a pioneer of the content management industry for the cloud era. As Co-
founder and Chief Executive Officer of Box, he has been the driving force behind Box’s evolution into a preferred content cloud provider and partner across the Fortune 500.

Mr. Levie co-founded our company and has served as Chief Executive Officer and a member of our Board of Directors since April 2005. He previously served as Chair of our Board of Directors from December 2013 to May 2021.

Mr. Levie attended the University of Southern California from 2003 to 2005.

Mr. Levie was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and one of our founders.

Steve Murphy
Director Since: May 2024
Independent
Board Committees: Audit

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Chief Executive Officer of Epicor Software Corporation
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Director of Epicor Software Corporation

Mr. Murphy has served as Chief Executive Officer and a member of the board of directors of Epicor Software Corporation, a business software solutions company, since October 2017. Before joining Epicor, Mr. Murphy served as president of OpenText Corporation, an enterprise information management company, from January 2016 to May 2017, where he was responsible for all customer-facing activities.

Prior to OpenText, Mr. Murphy was senior vice president of sales and services at
Oracle Corporation where he held direct quota and revenue responsibility for Oracle’s North America Services Business, and prior to that, he was a group vice president of sales at Oracle. Mr. Murphy also held sales and operations leadership positions at Sun Microsystems and Manugistics, as well as roles leading global logistics and supply chain strategy and major enterprise resource planning implementations with Accenture and Procter & Gamble.

Mr. Murphy holds an M.B.A. from Harvard Business School and a Bachelor of
Science in Mechanical Engineering from the University of California, Davis.

Mr. Murphy was selected to serve on our Board of Directors because of his extensive career in the software industry, experience as a successful CEO and expertise in the content management market.

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Amit Walia
Director Since: August 2022
Independent
Board Committee: Nominating and Corporate Governance

 •
Chief Executive Officer of Informatica Inc.
 •
Director of Informatica Inc.

Mr. Walia has served as Chief Executive Officer and a member of the board of directors of Informatica Inc., an enterprise cloud data management company, since January 2020. Previously, Mr. Walia served in various roles at Informatica from October 2013 to January 2020, including most recently as President, Products and Marketing, where he was responsible for Informatica’s product and market strategy, product management, product development, user experience, cloud operations, strategic ecosystems strategy, partnerships with strategic ecosystems, and global marketing function.

Prior to Informatica, Mr. Walia worked in leadership positions across a variety of functions at Symantec Corporation, a cybersecurity company, Intuit Inc., a business and financial management solutions company, and McKinsey & Company, a management consulting company. He spent the earlier part of his career working for Tata Group, a multinational conglomerate, and Infosys Technologies Ltd, a digital services and consulting company, in India.

Mr. Walia holds a B.Tech. from the Indian Institute of Technology, Varanasi, India, and an M.B.A. from the Kellogg School of Management, Northwestern University.

Mr. Walia was selected to serve on our Board of Directors because of his extensive operations, product, marketing and leadership experience at global technology enterprises in areas of cloud data management, data governance and cybersecurity.

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Director Independence
Our Class A common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Nominating and Corporate Governance Committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship within the company).
Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.
Our Board of Directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning their background, employment and affiliations, our Board of Directors has determined that none of Mses. Barsamian, Evan, and Mayer or Messrs. Lazar, Levin, Murphy or Walia has a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship within the company) and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. Former director John Park, who served on our Board of Directors until May 2024, was determined to be independent within the meaning of the listing standards of the New York Stock Exchange during his period of service on our Board of Directors. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
Board Leadership Structure
Our Board of Directors evaluates its leadership structure and elects the Chair of the Board of Directors based on the criteria it deems to be appropriate and in the best interests of the company and its stockholders, given the circumstances at the time of such election. In May 2021, our Board of Directors appointed independent director Bethany Mayer to serve as the Chair of our Board of Directors. As the Chair, Ms. Mayer has the following duties and responsibilities that are set forth in our Corporate Governance Guidelines and performs such additional duties as our Board of Directors otherwise determines and delegates.

Duties and Responsibilities of Independent Chair of our Board of Directors
✔	Presiding over stockholder meetings, Board meetings and executive sessions of directors, with authority to call meetings of the Board of Directors and of the independent directors
✔	Establishing the agenda for Board meetings in consultation with the chairs of applicable Board committees
✔	Approving information sent to the Board of Directors for Board meetings
✔	Approving meeting schedules for the Board of Directors
✔	Conferring with the CEO on matters of importance that may require Board of Directors action or oversight
✔	Promoting and facilitating effective communication and serving as a liaison between the independent directors and the CEO
✔	Leading the Board of Directors in discussions concerning CEO performance and CEO succession
✔	Being available for consultation and direct communication, if requested by major stockholders
✔	Serving as spokesperson for the company, as requested

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Board and Stockholder Meetings and Board Committees
During our fiscal year ended January 31, 2025, our Board of Directors held six meetings (including regularly scheduled and special meetings), and each of our incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Seven directors attended our 2024 annual meeting of stockholders.
Our Board of Directors established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Operating Committee, which was disbanded effective January 31, 2025 by the Board of Directors. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee consists of Ms. Evan and Messrs. Lazar and Murphy, with Mr. Lazar serving as the chair. Each member of our Audit Committee meets the requirements for independence for audit committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our Audit Committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our Board of Directors has determined that each of Ms. Evan and Mr. Lazar is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our Audit Committee is, among other things, responsible for the following:
•	selecting and hiring our independent registered public accounting firm;
•	evaluating the performance and independence of our independent registered public accounting firm;
•	pre-approving the audit services and any non-audit services to be performed by our independent registered public accounting firm;
•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;
•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit and the financial statements included in our publicly filed reports;
•	reviewing and approving any proposed related person transactions; and
•	preparing the Audit Committee report included in our annual proxy statement.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Audit Committee is available on our website at https://www.boxinvestorrelations.com. During our fiscal year ended January 31, 2025, our Audit Committee held five meetings.

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Compensation Committee
Our Compensation Committee consists of Mses. Barsamian, Evan and Mayer, with Ms. Mayer serving as the chair. Each member of our Compensation Committee meets the requirements for independence for compensation committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is, among other things, responsible for the following:
•
reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation, or arrangements;

•	administering our equity compensation plans;
•	overseeing our overall compensation philosophy, compensation plans, and benefits programs; and
•	preparing the Compensation Committee report included in our annual proxy statement.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Compensation Committee is available on our website at https://www.boxinvestorrelations.com. During our fiscal year ended January 31, 2025, our Compensation Committee held five meetings.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ms. Evan and Messrs. Levin and Walia, with Ms. Evan serving as the chair. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our Nominating and Corporate Governance Committee is, among other things, responsible for the following:
•	evaluating and making recommendations regarding the composition, organization and governance of our Board of Directors and its committees;
•	overseeing annual performance evaluations of the Board of Directors and its committees;
•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•	reviewing and making recommendations with regard to our corporate governance guidelines;
•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by our Audit Committee; and
•
reviewing and discussing with management the company’s environmental, social and governance activities, programs and public disclosure, including in light of any feedback received from stockholders, as well as the company’s priorities and risks relating to corporate social responsibility and environmental sustainability.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at https://www.boxinvestorrelations.com. During our fiscal year ended January 31, 2025, our Nominating and Corporate Governance Committee held two meetings.
Operating Committee
Our Operating Committee was formed in March 2020 and consisted of Mses. Barsamian and Mayer and Mr. Lazar, with Ms. Barsamian serving as the chair. Although the listing standards of the New York Stock Exchange and SEC rules and regulations do not specify independence requirements applicable to our Operating Committee, each member of the Operating Committee met the general requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our Operating Committee was responsible for working with our Chief Executive Officer, Chief Financial Officer, and management to identify and recommend opportunities for further improvement in growth and margin performance. During our fiscal year ended January 31, 2025, our Operating Committee held three meetings.

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In December 2024, our Board of Directors, after determining that the Operating Committee had fulfilled its original charter and upon the recommendation of the Nominating and Corporate Governance Committee, voted to disband the Operating Committee effective January 31, 2025. Information previously discussed by the Operating Committee is now discussed by the Audit Committee and the full Board of Directors.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, the Compensation Committee consisted of Mses. Barsamian, Evan and Mayer and Mr. Park (through May 2024), with Ms. Mayer serving as the chair. None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the factors that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, differences in background and experience, independence, area of expertise, business experience, length of service, diversity of viewpoints, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board of Directors and committee responsibilities, and our Nominating and Corporate Governance Committee will evaluate a director candidate’s service on outside boards and/or committees, including time commitments. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. In determining whether to recommend an existing director for re-election, our Nominating and Corporate Governance Committee also considers the director’s participation in and contributions to the activities of the Board of Directors, the results of the annual Board evaluations, and past meeting attendance. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Pursuant to our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve months prior to the date of the submission of the recommendation, so long as such recommendations comply with our Charter and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with different backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Chief Legal Officer or our Legal Department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our Class A common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

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Communications with the Board of Directors
The Board of Directors values the input of stockholders and seeks the suggestions of stockholders on a regular basis. There are a number of avenues stockholders can utilize to communicate to Box, including by writing to our Board of Directors or to the particular member or members of our Board of Directors and mailing the correspondence to our Chief Legal Officer at Box, Inc., 900 Jefferson Ave., Redwood City, California 94063. If an interested party wishes to contact the independent members of our Board of Directors, the interested party should address such communication to the attention of the Chair of our Board of Directors at the address above. Our Chief Legal Officer, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chair of our Board of Directors.
Stockholder Engagement
As owners of Box, we value our stockholders’ opinions and feedback. Maintaining an active dialogue with our stockholders is consistent with our corporate values of transparency and accountability, and we intend to continue these efforts in the future.
Our stockholder outreach program includes post-earnings communications, conferences, roadshows, bus tours, one-on-one and group meetings, webcasts, and general availability to respond to stockholder inquiries.
Since our IPO in 2015, we have held an annual “Investor Day” to provide stockholders with a detailed update on our strategy and financial outlook as well as access to the executive team.
The feedback we receive from stockholders from our outreach program helps our Board of Directors, leadership team, and employees develop a mutual understanding and trust with our stockholders. Members of our Board of Directors and senior executives directly engage from time to time with stockholders to hear unfiltered concerns and perspectives that shape our core strategy. Employees receive quarterly updates on investor sentiment following our earnings calls to empower them to drive alignment with corporate financial objectives.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines, which set forth the principles that guide our Board in overseeing corporate governance, maintaining its independence, and evaluating its own performance and the performance of our executive officers. Our Corporate Governance Guidelines also address the role and composition of, and policies applicable to, our Board of Directors. For example, our Corporate Governance Guidelines reflect (1) our Board’s commitment to actively seeking highly qualified individuals from different backgrounds and experiences to include in the initial pool from which director candidates are selected; (2) our position on average director tenure of ten years or less for independent directors to encourage director refreshment; and (3) our director resignation policy requiring any director who does not receive a majority of the votes cast in an uncontested director election to submit his or her resignation to the Board of Directors for the Board of Directors to accept or reject. Our Board of Directors reviews our governance practices, corporate governance developments and stockholder feedback on a regular basis to ensure continued effectiveness.
In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at https://www.boxinvestorrelations.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks

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the company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors regularly meets with our Chief Executive Officer and other members of our senior management team, including at quarterly meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing the company.
While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also oversees management’s implementation of our cybersecurity risk management program. The Audit Committee receives quarterly reports from management on our cybersecurity risks. In addition, management updates the Audit Committee, as necessary, regarding any material cybersecurity incidents, as well as any incidents with lesser impact potential. The Audit Committee reports to our full Board regarding its activities related to cybersecurity. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, corporate governance, corporate social responsibility and environmental sustainability. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Environmental, Social and Governance
At Box, we are committed to driving positive change by building a more secure, sustainable and connected future for our customers, stockholders, employees, and communities. Our mission — to power how the world works together — aligns with our broader responsibility to minimize our environmental footprint, foster a strong sense of belonging and uphold strong governance principles. By leveraging technology to enhance efficiency and security, we help businesses collaborate more effectively, governments better serve their citizens and nonprofits amplify their impact. As we continue to evolve, we remain focused on integrating environmental and social responsibility into our business practices to create long-term value.
Our Board of Directors provides oversight of our ESG program, with the Nominating and Corporate Governance Committee receiving annual updates on key priorities, initiative progress and public disclosures, including feedback received from stockholders. Box’s commitment to ESG initiatives focuses on the following key areas are outlined below. For more information, we encourage you to visit our website at https://www.box.com/about-us/esg and review our factsheets.
Environmental
Sustainability is essential to Box’s long-term success and the well-being of our stakeholders — including our employees, customers, stockholders and the planet. We are committed to operating in an environmentally responsible manner and leveraging our technology to enable more efficient, digital-first solutions. The Box Intelligent Content Management (ICM) platform helps organizations move away from legacy systems, digitize their businesses, and enable work from anywhere reducing reliance on inefficient technologies, paper-based processes and daily commuting. By enabling more flexible work models, our platform may not only help lower carbon footprints but also support business continuity.

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In fiscal year 2025, by analyzing emissions across our operations and value chain from fiscal year 2024, we gained critical insights that inform our strategy to improve environmental impact. This work builds on our efforts to support a more sustainable future and provides a strong foundation for engaging stakeholders, optimizing our practices and driving accountability.
We are driven by a commitment to understand our environmental footprint and enhance our positive impact. Some of our highlights include:
Understanding our footprint. In fiscal year 2025, we completed our first comprehensive GHG assessment in partnership with Optera. This assessment covered Scope 1, Scope 2 and Scope 3 emissions from fiscal year 2024, and provided valuable insights into our emissions profile that inform our strategy to address opportunities for improvement.
Environmental Value Proposition. We published a Sustainability Data Sheet highlighting the environmental value proposition of Box.
Rating Partners. Our continued dedication to sustainability is evident in our participation in ESG questionnaires for organizations such as Carbon Disclosure Project (CDP), EcoVadis and Institutional Shareholder Services (ISS).
Internal Policies & External Regulation. Internally, we reviewed and updated our waste management policy, which will serve as a cornerstone of our future broader environmental strategy. Externally, we are monitoring and complying with existing regulations where applicable.
Sustainable Offices. Our office buildings worldwide have received a number of certifications, including:
•	BREEAM Certification in London and Warsaw
•	Energy Star Certified in Austin
•	Fitwel Certification in Redwood City and San Francisco
•	LEED Gold Certification in Redwood City, San Francisco and Austin
•	LEED Silver Certification in New York
•	WELL Building Institute Gold Standard in Warsaw
•	WELL Health Safety Rated in Chicago and Warsaw
•	100% Renewable Electricity in Tokyo
Employee Engagement and Support. We continue to support our employees with internal events focused on sustainability, engaging both remote and office-based employees throughout the year. Our commitment to sustainability extends beyond operations and permeates our corporate culture, involving every member of the Box community in our collective efforts toward a greener future.
Social
We are proud of the culture we have created at Box. We are values driven. We care not only about what gets done, but how it gets done. We care about each other and our communities. We invest in our employees and we invest in our communities within Box and beyond Box, both locally and globally.
Employee Growth and Experience
We want all of our employees to have thriving careers where they grow and develop in meaningful ways. There is no one-size-fits-all career path at Box, so we seek to ensure that every employee has the tools and support they need to drive their career. We do this by giving all employees access to learning and development opportunities based around individual needs in order to build up skill sets and experience. These initiatives include:
Internal mobility. We acknowledge that career progression looks less like a ladder and more like a climbing wall. We stand behind the idea that enabling our employees to work cross-functionally and within different teams provides a broader perspective of Box that will allow them to succeed in the future.
LearnFest. We offer semi-annual LearnFest events, our three-week learning lineups where employees develop skills while growing professionally and personally. During LearnFest, the entire company is encouraged to set aside focused time for training, workshops and other learning experiences.

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Professional coaching and external leadership development programs. We offer targeted professional coaching for all levels of our executive leadership team (i.e., director-level and above) as well as access to business education and networking programs such as The Leadership Consortium affiliated with Harvard Business School, Women’s Executive Leadership program through Stanford Business School and Advancing Women Executives.
On-Demand learning. We offer all employees access to an on-demand learning platform so they can develop a wide variety of skills at a time and place of their choosing. We offer thousands of learning resources from top content providers aimed at personal development, management, leadership and tech-based functional skill development to employees eager to learn.
Mentoring. We also continued to expand our Box-wide Mentorship Program, which matches employees with a 1:1 mentor to focus on skills and career development over a five-month period.
Belonging at Box
At Box, our goal is to fully leverage and engage the individual talents and capabilities of our diverse teams, ultimately creating an inclusive environment where employees feel they belong and “Bring their (  ) Self to Work”. We approach fostering a sense of belonging in a variety of ways:
Culture. At Box, we prioritize creating an inclusive environment where everyone can thrive, regardless of their background or identity. We focus on fostering a sense of belonging through our Boxer Mindsets, which promote behaviors that support inclusion for all employees. We also provide educational opportunities for people leaders on topics such as fostering psychologically safe environments and allyship courses to equip employees with the tools they need to create healthy and supportive environments for all individuals.
Careers. We focus on ensuring that we are recruiting, developing and progressing a high-performing workforce. We take great pride in celebrating our differences and we hire the best talent from all backgrounds. Our recruiting team also focuses on a variety of initiatives to attract a wide array of high-performing talent through pipeline partnerships such as Hiring Our Heroes and myGwork. We also offer a global 1:1 mentoring program, which enhances talent across the company, providing our employees with the skills and tools needed to thrive.
Community. At Box, we have a dynamic array of employee resources communities (ERCs) and interest communities, which foster a supportive environment for employees to connect and belong. These communities are open to all employees and include Box Women’s Network, Black Excellence Network, Box Asian Pacific Islander, BoxVets, Families at Box, Pride and BoxAbilities. These global communities engage in community gatherings, professional development opportunities and volunteering initiatives to support external communities.
Employee Health and Safety
The health and safety of our employees is one of our top priorities. We strive to create an environment where employees are physically and mentally safe and healthy. We offer a comprehensive health and wellness benefits package to all full-time employees. For those hybrid and remote employees looking to improve their home office setups, we also support ergonomic consultations with an in-house, certified specialist. Additionally, in an effort to combat burnout and stress, Box offers company-wide mental health holidays and other mental health benefits, including coaching and therapy sessions through Modern Health.
In 2022, we launched Box Stands Together. This program aims to aid employees in times of crisis and personal disaster. Through the financial support of Box and employee donations, Box Stands Together provides short-term financial assistance of up to $2,500 annually to employees directly affected by events like fires, floods, earthquakes and hurricanes.
Our Commitment to Our Communities through Box.org
Every day we focus on leveraging the strengths of Box for greater good in our world. This means engaging our product, people and philanthropy strategically for greater positive impact. Our mission at Box is to power how the world works together. Our Box.org spin on that mission is to power how the world does more good together. From organizations serving and protecting foster children, to those working on the front lines of disaster response, to others advocating for and protecting our planet, Box is powering productivity and efficiency gains that lead to compelling outcomes and real impact in child welfare, crisis response and environmental protection – our three Box.org themes.

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We have supported and empowered our communities through Box.org, serving over 11,000 nonprofits globally with donated or discounted Box product and in-kind donations. Additionally, a majority of our employees engaged in social impact by volunteering with a cause they care about, donating to organizations and/or providing pro-bono consulting to nonprofits.
In fiscal year 2025, we announced six outstanding organizations that we’ve selected as our Box Impact Fund grantees. In its fourth year, the Box Impact Fund supports organizations pursuing digital transformation projects. In fiscal year 2025 we gave special consideration to projects making use of generative AI. Each grantee receives a $25,000 grant for a total of $150,000 from Box to help fuel critical missions and digitally transform the nonprofit workplace.
Governance
In addition to the corporate governance policies, procedures and best practices we have implemented, as described in the above sections titled “Corporate Governance Highlights” and “Board of Directors and Corporate Governance”, our approach to strong governance is demonstrated in the following areas:
Corporate Governance: Compliance and Ethics
Among our core values, our goal to “Make Mom Proud” means we act with integrity, make ethical decisions, and use good judgment. Our culture of integrity starts with our Code of Business Conduct and Ethics and our compliance program, which includes risk assessment, development of policies and procedures, training, auditing and monitoring, and investigations and remediation of potential compliance matters. A copy of the Code of Business Conduct and Ethics is available on our website at https://www.boxinvestorrelations.com.
The Code of Business Conduct and Ethics applies to all Box directors and employees, including our executive officers. The Code of Business Conduct and Ethics is reviewed on an annual basis for any changes to law or policy and updated as appropriate. All new employees are required to complete training on the Code of Business Conduct and Ethics, and our employees must complete additional training on the Code of Business Conduct and Ethics and a compliance certification each year. Throughout the year, our employees are required to complete supplemental trainings to address compliance risks associated with particular roles and functions at Box.
Our Supplier Code of Conduct is a statement of Box’s principles for engaging with our suppliers and service providers and sets forth Box’s expectations of our suppliers and service providers, including requiring them to do business ethically, comply with applicable legal requirements, and act in a socially responsible manner.
In addition, we are subject to the UK Modern Slavery Act of 2015 (the “Modern Slavery Act”) and voluntarily report on our compliance for Australia’s Modern Slavery Act of 2018. As part of our adherence to these acts, we publish an annual statement detailing our efforts to combat modern slavery and human trafficking, which is available on our website at https://www.boxinvestorrelations.com.
We strive to create a culture where open, honest communications are the expectation, not the exception. We want all employees to feel comfortable approaching their manager or any member of the Box leadership team in instances where our value “Make Mom Proud” has not been upheld. We partner with AllVoices to provide our employees with a platform where employees can safely and anonymously share feedback with company leadership, including complaints and concerns regarding possible violations of, or non-compliance with, the Code of Business Conduct and Ethics, a written statement of company policy or a law or regulation, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of a complaint. Reports may be made by phone or web reporting using our hotline at box.allvoices.co. Reports may be made anonymously and confidentially.
Political Contributions
Our employees must comply with all local, state, federal, foreign, and any other applicable laws and regulations regarding political contributions. Company funds or assets cannot be used for, or contributed to, political campaigns or practices under any circumstances unless pre-approved by Box’s Chief Legal Officer and, if appropriate, the Nominating and Corporate Governance Committee. However, it is acceptable for Box employees to make lawful personal political contributions.

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Data Governance, Privacy, Security, and Compliance
Data security and privacy have never been more important. At their heart, digital security and privacy are about trust and transparency. We have established a multi-pronged approach to building and maintaining cloud-based security and privacy solutions for our customers. For more information about our commitment to security and compliance, we encourage you to visit our Box Trust Center at https://www.box.com/trust.
Our data privacy and security practices include:
•
Maintaining a transparent website and platform, including privacy and cookie notices, to inform our customers about how we collect, use, share, disclose, retain, and protect personal information in compliance with data protection laws, principles and certifications;

•	Enabling our customers to make data subject requests globally regardless of their location, thereby ensuring user data control and transparency around how we use, collect, and share user data;
•	Providing annual data protection and security training to all employees, supplemented with targeted/role specific data protection, privacy, and/or security training, as needed; and
•
Maintaining many of the most comprehensive security and privacy certifications available globally, that are assessed annually by third-party auditors, independent third-party assessors and/or internally to verify our compliance.

In addition, Box enables customers to secure their data in a number of ways, including:
•	Frictionless security enabled by built-in controls such as granular permissions, strong user authentication, and AES 256-bit encryption;
•	The ability of customers to manage their own encryption keys using Box KeySafe;
•	Simplified information governance that allows customers to easily set policies that retain, dispose of, and preserve content;
•	Box Zones, which enables organizations to address data residency obligations across multiple geographies; and
•	Box Shield, which automatically scans files and classifies them based on admin-defined policies, enabling organizations to better manage highly sensitive data at scale.
Our commitment to protecting the privacy and security of our corporate and customer data has resulted in Box achieving the following security and privacy compliance certifications, including but not limited to: APEC Cross Border Privacy Rules (CBPR); APEC Privacy Recognition for Processors (PRP); Cloud Computing Compliance Control Catalog (C5); DoD Impact Level 4 Authorization; FedRAMP High; Information System Security Management and Assessment Program (ISMAP); PCI-DSS; ISO 27001, 27017, 27018 and 27701; SOC 1,2,3; as well as the EU-US Data Privacy Framework and UK Extension and the Swiss-US Data Privacy Framework. We also maintain EU and UK Binding Corporate Rules (BCRs) for data processors and controllers.
Box AI Governance Program
At Box, we believe that Box AI will bring incredible value to what our customers can do with their content in Box. We also understand that the adoption of generative AI technology brings unique challenges and risks that must be addressed responsibly. That’s why we've established a cross-functional AI governance team to supervise the integration of AI technology provided by our AI service partners into Box's systems and products. The AI governance team includes Box’s most senior leaders from Box’s legal, security, compliance, product, engineering, IT, supplier management and people teams to ensure that we only integrate with AI service partners that align with Box’s policies and industry best practices. Our commitment to responsible AI governance is further codified in the Box AI Acceptable Use Policy & Guiding Principles. These principles create a framework for the responsible use of AI within Box, providing transparency around how Box will use AI, but also highlighting intended and prohibited usage for our customers and their end users. By adhering to these principles, we can all capitalize on the benefits of AI without compromising the integrity of proprietary data or operations.

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Director Compensation
Outside Director Compensation Policy
Under our Outside Director Compensation Policy, members of our Board of Directors who are not employees of Box (“outside directors”) receive compensation in the form of equity and cash, as described below. However, pursuant to the Investment Agreement described below in “Related Person Transactions”, Mr. Park, a former director designated by KKR, was not entitled to receive any compensation from Box during his service on our Board of Directors.
On a periodic basis, our Compensation Committee consults with Compensia, a nationally recognized independent compensation consulting firm, regarding the compensation paid to our outside directors. Following the end of fiscal years 2024 and 2025, as part of the reviews, our Compensation Committee reviewed data provided by Compensia regarding the compensation provided to outside directors of our peer companies.
Cash Compensation
Under our Outside Director Compensation Policy, each outside director was eligible to receive a cash retainer of $40,000 for serving on our Board of Directors and our Board Chair was eligible to receive an additional annual cash retainer of $50,000 entering fiscal year 2025.
In March 2024, the Compensation Committee, in consultation with Compensia, recommended and the Board of Directors approved an amendment to our Outside Director Compensation Policy, increasing (i) the annual cash retainer for serving on our Board of Directors from $40,000 to $45,000, (ii) the annual cash retainer for our Audit Committee members from $10,000 to $12,500, (iii) the annual cash retainer for our Compensation Committee members from $8,000 to $10,000, and (iv) the annual cash retainer for our Operating Committee members from $8,000 to $10,000.
Our outside directors were eligible to receive annual cash retainers for service on the committees of our Board of Directors, as outlined in the table below. Cash retainers and fees are pro-rated for partial years of service.

Committee	Committee Member Annual Retainer Entering Fiscal Year 2025	Committee Member Annual Retainer Revised for Fiscal Year 2025 Effective April 2024	Committee Chair Annual Retainer During Fiscal Year 2025
Audit Committee	$10,000	$12,500	$25,000
Compensation Committee	$8,000	$10,000	$20,000
Nominating and Corporate Governance Committee	$5,000	$5,000	$10,000
Operating Committee(1)	$8,000	$10,000	$20,000

(1)	Our Operating Committee was disbanded effective January 31, 2025.
Following fiscal year 2025, the Compensation Committee, in consultation with Compensia, recommended and the Board of Directors approved in April 2025 an amendment to our Outside Director Compensation Policy, updating the value of the equity awards for outside directors discussed below in the ‘Equity Compensation’ section. As part of the amendment, the Board of Directors removed the additional annual cash retainer of $50,000 to our Board Chair, effective April 15, 2025.
Equity Compensation
Under our Outside Director Compensation Policy in effect for fiscal year 2025, a newly-elected outside director was eligible to receive an initial equity award with a value of $200,000 (“Initial Equity Award”), comprised entirely of RSUs. The Amended Initial Equity Award vests over a three-year period, subject to continued service through each vesting date.
A newly-elected outside director was also eligible to receive an additional award of RSUs with a value equal to the product of (i) $200,000 multiplied by (ii) a fraction, with (x) the numerator equal to 365 minus the number of days completed since the prior annual meeting of the company's stockholders and (y) the denominator equal to 365 (collectively, the “Additional Initial Equity Award”). The Additional Initial Equity Award will fully vest upon the earlier

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of: (i) the 12-month anniversary of the prior year’s annual stockholder meeting; or (ii) the date of the subsequent year’s annual stockholder meeting, in each case, subject to continued service through the vesting date.an initial equity award with a value of $400,000 upon joining our Board of Directors (“Initial Equity Award”), comprised entirely of restricted stock units (“RSUs”). The Initial Equity Award would vest over a three-year period, subject to continued service through each vesting date.
In addition, on the date of each annual meeting of our stockholders, each outside director was eligible to receive an annual equity award with a value of $200,000 (“Annual Equity Award”), comprised entirely of RSUs. The Annual Equity Award would fully vest upon the earlier of (i) the 12-month anniversary of the grant date or (ii) the date of the subsequent year’s annual stockholder meeting, in each case, subject to continued service through the vesting date. In addition, at each annual stockholder meeting, the non-executive Chair of the Board would receive an additional award of RSUs with a value of $100,000. The award would fully vest at the earlier of (a) twelve months from the date of grant or (b) the date of the subsequent year’s annual stockholder meeting, in each case, subject to continued service through the vesting date.
Following fiscal year 2025, in March 2025, the Compensation Committee, in consultation with Compensia, recommended and the Board of Directors approved an amendment to our Outside Director Compensation Policy, to increase both the Initial Equity Award, the Additional Initial Equity Award and the Annual Equity Award values from $200,000 to $215,000 effective April 15, 2025.
Notwithstanding the vesting schedules described above, the vesting of each equity award granted to our outside directors will accelerate in full upon a change in control of the company.
The number of RSUs subject to an equity award described above is determined by dividing the specified value of the award by the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading day before the grant date, with the number of shares determined rounded down to the next whole share.
Stock Ownership Guidelines
Our Board of Directors believes that our directors should hold a meaningful financial stake in the company in order to further align their interests with those of our stockholders. As such, our Board of Directors adopted stock ownership guidelines. Under these guidelines, our non-employee directors are required to achieve specified ownership levels by the later of (i) five years of such individual’s appointment, election or promotion date, as applicable, and (ii) July 2, 2024. Under these guidelines, each non-employee director must own company stock with a value of five times the annual cash retainer for Board service. Vested and unvested stock options and unearned performance-based stock units (“PSUs”) are not considered qualifying stock ownership holdings counted towards compliance with the guidelines. As of April 16, 2025, all of our non-employee directors met, exceeded, or were on track to meet these ownership guidelines, as amended, within the time frames set out above based on their respective rates of stock accumulation.

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Director Compensation for Fiscal Year 2025
The following table provides information regarding the total compensation that was earned by each of our non-employee directors with respect to our fiscal year ended January 31, 2025.

Director	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)	Total ($)
Sue Barsamian(2)	73,627	200,452	274,079
Dana Evan(3)	73,166	200,452	273,618
Jack Lazar(4)	78,627	200,452	279,079
Dan Levin(5)	48,996	200,452	249,448
Bethany Mayer(6)	123,627	300,678	424,305
Steve Murphy(7)	41,004	425,425	466,429
John Park(8)	—	—	—
Amit Walia(9)	48,996	200,452	249,448

(1)
The amounts reported represent the aggregate grant-date fair value of the RSUs awarded to the director, calculated in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs is determined by multiplying the closing stock price on the date of grant by the number of shares of Class A common stock subject to the RSU award.

(2)	As of January 31, 2025, Ms. Barsamian held 7,590 RSUs and options to purchase 28,726 shares of our Class A common stock.
(3)	As of January 31, 2025, Ms. Evan held 7,590 RSUs and options to purchase 57,362 shares of our Class A common stock.
(4)	As of January 31, 2025, Mr. Lazar held 7,590 RSUs and options to purchase 31,666 shares of our Class A common stock.
(5)
As of January 31, 2025, Mr. Levin held 7,590 RSUs and options to purchase 110,631 shares of our Class A common stock, of which options to purchase 99,999 shares were granted to him during his service as an officer of the Company.

(6)	As of January 31, 2025, Ms. Mayer held 11,385 RSUs.
(7)	As of January 31, 2025, Mr. Murphy held 15,052 RSUs.
(8)
Mr. Park ceased serving on our Board of Directors on May 15, 2024. Pursuant to the Investment Agreement described below in “Related Person Transactions,” Mr. Park was not entitled to receive any compensation from Box for his service on our Board of Directors.

(9)	As of January 31, 2025, Mr. Walia held 12,307 RSUs.
Our directors who are also our employees receive no additional compensation for their service as directors. During our fiscal year ended January 31, 2025, Mr. Levie was employed as our Chief Executive Officer. See the section titled “Executive Compensation” for additional information about the compensation paid to Mr. Levie.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board of Directors is composed of eight members. In accordance with our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), our Board of Directors is divided into three staggered classes of directors. At the Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING DIRECTORS TO THE BOARD:

✔ Bethany Mayer	✔ Dan Levin

Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Dan Levin and Bethany Mayer as nominees for election as Class II directors at the Annual Meeting. If elected, each of Ms. Mayer and Mr. Levin will serve as Class II directors until our 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “For” the election of Ms. Mayer and Mr. Levin. We expect that each of Ms. Mayer and Mr. Levin will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
Each director nominee will be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “For” such nominee’s election exceeds the number of votes cast “Against” that nominee. You may vote “For,” “Against,” or “Abstain” with respect to each director nominee. Broker non-votes and abstentions, if any, will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.	✔

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PROPOSAL NO. 2 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole and our executive compensation philosophy, policies, and practices described in this proxy statement.
With this Say-on-Pay proposal, we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2024 annual meeting of stockholders, approximately 98% of votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2024 proxy statement.
At our 2022 annual meeting of stockholders, our stockholders recommended that we hold a Say-on-Pay vote each year. Accordingly, we expect that the next Say-on-Pay vote after this year’s vote will take place at our 2026 annual meeting of stockholders and that we will hold a Say-on-Pay vote on an annual basis for the foreseeable future.
We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to align management’s interests with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “For” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”
Vote Required
Approval of the advisory vote on the compensation of our named executive officers requires the approval of a majority of the voting power of the shares of our Voting Stock present virtually or by proxy and entitled to vote thereon. Abstentions are treated as shares present virtually or by proxy and entitled to vote thereon and, therefore, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of the vote.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	✔

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PROPOSAL NO. 3 — APPROVAL OF THE BOX, INC. AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN
We are seeking stockholder approval to amend and restate our 2015 Equity Incentive Plan, as amended (the “2015 Plan”) to increase the number of shares of our Class A common stock of the Company reserved for issuance under the 2015 Plan by 5,000,000 shares. Our continuing ability to offer equity incentive awards under the 2015 Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly in light of the highly competitive market for employee talent in which we operate. Other than this increase, no other material changes have been made or are proposed for approval by stockholders.
Based on our Compensation Committee’s recommendation, our Board of Directors adopted the Amended and Restated 2015 Equity Incentive Plan on April 29, 2025, subject to approval from our stockholders at our Annual Meeting. We refer to the 2015 Plan, as amended and restated by our Board of Directors in the form appended to this Proxy Statement as Appendix A, as the “Restated Plan” throughout this Proposal 3.
Our Board of Directors has determined that it is in the best interests of Box and our stockholders to approve this proposal. Our Restated Plan must receive the affirmative vote of at least a majority of the votes cast to be approved. Abstentions are not considered votes cast and thus will have no effect on the outcome of this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal. If stockholders approve this proposal, the Restated Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, such amendment and restatement will not take effect and our 2015 Plan will continue to be administered in its current form.
Background
The 2015 Plan was initially adopted by our stockholders in January 2015. At our 2024 Annual Meeting of Stockholders held on July 2, 2024 (the “2024 Restatement Date”), our stockholders approved an amendment and restatement to the 2015 Plan that, among other things, removed the annual “evergreen” provision, reduced the initial number of shares available for issuance to 9,000,000, and extended the term of the 2015 Plan to July 2, 2034.
As discussed in our 2024 proxy statement, when we sought stockholder approval of the amendment and restatement of the 2015 Plan at the 2024 Annual Meeting, we believed that the shares reserved for issuance under it following stockholder approval (along with shares becoming available for future grant due to forfeitures or cancellations) would be sufficient to enable us to continue to grant equity awards under the 2015 Plan for approximately one year.
As of April 16, 2025, approximately 3,595,714 shares remained available for grant under the 2015 Plan. Our Board of Directors believes that an additional 5,000,000 shares are necessary to meet our anticipated equity compensation needs.
Why Should Stockholders Vote to Approve the Restated Plan?
The Restated Plan is Critical to Our Continued Growth and Will Allow Us to Continue to Recruit, Incentivize and Retain the Best Talent
We operate in a highly competitive industry and business environment in which we must rely on the skills, acumen and motivation of talented and seasoned technology and other employees to rapidly execute at the highest level. Our Board of Directors believes that our success depends on our ability to attract, incentivize and retain the best available personnel for positions of substantial responsibility and that the ability to grant equity awards is crucial to recruiting and retaining the services of these individuals to help us compete and grow our business.
If stockholders do not approve the Restated Plan at our Annual Meeting, our ability to grant equity awards to continuing employees and non-employee members of our Board of Directors will be severely constrained by the number of shares currently available, and our ability to recruit, retain and incentivize the highly skilled talent critical to successfully compete and grow our business would be seriously and negatively impacted.

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In addition, our Board of Directors believes that equity awards align the interests of our employees with those of our stockholders. Equity awards provide our employees with an ownership stake in the Company, motivating them to achieve outstanding business performance and, in return, effectively reward our employees for their contributions to our success.
If stockholders do not approve the Restated Plan at our Annual Meeting, we would have to consider other compensation alternatives, which may not as effectively align the interests of our employees with those of our stockholders, and would be a distraction from our management team’s focus on execution of our business strategy. For example, we would have to consider increasing cash compensation, which could adversely affect our business, results of operations, financial condition and cash flows.
We are Committed to Managing Dilution
Over the last ten years, we have used equity awards strategically and on a broad basis to successfully compete and to grow our business. Equity compensation has been a key compensation component for our existing employees. Our Compensation Committee and Board of Directors strive to thoughtfully manage long-term stockholder dilution, equity incentive plan burn rate, and stock-based compensation expense while maintaining our ability to attract, reward and retain key talent.
Beginning in 2021, in order to decrease dilution to our stockholders and to increase long-term stockholder value, our Board of Directors authorized and approved stock repurchase programs to opportunistically repurchase shares of our Class A common stock in open market transactions. During fiscal years 2025, 2024 and 2023, we repurchased 7.6 million, 6.6 million and 10.2 million shares, respectively. One impact of this repurchase program has been that it decreased the total number of shares of Class A common stock that would otherwise have been outstanding, making our burn rate higher than it otherwise would have been because burn rate is based on shares outstanding.
Where permitted under applicable law, we actively manage dilution by satisfying our tax withholding obligations related to equity awards by withholding shares from those shares otherwise issuable to the equity award recipients. We withheld approximately 2.7 million shares in fiscal year 2025, and 2.8 million shares in each of fiscal year 2024 and fiscal year 2023 to satisfy our tax withholding obligations related to equity awards, and our Board of Directors expects to continue this practice to minimize the dilutive impact of our equity compensation program to our stockholders.
We Have Used our 2015 Plan Responsibly
We recognize the dilutive impact of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the extremely competitive business environment and talent market in which we operate. As part of the process used to determine the number of shares of common stock subject to the Restated Plan, our Compensation Committee reviewed analyses prepared by Compensia, an independent compensation consultant, which included analysis of overhang and burn rate metrics discussed below. If approved, the shares added to the 2015 Plan would represent approximately 3.0% of our 163,972,111 outstanding shares of Class A common stock, on an as converted basis, as of April 16, 2025. Our Board of Directors believes the potential dilution to stockholders is reasonable and sustainable to meet our business goals.
We Have Taken Measures Towards a More Sustainable Equity Compensation Program
The focus of our management team on balancing long-term durable growth with profitability resulted in a reduction in equity usage during the last few years. In the past two years, we further prioritized our hiring needs, reduced RSU award ranges for certain roles, and shifted headcount to lower-cost geographies. These actions contributed to a reduction in the use of equity.
We continue to monitor and make adjustments to our equity program and believe that our request for shares is in line with our peers. We anticipate that fewer than 5% of the shares reserved under the Restated Plan would be used for equity award grants to our Named Executive Officers.

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Our Compensation Program is Performance-Based and We Have Received Favorable Votes on our Say-On-Pay Proposals
The aim of our executive compensation program is to tie the pay of our Named Executive Officers to both their own and the Company’s performance. We generally pay our Named Executive Officers below-market cash compensation. Our Chief Executive Officer’s total target cash compensation is below the 10th percentile of our peer group, and our other Named Executive Officers’ total target cash compensation is below the 25th percentile of our peer group. Our CEO’s most recent equity grant (his first in many years) was 100% performance-based. In addition, since fiscal year 2023, we have granted at least 50% of the annual merit equity to our Named Executive Officers in the form of performance-based awards. We have also adopted a clawback policy that allows us to recover excess incentive-based compensation from our executive officers in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws.
Our record of stockholder approval of our say-on-pay proposals is indicative of the success of our equity compensation practices. In each of 2023 and 2024, 98% of our stockholders voted in favor of our say-on-pay proposal.
To Keep Us Accountable to Our Stockholders, We are Asking for Approximately One Year’s Worth of Shares Under the Restated Plan
As noted above, we anticipate that the size of the share request described above will be sufficient to meet our expected employee equity needs for approximately one year. We expect to ask our stockholders for a subsequent increase in the Amended 2015 Plan in our 2026 Annual Meeting to allow us to continue to recruit and retain top talent and to sustain profitable growth.
In addition to the dynamics described above, the Compensation Committee and our Board of Directors considered the following factors when determining the number of shares to ask our stockholders to approve for issuance under the Restated 2015 Plan:
•
Number of Shares Remaining under the 2015 Plan. As of April 16, 2025, 3,595,714 shares remained available for issuance under the 2015 Plan, representing approximately 2.2% of our outstanding Class A common stock, on an as-converted basis, as of such date. If our stockholders approve the Restated Plan, the number of shares that remains available for issuance under the Restated Plan is estimated to be approximately 8,595,714 shares (subject to adjustments for grants, forfeitures, cancellations and shares withheld for taxes), representing approximately 5.2% of our outstanding Class A common stock, on an as-converted basis, as of April 16, 2025.

•
Overhang. As of April 16, 2025, 19,499,006 shares remained subject to outstanding equity awards, representing approximately 11.9% of our outstanding Class A common stock, on an as-converted basis, as of April 16, 2025. The following table includes information regarding outstanding equity awards under the Current 2015 Plan as of April 16, 2025. For this purpose, unearned PSUs were counted assuming target level performance, and earned PSUs for which the performance criteria has been achieved but remain subject to time-based vesting were counted using actual performance achieved.

2015 Plan
Total shares underlying outstanding stock options	1,000,851
Weighted average exercise price of outstanding stock options	$17.91
Weighted average remaining contractual life of outstanding stock options, in years	2.63
Total shares underlying outstanding unvested RSUs and PSUs(1)	18,498,155
Total outstanding equity awards	19,499,006

(1)
Unearned PSUs were counted assuming target level performance, and earned PSUs for which the performance criteria has been achieved but remain subject to time-based vesting were counted using actual performance achieved.

•
Historical Grant Practices. The Compensation Committee and our Board of Directors considered the number of shares covered by equity awards we granted in our last three fiscal years. In fiscal 2023, fiscal 2024, and fiscal 2025, we granted RSUs or PSUs covering approximately 9.8 million, 9.0 million and 10.1 million shares, respectively (assuming, in each case, “target” level performance for performance-based equity awards). We did not grant stock options during each of the last three fiscal years.

•
Burn Rate. We believe that our burn rate is most accurately reflected by counting our time-based vesting awards in the year of grant, and our performance-based equity awards in the year that they are vested, net of any cancelled or forfeited shares and shares withheld for taxes that returned to the available pool. For our time-based vesting awards, cancellation or forfeiture rates are a consideration in our planning

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and granting practices, and an important element in our assessment of dilution. In addition, we believe that performance awards are best considered in the year that they are vested, rather than the year that they are granted. As discussed below in the Compensation Discussion and Analysis section of this proxy statement and in line with our performance and pay-for-performance philosophy, our performance-based equity awards have a strong history of payout that is aligned to performance. We believe that counting performance-based awards in the year of grant, when they may never actually be earned or vested, does not provide a true representation of our share usage and stockholder impact.
As a result, we measure our net burn rate as the number of shares subject to RSUs that we granted during the applicable fiscal year, plus the numbers of PSUs vested in the applicable fiscal year, minus the number of forfeited awards and shares withheld for taxes that returned to the available share pool during the applicable fiscal year, divided by the weighted-average common stock outstanding as defined below. Our average net burn rate over the past three fiscal years was 2.79%.

	FY2023	FY2024	FY2025	Average
RSUs granted	9,609,406	8,799,985	9,303,585	9,237,659
PSUs granted(1)	157,500	157,500	755,000	356,667
PSUs vested(2)	—	55,534	104,146	53,227
Weighted average common stock outstanding, basic(3)	143,591,804	144,202,672	144,228,016	144,007,497
Weighted average common stock outstanding(4)	162,131,210	162,789,122	162,767,972	162,562,768
Forfeitures and shares withheld for taxes	5,484,217	4,291,612	4,494,510	4,756,780
Net Burn Rate	2.54%	2.80%	3.02%	2.79%

(1)	PSUs granted were counted assuming target level performance.
(2)	Represents the total number of PSUs vested during the applicable period.
(3)	Represents the weighted-average number of shares of common stock outstanding, basic, as reported on page 99 of our Annual Report on Form 10-K for the fiscal year ended January 31, 2025.
(4)	Represents the sum of (i) the weighted-average common stock outstanding, basic, and (ii) the weighted-average Series A Preferred Stock outstanding, on an as converted to common stock basis.
•
Forecasted Grants. To determine how long the share request under the Restated Plan described above will enable us to make grants of equity awards, our Board of Directors reviewed a forecast that considered the dynamics and factors described above. In addition, the forecast reviewed by our Board of Directors considered forecasted future equity awards, with the future equity awards determined based on assumptions about our stock price and the competitive dollar value to be delivered to the equity award recipient. Because we generally determine the size of equity awards to be granted based on the dollar value of the relevant award, if the stock price used to determine the number of shares subject to an equity award differs significantly from the stock price assumed in the forecast (which was approximately $31), our actual share usage may deviate significantly from our forecasted share usage. For example, if our stock price used to determine the number of shares subject to future equity awards is lower than the stock price assumed in the forecast, we would need a larger number of shares than anticipated to deliver the same intended dollar value to the recipients of those equity awards. Conversely, if our stock price used to determine the number of shares subject to future equity awards is higher than the stock price assumed in the forecast, we would need a smaller number of shares than anticipated to deliver the same intended dollar value to the recipients of those equity awards.

The Restated Plan Includes Compensation and Governance Best Practices
The Restated Plan includes provisions considered best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests:
•	Administration. The Restated Plan will be administered by the Compensation Committee, which consists entirely of independent non-employee directors.
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No Annual “Evergreen” Provision. The Restated Plan requires stockholder approval to increase the maximum number of shares that can be granted. The Restated Plan does not contain an annual “evergreen” to automatically increase the number of shares available for issuance each year.

•	Repricing is Not Allowed without Stockholder Approval. The Restated Plan does not permit awards to be repriced or exchanged for other awards unless our stockholders approve the repricing or exchange.
•
No Single-Trigger Vesting Acceleration upon a Change in Control. In a change in control (as defined in the Restated Plan), awards will be treated in the manner determined by the administrator. The Restated

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Plan does not provide for automatic vesting of awards upon a change in control for such executives, employees, and consultants unless the award is not assumed or substituted. As is typical for non-employee director equity awards, awards granted under our Outside Director Compensation Policy accelerate upon the occurrence of a change in control.
•
Reasonable Annual Limits on Non-Employee Director Compensation. The Restated Plan sets limits as to the total compensation that non-employee directors may receive during each fiscal year (for service as a non-employee director).

•
Limited Transferability. Awards under the Restated Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent and distribution, unless otherwise approved by the administrator (on such terms as the administrator deems appropriate).

•	No Tax Gross-ups. The Restated Plan does not provide for any tax gross-ups.
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Forfeiture Events. Each award under the Restated Plan will be subject to any clawback policy of the Company, and the administrator may require a participant to forfeit, return, or reimburse the Company all or a portion of the award and any amounts paid under the award to comply with such clawback policy or applicable laws.

•
No Dividends on Unvested Awards. Under the Restated Plan, no dividends or other distributions may be paid with respect to any shares underlying the unvested portion of an award, and no dividends or other distributions may be paid with respect to stock options or stock appreciation rights.

•
Minimum Exercise Price. Other than stock options and stock appreciation rights assumed in connection with acquisitions, stock options and stock appreciation rights granted under the Restated Plan must have a per share exercise price no less than 100% of the fair market value per share on the date of grant of the relevant award.

Our executive officers and directors have an interest in the approval of the Restated Plan because they are eligible to receive equity awards under the Restated Plan.
Summary of the Restated Plan
The following paragraphs summarize the principal features of the Restated Plan and its operation. However, this summary is not a complete description of the provisions of the Restated Plan and is qualified in its entirety by the specific language of the Restated Plan. A copy of the Restated Plan is provided as Appendix A to this proxy statement.
Purposes of the Restated Plan. The purposes of the Restated Plan are to promote the success of the Company’s business by providing equity-based incentives to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentives to employees, directors and consultants, and encourage stock ownership by eligible service providers, thereby aligning their interests with those of the Company’s stockholders. Service providers eligible to participate in the Restated Plan are discussed below.
Award Types. The Restated Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares. An “incentive stock option” is an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (the “Code”). A “nonstatutory stock option” is a stock option that is not an incentive stock option. “Restricted stock” is stock that is subject to forfeiture to the Company during a “period of restriction” until applicable vesting conditions are met. A “restricted stock unit” is a bookkeeping entry representing an amount equal to the fair market value of one share. A “stock appreciation right” is an award that provides for a payment based upon the difference between the fair market value of a share on the date of exercise and the stated exercise price of the stock appreciation right. A “performance unit” is an award denominated in shares or cash, which may be earned based on applicable vesting conditions. A “performance share” means an award denominated in shares, which may be earned based on applicable vesting conditions. All such awards are described in further detail below.
Stock Subject to the Restated Plan. Subject to certain adjustments described below, the maximum aggregate number of shares that may be issued under the Restated Plan pursuant to awards granted after the 2024 Restatement Date is (a) 14,000,000 shares, plus (b) a number of shares equal to the number of shares subject to stock options or similar awards granted under each of the 2011 Plan and the 2015 Plan on or prior to the 2024 Restatement Date that, after the 2024 Restatement Date, expire or otherwise terminate without having been exercised in full, and (c) a number of shares equal to the number of shares subject to awards granted under each of the 2011 Plan and the Current 2015 Plan on or prior to the 2024 Restatement Date that, after the 2024

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Restatement Date, are forfeited to or repurchased by us, with the maximum number of shares to be added to the Restated Plan pursuant to clauses (b) and (c) equal to 20,228,040. The shares issued under the Restated Plan may be authorized, but unissued, or reacquired Company common stock. For the avoidance of doubt, we are permitted to issue shares subject to the exercise or settlement of awards outstanding on or prior to the Restatement Date. As of April 16, 2025, the closing sale price of a share of our common stock reported on The New York Stock Exchange was $29.78.
If an award granted under the Restated Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares), which were subject thereto will become available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). With respect to stock appreciation rights and options exercised through net settlement or a tender of shares, the gross shares subject to the portion of the award exercised will cease to be available for future grant or sale under the Restated Plan. Shares that actually have been issued under the Restated Plan under any award will not be returned to the Restated Plan and will not become available for future distribution under the Restated Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to failure to vest, such shares will become available for future grant under the Restated Plan. Shares used to satisfy the withholding obligations for taxes related to an award will become available for future grant or sale under the Restated Plan. To the extent an award under the Restated Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Restated Plan. Notwithstanding the foregoing and, subject to certain adjustments described below, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated in the paragraph above, plus, to the extent allowable under Section 422 of the Code, any shares that become available for issuance under the Restated Plan pursuant to this paragraph.
Administration of the Restated Plan. Different committees of one or more members of our Board of Directors, or of one or more other individuals satisfying applicable laws appointed by our Board of Directors (each a “committee”), may administer the Restated Plan, including with respect to different groups of eligible participants. If the Restated Plan is administered by a committee other than the Company’s independent Compensation Committee, the Company’s independent Compensation Committee will maintain oversight of, and set a limit on the number of shares covered by awards that may be granted by, such committee, such committee will not have authority to grant awards to members of such committee, and such committee will be constituted to satisfy applicable laws.
Powers of the Administrator. Subject to the provisions of the Restated Plan, and in the case of a committee, the specific duties delegated by our Board of Directors to such committee, the administrator will have the authority, in its discretion, to: determine the fair market value (as defined in the Restated Plan) for purposes of the Restated Plan; select the eligible service providers to whom awards may be granted under the Restated Plan; determine the number of shares to be covered by each award granted under the Restated Plan; approve forms of award agreements for use under the Restated Plan; determine the terms and conditions, not inconsistent with the terms of the Restated Plan, of any award granted under the Restated Plan (including, but not limited to, the exercise price, the time or times when awards may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto, based in each case on such factors as the administrator determines; prescribe, amend and rescind rules and regulations relating to the Restated Plan, including rules and regulations relating to sub-plans established for the purpose of accommodating requirements of local law and procedures outside the U.S., facilitating the administration of the Restated Plan in jurisdictions outside the U.S., or for qualifying for favorable tax treatment under applicable non-U.S. laws; construe and interpret the terms of the Restated Plan and awards granted under the Restated Plan; modify or amend each award (subject to limitations contained in the Restated Plan); allow participants to satisfy withholding obligations for taxes (subject to limitations contained in the Restated Plan); authorize any person to execute on behalf of the Company any instrument required to affect the grant of an award previously granted by the administrator; temporarily suspend the exercisability or vesting of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes; allow a participant to defer the receipt of the payment of cash or the delivery of shares that otherwise would be due to the participant under an award; and make all other determinations deemed necessary or advisable for administering the Restated Plan.

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No Repricing; Exchange Program. Without stockholder approval, the administrator may not institute a program under which: outstanding awards are surrendered or canceled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash; and/or the exercise price of an outstanding award is reduced.
Outside Director Award Limitations. No non-employee director may be paid, issued, or granted, in any fiscal year of the Company, (a) cash-settled equity awards, or (b) stock-settled equity awards (including any awards issued under the Restated Plan), in each case, with an aggregate value (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) that, in the aggregate, exceed $1,000,000, increased to $2,000,000 for such outside director for the fiscal year in which he or she joins our Board of Directors as an outside director.
Dividends and Other Distributions. Service providers holding an award granted under the Restated Plan will not be entitled to receive any dividends or other distributions paid with respect to a share underlying such award until the portion of such award covering such share has fully vested, and all periods of restriction with respect to such share has lapsed, and such share has been issued pursuant to such award.
Transferability of awards. Unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant, only by the participant. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Eligibility. Nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units may be granted to employees, members of our Board of Directors or consultants (each, as defined in the Restated Plan, a “service provider” and, collectively, “service providers”). Incentive stock options may be granted only to employees. As of April 16, 2025, we had approximately 2,843 employees (including one employee member of our Board of Directors), one consultant and seven non-employee members of our Board of Directors that would be eligible to participate in the Restated Plan. Historically, we have rarely granted equity awards to consultants.
Stock Options. Each option will be evidenced by an award agreement that will specify the exercise price, the number of shares subject to the option, the exercise restrictions, if any, applicable to the option, and such other terms and conditions as the administrator determines. Each option will be designated in the award agreement as either an incentive stock option or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year (under all plans of the Company and any parent or subsidiary) exceeds $100,000, such options will be treated as nonstatutory stock options. The fair market value of the shares will be determined as of the time the option with respect to such shares is granted. The term of each option will be 10 years from the date of grant or such shorter term as may be provided in the award agreement. Moreover, in the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the award agreement. The per share exercise price for the shares to be issued pursuant to exercise of an option will be determined by the administrator, subject to the following. In the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant. In the case of an incentive stock option granted to any employee other than an employee described in the preceding sentence, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant in the case of substitute awards granted in connection with transactions described in, and in a manner consistent with, Section 424(a) of the Code.
At the time an option is granted, the administrator will fix the period within which the option may be exercised and will determine any conditions that must be satisfied before the option may be exercised. The administrator will determine the acceptable form of consideration for exercising an option, including the method of payment.

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If a participant ceases to be a service provider, other than as the result of death or disability (as defined in the Restated Plan), the participant may exercise his or her option within such period of time as is specified in the award agreement to the extent that the option is vested on the date of the participant’s termination (but in no event later than the expiration of the term of such option as set forth in the award agreement). In the absence of a specified time in the award agreement, the option will remain exercisable for three months following the participant’s termination.
If a participant ceases to be a service provider as a result of death or disability, the participant may exercise his or her option within such period of time as is specified in the award agreement to the extent the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the award agreement). In the absence of a specified time in the award agreement, the option will remain exercisable for 12 months following such termination of participant’s service.
Restricted Stock. Each award of restricted stock will be evidenced by an award agreement that will specify any period of restriction, the number of shares granted, and such other terms and conditions as the administrator determines. The administrator may accelerate the time at which any restrictions will lapse or be removed. Except as described below or the award agreement, shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable period of restriction. During any applicable period of restriction, service providers holding shares of restricted stock granted under the Restated Plan may exercise full voting rights with respect to those shares, unless the administrator determines otherwise. On the date set forth in the award agreement, the restricted stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Restated Plan.
Restricted Stock Units. Each award of restricted stock units will be evidenced by an award agreement that will specify vesting criteria, the number of restricted stock units granted, and such other terms and conditions as the administrator determines. The administrator will set vesting criteria, which, depending on the extent to which the criteria are met, will determine the number of restricted stock units that will be paid out to the participant. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws or any other basis determined by the administrator. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout as determined by the administrator. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the administrator may reduce or waive any vesting criteria that must be met to receive a payout. The administrator may settle earned restricted stock units only in cash, shares, or a combination of both. On the date set forth in the award agreement, all unearned restricted stock units will be forfeited to the Company.
Stock Appreciation Rights. Each stock appreciation right grant will be evidenced by an award agreement that will specify the exercise price, the term of the stock appreciation right, the conditions of exercise, and such other terms and conditions as the administrator determines. The administrator will have complete discretion to determine the number of stock appreciation rights granted to any service provider.
The per share exercise price for the shares to be issued pursuant to exercise of a stock appreciation right will be determined by the administrator and will be no less than 100% of the fair market value per share on the date of grant. Otherwise, the administrator, subject to the provisions of the Restated Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Restated Plan. Notwithstanding the foregoing, a stock appreciation right may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant in the case of substitute awards granted in connection with transactions described in, and in a manner consistent with, Section 424(a) of the Code. A stock appreciation right granted under the Restated Plan will expire upon the date as determined by the administrator and set forth in the award agreement. Notwithstanding the foregoing, the provisions described above relating to the maximum term and exercise of options also will apply to stock appreciation rights. Upon exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount determined as the product of: the difference between the fair market value of a share on the date of exercise over the exercise price; and the number of shares with respect to which the stock appreciation right is exercised. At the discretion of the administrator, the payment upon exercise of a stock appreciation right may be in cash, in shares of equivalent value, or in some combination of both.
Performance Units and Performance Shares. Each performance unit will have an initial value that is established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant. The administrator will set performance objectives or

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other vesting provisions (including, without limitation, continued status as a service provider) which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the service providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “performance period.” Each award of performance units/shares will be evidenced by an award agreement that will specify the performance period, and such other terms and conditions as the administrator determines. The administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the administrator. After the applicable performance period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the administrator may reduce or waive any performance objectives or other vesting provisions for such performance unit/share. Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable performance period or as otherwise determined by the administrator and set forth in the award agreement. The administrator may pay earned performance units/shares in the form of cash, in shares or in a combination thereof. On the date set forth in the award agreement, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Restated Plan.
Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs (other than any ordinary dividends or other ordinary distributions), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan, will adjust the number and class of shares of stock that may be delivered under the Restated Plan and/or the number, class, and exercise price of shares of stock covered by each outstanding award, and the numerical share limits set forth in the Restated Plan.
Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or vested, an award will terminate immediately prior to the consummation of such proposed action.
Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a change in control (as defined in the Restated Plan), each outstanding award will be treated as the administrator determines subject to the restriction in the following paragraph, including, without limitation, that each award be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The administrator will not be required to treat all awards or participants similarly in the transaction.
To the extent that the successor corporation does not assume or substitute for the award, the participant will vest in and have the right to exercise the portion of the participant’s then-unvested and outstanding options and stock appreciation rights that is not assumed or substituted for, including shares as to which such award would not otherwise be vested or exercisable, all restrictions on restricted stock, restricted stock units, performance shares and performance units not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents, as applicable. In addition, to the extent an option or stock appreciation right is not assumed or substituted for in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.
With respect to awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than by a voluntary resignation by the participant (unless such resignation is at the request of the acquirer), then the participant will fully vest in and have the right to exercise

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options and/or stock appreciation rights as to all of the shares underlying such award, including those shares which would not be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
Death or Disability. If a participant’s status as a service provider ceases as a result of such participant’s death or disability, the participant’s outstanding and unvested awards will accelerate and vest in full. With respect to awards with performance-based vesting, unless specifically provided otherwise under the applicable award agreement, a company policy applicable to the participant, or other written agreement between the participant and us, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
Term of Restated Plan. The Restated Plan will continue in effect for a term of 10 years from the Restatement Date, unless terminated earlier by the administrator. The administrator, at any time, may amend, alter, suspend or terminate the Restated Plan. The Company will obtain stockholder approval of any Restated Plan amendment to the extent necessary and desirable to comply with applicable laws.
Forfeiture Events. Awards will be subject to the Company’s clawback policy in effect as of the adoption of the Restated Plan and will be subject to any other clawback policy of the Company as may be established and/or amended from time to time to comply with applicable laws.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Restated Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by Box for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired

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by exercising a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by exercising a stock appreciation right, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date, reduced by any amount paid by the participant for such shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will recognize ordinary income equal to the fair market value of shares issued to such participant on the vesting date or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Shares and Performance Unit Awards
A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Restated Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A of the Code violates the provisions of Section 409A of the Code, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.
Tax Effect for Box
We generally will be entitled to a tax deduction in connection with an award under the Restated Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code.

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Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND BOX WITH RESPECT TO AWARDS UNDER THE AMENDED AND RESTATED 2015 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Number of Awards Granted to Employees, Consultants and Directors
The number of awards that an employee, director or consultant may receive under the Restated Plan is in the discretion of the Compensation Committee and therefore cannot be determined in advance. Further, since the number of shares subject to the RSUs to be granted to non-employee directors under the Restated Plan depends on the fair market value of our common stock at future dates, it is not possible to determine the exact number of shares that will be subject to such future RSU awards. The following table sets forth, with respect to the individuals and groups named below, the aggregate number of shares subject to awards granted under the 2015 Plan (whether or not currently outstanding, vested, or forfeited, as applicable) during fiscal year 2025:

Name and position	Number of Shares Subject to Options Granted	Weighted Average Per Share Exercise Price of Option	Number of Shares Subject to RSUs and PSUs Granted(1)	Dollar Value of Shares Subject to RSUs and PSUs Granted(2)
Aaron Levie Chief Executive Officer	—	—	600,848	12,378,002
Dylan Smith Chief Financial Officer	—	—	162,002	4,508,337
Olivia Nottebohm Chief Operating Officer	—	—	150,446	4,185,729
All executive officers as a group	—	—	913,296	21,072,068
All non-employee directors as a group	—	—	65,245	1,728,362
All employees who are not executive officers, as a group	—	—	9,080,044	262,512,730

(1)	PSUs granted shown at target value.
(2)	Reflects the aggregate grant date fair value of awards computed under ASC 718.
Vote Required
Approval of this Proposal 3 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BOX, INC. AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN.	✔

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PROPOSAL NO. 4 — APPROVAL OF THE BOX, INC. AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN
We are seeking stockholder approval to amend and restate our 2015 Employee Stock Purchase Plan, as amended (the “ESPP”) to increase the maximum number of shares that may be issued under the ESPP by 6,000,000 shares. Other than this increase, no other material changes have been made or are proposed for approval by stockholders.
Our Board of Directors believes that it is important to provide eligible employees the opportunity to acquire an ownership interest in Box and thereby provide employees with an additional incentive that is aligned with stockholders’ interests to contribute to Box’s long-term success. If this Proposal 4 is not approved, our Board of Directors believes the number of shares currently remaining available for future purchases under the ESPP may not be adequate for our employees who would like to purchase shares of our Class A common stock at their maximum allotment, and we may have to reduce each employee’s future allotment on a pro-rata basis.
Our stockholders are requested in this Proposal 4 to approve the Amended and Restated ESPP in the form appended to this Proxy Statement as Appendix B (the “Amended ESPP”). Our Amended ESPP must receive the affirmative vote of at least a majority of the votes cast to be approved. Abstentions are not considered votes cast and thus will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of the vote. If stockholders approve this proposal, the Amended ESPP will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, such amendment and restatement will not take effect and the ESPP will continue to be administered in its current form.
As of April 16, 2025, an aggregate of 16,105,111 shares of our Class A common stock have been purchased under the ESPP, and 2,059,623 shares remain available for future purchases under the ESPP.
Reasons for Amendment of the ESPP
Our Board of Directors believes the proposed Amended ESPP will enable us to continue to attract, retain, and reward talented individuals who possess the skills necessary to expand our business and assist in the achievement of our strategic objectives. Competition for talent in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top-caliber employees has been our equity-based compensation programs, including the ability to purchase shares under the ESPP. Ensuring that we have sufficient shares to allow employees to fully participate in the ESPP helps align the objectives of our stockholders and our employees and is important in attracting, motivating, and retaining the highly skilled personnel that are essential to our success and creating long-term value for our stockholders. We also believe that our company values and compensation model have helped us create an ownership culture among our employees.
Our Board of Directors believes that the number of shares currently remaining available for issuance under the ESPP will not be sufficient for our future needs. We have grown rapidly since our initial public offering in 2015, from over 1,100 employees as of January 31, 2015 to over 2,800 employees as of January 31, 2025. As of April 16, 2025, there were approximately 2,842 employees eligible to participate in the ESPP, of which about 75% are presently enrolled. We believe that the increase in the number of shares available for issuance under the ESPP is essential to permit us to continue to provide long-term, equity-based incentives to present and future employees.
In evaluating the Amended ESPP, we have carefully considered and forecasted our need for shares. After forecasting our anticipated growth, hiring plans, retention needs and considering our historical ESPP participation and purchase rates based on Box’s current stock price, we anticipate that the additional 6,000,000 shares we seek to add to the ESPP, combined with the 2,059,623 shares remaining available for future purchases under the ESPP, will be sufficient to attract and retain employees for at least three years. However, a change in business conditions or our strategy could alter this projection and require that we seek additional shares from stockholders sooner in order to continue the Amended ESPP.
If our stockholders approve this Proposal 4, the Amended ESPP will become effective as of the date of the Annual Meeting. If our stockholders do not approve this Proposal 4, the Amended ESPP will not become effective and the ESPP will continue in its current form.

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Description of the Amended ESPP
The material features of the Amended ESPP are outlined below. Except with respect to the 6,000,000 share increase to the share reserve that is part of the Amended ESPP, all the material terms of the Amended ESPP are the same as those in the ESPP since our plan was last amended in 2021. This summary is qualified in its entirety by reference to the complete text of the Amended ESPP. Stockholders are urged to read the actual text of the Amended ESPP in its entirety, which is appended to this Proxy Statement as Appendix B.
Purpose
The purpose of the Amended ESPP is to secure the services of new employees, to retain the services of current employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. For our U.S. employees, the purchase rights granted under the Amended ESPP are intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). To provide us with greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the Amended ESPP also permits us to grant our non-U.S. employees purchase rights under the Amended ESPP which are not intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
Authorized Shares
If this Proposal 4 is approved, then subject to adjustment for certain changes in our capitalization, the maximum number of shares of our Class A common stock authorized under the Amended ESPP will be 24,164,734 shares, which is the sum of (i) 6,000,000 additional shares of our Class A common stock to be approved by this Proposal 4, (ii) 2,500,000 shares of our Class A common stock, as originally authorized under the ESPP in 2015, (iii) 6,000,000 shares of our Class A common stock, as originally authorized in 2021, and (iii) 9,664,734 shares of our Class A common stock, as previously authorized under the ESPP pursuant to the prior annual Evergreen Provision.
As of April 16, 2025, an aggregate of 16,105,111 shares of our Class A common stock have been purchased under the ESPP, and 2,059,623 shares remain available for future purchases under the ESPP. Accordingly, when combined with the new share request, a total of 8,059,623 shares of Class A common stock will be available for issuance under the ESPP. As of the Record Date, the closing price of a share of Class A common stock, as reported on the New York Stock Exchange, was $[•] per share.
Plan Administration
Our Compensation Committee will administer the Amended ESPP and will have full and exclusive authority to interpret the terms of our ESPP including with respect to eligibility, subject to the conditions of the Amended ESPP as described below.
Eligibility
Generally, all of our employees are eligible to participate in the Amended ESPP if they are employed by us, or any participating subsidiary, for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase shares of our Class A common stock under our ESPP if such employee (i) immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or (ii) holds rights to purchase shares of our Class A common stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of shares of our Class A common stock for each calendar year.
Offering Periods
The Amended ESPP provides for offering periods of approximately 24 months. Each offering period includes purchase periods, which will be approximately six months commencing with one exercise date and ending with the next exercise date. The offering periods are scheduled to start on September 16 and March 16 of each year.

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Contributions
The Amended ESPP will permit participants to purchase shares of our Class A common stock through payroll deductions of up to 15% of their eligible compensation. A participant may purchase a maximum of 3,000 shares of our Class A common stock during a purchase period.
Exercise of Purchase Right
Amounts deducted and accumulated by a plan participant will be used to purchase shares of our Class A common stock at the end of each purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of our Class A common stock on the first trading day of each offering period or on the exercise date. If the fair market value of our Class A common stock on the exercise date is less than the fair market value on the first trading day of the offering period, participants will be withdrawn from the current offering period following their purchase of shares of our Class A common stock on the purchase date and will be automatically re-enrolled in a new offering period. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of our Class A common stock. Participation ends automatically upon termination of employment with us.
Non-Transferability
A participant may not transfer rights granted under the Amended ESPP. If our Compensation Committee permits the transfer of rights, it may only be done by will, the laws of descent and distribution, or as otherwise provided under the Amended ESPP.
Merger or Change in Control
In the event of a merger or change in control, as defined in the Amended ESPP, a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute such outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.
Amendment; Termination
The Amended ESPP will automatically terminate in 2035, unless the Company decides to terminate it sooner. The administrator has the authority to amend, suspend, or terminate the Amended ESPP, except that, subject to certain exceptions described in the Amended ESPP, no such action may adversely affect any outstanding rights to purchase shares of our Class A common stock under the Amended ESPP.
U.S. Federal Tax Consequences
The following is a summary of the principal U.S. Federal income taxation consequences to us and our employees with respect to participation in the Amended ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any state, local, or foreign jurisdictions. The information is based upon current federal income tax rules and therefore is subject to changes when those rules change. Each participant should consult the participant’s tax advisor regarding the tax consequences of the grant of a purchase right, the purchase of shares or the disposition of shares acquired under the Amended ESPP. The Amended ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Generally, the purchase rights granted under the Amended ESPP to our U.S. employees are intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, so that any such purchase rights exercised under the Amended ESPP may qualify for favorable tax treatment under Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of our Class A common stock acquired under the Amended ESPP.

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If the shares are sold or otherwise disposed of more than two years after the beginning of an offering and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price or (ii) the excess of the fair market value of the shares as of the beginning of the offering over the purchase price, determined as of the beginning of the offering. Any further gain or any loss will be taxed as a long-term capital gain or loss.
If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as short-term or long-term capital gain, depending upon the length of the period that the shares were held prior to the sale or other disposition. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date.
There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above, subject to the requirement of reasonableness and the satisfaction of tax reporting obligations.
Amended ESPP Plan Benefits
Participation in the Amended ESPP is voluntary and each eligible employee will make their own decision whether and to what extent to participate in the Amended ESPP. In addition, our Board of Directors and our Compensation Committee have not approved any grants of purchase rights under the Amended ESPP that are subject to stockholder approval of this Proposal 4. Accordingly, we cannot determine the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended ESPP. Our non-employee directors will not be eligible to participate in the Amended ESPP.
Historical Plan Benefits
The table below shows, as to the listed individuals and specified groups, the number of shares of Class A common stock purchased under the ESPP during our fiscal year ended January 31, 2025.

Name and position	No. of Shares of Class A Common Stock Purchased (#)
Aaron Levie Chief Executive Officer	—
Dylan Smith Chief Financial Officer	1,000
Olivia Nottebohm Chief Operating Officer	—
All executive officers as a group	1,000
All non-employee directors as a group	—
All employees who are not executive officers, as a group	1,212,248

Vote Required
Approval of this Proposal 4 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BOX, INC. AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN.	✔

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PROPOSAL NO. 5 — APPROVAL OF A CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF BOX, INC.
In 2022, the State of Delaware, where we are incorporated, enacted legislation that expanded exculpation protection to officers, thereby enabling companies to eliminate the monetary liability of certain officers in certain circumstances, similar to but more limited than the protection already afforded to our directors under Delaware law and our Certificate of Incorporation. Following due consideration, we are seeking stockholder approval to amend the Certificate of Incorporation in the form attached as Appendix C to this Proxy Statement, which is incorporated herein by reference (the “Certificate of Amendment” and our Certificate of Incorporation, as amended by the Certificate of Amendment, the “Amended Certificate”), to add a provision exculpating certain of our officers from liability in specific circumstances, to the fullest extent permitted by Delaware law.
Reasons for the Proposal
The proposed Certificate of Amendment is a result of our Board of Directors’ ongoing review of corporate governance best practices and its desire to remain competitive in the market for top corporate officers. Our Certificate of Amendment would only permit exculpation of officers for direct claims (as opposed to derivative claims made by stockholders on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction from which the officer derived an improper personal benefit.
After considering the benefits and the consequences of these updates, our Board of Directors believes providing for such exculpation ameliorates the inconsistent treatment of officers and directors under Delaware law notwithstanding that both officers and directors have similar fiduciary duties. Our Board of Directors also believes the Amended Certificate will strike a balance between stockholders’ interest in accountability and their interest in our being able to attract and retain quality officers to work on our behalf. Further, our Board of Directors considered the extent of exculpation provided under the law and, accordingly, under the Amended Certificate, and believes that it is reasonable and does not unduly impact stockholder rights.
Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits our Board of Directors believes would accrue to the Company and our stockholders, including, but not limited to the enhanced ability to attract and retain talented officers, our Board of Directors determined that it is advisable and in the best interest of the Company and its stockholders to amend our Certificate of Incorporation to provide such exculpation to the fullest extent permitted by Delaware law as it currently exists or may be hereafter amended from time to time.
Overview of Changes to the Amended Certificate
The Certificate of Amendment would amend and restate Article VIII of our Certificate of Incorporation in its entirety as follows:
ARTICLE VIII
To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
No ~~Neither any~~   amendment,  ~~nor~~   repeal or elimination of this Article VIII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal, elimination or adoption of an inconsistent provision.
This description should be read in conjunction with the full text of the Certificate of Amendment, which is filed by the Company as Appendix C to this Proxy Statement.

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Vote Required
The approval of this proposal requires the affirmative vote of a majority of the voting power of the shares of our Voting Stock outstanding and entitled to vote thereon. If you fail to vote or fail to instruct your broker or other nominee to vote, or vote to abstain from voting on this proposal, it will have the same effect as a vote “against” the proposal to amend our Certificate of Incorporation to permit officer exculpation.
If our stockholders approve this proposal, we will promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware. If our stockholders do not approve this proposal, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware and our Certificate of Incorporation will not be so amended. Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, our Board of Directors reserves the right to abandon the Certificate of Amendment and not to file the Certificate of Amendment, even if the Certificate of Amendment is approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BOX, INC.	✔

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PROPOSAL NO. 6 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending January 31, 2026. During our fiscal year ended January 31, 2025, EY served as our independent registered public accounting firm.
Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending January 31, 2026. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our Board of Directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by EY for our fiscal years ended January 31, 2024 and 2025, respectively.

	2024	2025
Audit Fees(1)	$2,643,059	$3,289,181
Tax Fees(2)	$554,603	$409,751
Total Fees	$3,197,662	$3,698,932

(1)
Audit Fees consist of professional services provided in connection with the audit of our annual consolidated financial statements and the audit of internal control over financial reporting, including the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Tax Fees consist of fees for professional services for tax compliance, tax advisory and tax planning. These services include assistance regarding federal, state and international tax compliance.
Auditor Independence
Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, EY. Our Audit Committee has determined that the rendering of non-audit services for tax compliance, tax planning and tax advisory by EY is compatible with maintaining the independence of EY.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to EY for our fiscal years ended January 31, 2024 and 2025 were pre-approved by our Audit Committee.

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Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of our Voting Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are treated as shares present virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.	✔

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REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the company’s website at https://www.boxinvestorrelations.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee periodically reviews and assesses the adequacy of its charter and the Audit Committee’s performance.
With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The company’s independent registered public accounting firm, EY, is responsible for performing an independent audit of the company’s consolidated financial statements and of the company’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the company’s financial statements. In the performance of its oversight function, the Audit Committee has:
•	reviewed and discussed the audited financial statements with management and EY;
•	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•
received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY its independence.

Based on the Audit Committee’s review and discussions with management and EY, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2025 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
•	Jack Lazar (Chair)
•	Dana Evan
•	Steve Murphy
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April 16, 2025. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Aaron Levie	40	Chief Executive Officer
Olivia Nottebohm	47	Chief Operating Officer
Dylan Smith	39	Chief Financial Officer

Aaron Levie co-founded our company and has served as our Chief Executive Officer and a member of our Board of Directors since April 2005. Mr. Levie also served as Chair of our Board of Directors from December 2013 to May 2021. Mr. Levie attended the University of Southern California from 2003 to 2005.
Olivia Nottebohm has served as our Chief Operating Officer since November 2023. Prior to joining Box, Ms. Nottebohm was Chief Revenue Officer and Advisor to the CEO at Notion Labs, Inc., a maker of a cloud-based productivity platform, from June 2021 to November 2022. Ms. Nottebohm served as Chief Operating Officer at Dropbox, Inc. from February 2020 to February 2021. Ms. Nottebohm was Vice President of SMB Sales and GTM Operations, Google Cloud at Google, from September 2016 to February 2020. From August 2014 to September 2016, she served as Senior Director, Americas Product and Sales Operations, Google Ads at Google. Prior to joining Google, she was a Partner at McKinsey & Company, where she was focused on technology, sales strategy and operations. Ms. Nottebohm has served on the board of directors of AppFolio, Inc., a provider of cloud business management solutions, since March 2023. Ms. Nottebohm holds a B.A. in Economics from Harvard University and an M.B.A. from Stanford University Graduate School of Business.
Dylan Smith co-founded our company and has served as our Chief Financial Officer since April 2005, leading investor relations and all aspects of financial operations. Mr. Smith holds a B.A. in Economics from Duke University.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our named executive officers. For our fiscal year ended January 31, 2025, our named executive officers were:
•	Aaron Levie, our Chief Executive Officer
•	Olivia Nottebohm, our Chief Operating Officer
•	Dylan Smith, our Chief Financial Officer
Our Company
Box is the leading Intelligent Content Management, or ICM, provider. Box gives organizations a single platform for their unstructured data – which typically represents about 90% of all data within an organization. This data is content – from blueprints to wireframes, videos to documents, proprietary formats to PDFs – and it is the source of an organization’s unique value. The Box ICM platform enables our customers to securely manage the entire content lifecycle, from the moment a file is created or ingested to when it is shared, edited, published, approved, signed, classified, and retained. Box keeps content secure and compliant, while also allowing easy access and sharing of this content from anywhere, on any device – both within the organization and with external partners.
With our Software-as-a-Service (SaaS) platform, users can work with their content as they need – from secure external collaboration and sharing, to workspaces and portals, to e-signature processes and content workflows – improving employee productivity and accelerating business processes. IT teams can establish a space for compliant content management, and developers can easily create customized portals for white-labeled content collaboration. Administrators have wide range of security, data protection, and compliance features they can activate to help meet legal and regulatory requirements, internal policies, and industry standards and regulations. The Box ICM platform enables a broad range of high-value business use cases and integrates with more than 1,500 leading business applications, such as those offered by Adobe, Apple, Cisco, CrowdStrike, Google, Guidewire, IBM, Microsoft, Okta, Oracle-NetSuite, Palo Alto Networks, Salesforce, ServiceNow, Slack, USDM, and Zoom. With hundreds of file formats and media types supported, Box is compatible with multiple application environments, operating systems, and devices – ensuring that workers can securely access their critical business content whenever and wherever they need it.
Executive Summary
Fiscal 2025 Performance
Our fiscal year ended January 31, 2025 marked substantial progress across all facets of our business – strategically, operationally and financially. Key financial results for our fiscal year 2025 included the following:
•	Revenue: Our revenue in fiscal year 2025 was $1.090 billion, an increase of 5% from fiscal year 2024.
•
Non-GAAP Operating Income: Our non-GAAP operating income in fiscal year 2025 was $303.6 million, or 28% of revenue, an improvement over our prior fiscal year non-GAAP operating income of $256.8 million, or 25% of revenue.

Revenue and non-GAAP operating income were elements of our incentive compensation plan for fiscal year 2025. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K included with your proxy materials, for a more detailed discussion of our fiscal year 2025 financial results and, beginning on page 65 of that Annual Report on Form 10-K, a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures.

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Fiscal 2025 Executive Compensation Highlights
For our fiscal year ended January 31, 2025, the key highlights of our executive compensation program included:
•
CEO Compensation Tied to Long-Term Stockholder Value. In fiscal year 2025, our Compensation Committee proposed, and Mr. Levie agreed to accept, a performance-based equity award with performance conditions that were sufficiently challenging to ensure vesting would coincide with increased stockholder value. As such, the Compensation Committee granted PSUs to Mr. Levie that vest only to the extent that both the stock price performance and time-based conditions are satisfied as further discussed below. As Box enters into the new era of intelligent content management driven by the rapid acceleration of AI, our board of directors believes it is crucial to provide meaningful incentives for Mr. Levie to continue leading and driving the growth of the company’s business. Prior to this grant, Mr. Levie did not have any unvested equity. This PSU award, combined with his consistently modest target short-term compensation that is well below the 25th percentile of our compensation peer group, will further motivate Mr. Levie and align his interests with those of stockholder interests in driving the long-term value of the company’s stock.

•
Pay for Performance – Fiscal 2025 Executive Bonus Plan Payouts. Our named executive officers participated in the Fiscal 2025 Executive Bonus Plan (as defined below), which we believe promotes our pay for performance philosophy since the payouts were 100% at-risk based on achievement of the company’s revenue and non-GAAP operating income goals. Awards earned under this incentive compensation plan were paid out in an equal mix of cash and fully vested RSUs having an equivalent cash value to the award earned. The number of RSUs was calculated by converting 50% of the dollar payout amounts into shares using the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading day before the grant approval date.

•
No Changes to Base Salaries and Target Short-Term Compensation of our Named Executive Officers. In fiscal year 2025, in light of the expected impact of the macro-economic environment on our business, and to help ensure we meet our operating margin commitments, our Compensation Committee maintained the base salaries and target bonus percentages of our named executive officers.

•
Grant of an Equal Mix of PSUs and RSUs to other NEOs as Merit Equity. To further align our stockholders’ interests with Ms. Nottebohm’s and Mr. Smith’s interests, the Compensation Committee granted them an equal mix of PSUs and RSUs in fiscal year 2025. The PSUs vest only to the extent that both the performance-based and time-based conditions are satisfied as further discussed below.

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Overview
The Compensation Committee reviews on an ongoing basis the company’s executive compensation program to evaluate whether it supports the company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives and are aligned with stockholder interests:

What we do		What we don’t do
✔
Significant amount of compensation at-risk and capped. A significant portion of our named executive officers’ compensation is at-risk compensation that is tied to achievement of corporate goals pursuant to our Executive Bonus Plan or our PSUs, and subject to maximum payout caps.
		✗	No single-trigger benefits. We do not provide our named executive officers with any payments or benefits that vest or are paid solely upon a change in control.
✔	Annual Say-on-Pay votes. We hold an annual Say-on-Pay vote, and our Compensation Committee considers the results of the vote when evaluating our executive compensation program.	✗	No guaranteed salary increases. We do not guarantee our named executive officers any salary increases.
✔	Stock ownership requirements. We have adopted policies with respect to minimum stock ownership requirements for our named executive officers and members of our Board of Directors.	✗	No perquisites or special benefits. We do not provide our named executive officers with perquisites or other personal benefits that are not generally offered to all other employees.
✔	Clawback policy. We adopted a policy that allows us to recover certain incentive-based compensation from our named executive officers in the event of certain restatements of our financial statement.	✗	No tax gross-ups. We do not provide our named executive officers with any tax gross-ups.
✔
Independent Advisory Support. Our Compensation Committee retains the services of Compensia as an outside, independent consultant to advise on compensation matters related to our executive and director compensation programs. Compensia does not perform any other services for Box.
		✗	No special retirement plans. We do not provide our named executive officers with any special executive retirement plans.

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Compensation Philosophy
Our executive compensation program is structured to provide compensation plans, policies, and programs that attract and retain the best talent for positions of substantial responsibility, provide incentives for such persons to perform to the best of their abilities, and to promote the success of our business. The following table identifies the main elements of our Fiscal 2025 executive compensation program and the reasons for each:

Element	Reasons for Providing Element
Base Salary	Provide our named executive officers compensation for their services based on their knowledge, skills, past performance, and experience
Performance-based Bonuses	Encourage our named executive officers to achieve short-term individual and company goals that drive our growth
Performance-based and Time-based Equity Awards	Provide long-term retention and incentives to our named executive officers that align their interests with our stockholders’ interests
Welfare and Other Employee Benefits	Provide for our named executive officers’ health and well-being consistent with the benefits received by our other employees
Change in Control and Severance Benefits
Provide our named executive officers with a measure of security in order to minimize any distractions related to termination of employment and/or change in control and allow our named executive officers to focus on their duties and responsibilities to maximize stockholder value

Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the compensation program for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions.
Involvement of Management
In fiscal year 2025, our Chief Executive Officer, Chief People Officer, and certain other management team members typically attended Compensation Committee meetings and were involved in the determination of compensation for our other executives. These senior executives made recommendations to our Compensation Committee regarding short-term and long-term compensation for all executives (other than with respect to their own compensation) based on our financial results, an individual executive’s contribution toward these results, and each individual’s performance against their individual goals. Our Compensation Committee then reviewed the recommendations and other data provided by outside compensation advisors and management and made decisions as to the compensation for each executive.
Use of Outside Advisors
Our Compensation Committee is authorized to retain the services of executive compensation advisors, as it sees fit, for the establishment of our compensation programs and related policies and adjustments to the compensation elements and amounts. For our fiscal year ended January 31, 2025, our Compensation Committee retained Compensia, a national compensation consulting firm, to provide it with information, recommendations, and other advice relating to executive compensation on an ongoing basis. Compensia serves at the discretion of our Compensation Committee. Among other things, our Compensation Committee engaged Compensia to assist in developing and updating a group of peer companies to help us determine the level of overall compensation for our executives and assess each separate element of compensation, with a goal of providing compensation that is competitive, fair, motivating and retentive. The Compensation Committee reviewed the independence of Compensia under New York Stock Exchange and SEC rules and concluded that the work of Compensia has not raised any conflict of interest.
Stockholder Engagement
As owners of Box, we value our stockholders’ opinions and feedback on topics of interest to our stockholders, including on our executive officer and director compensation program and environmental, social and governance matters. Maintaining an active dialogue with our stockholders is consistent with our corporate values of transparency and accountability, and we intend to continue these efforts in the future.

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The feedback we receive from stockholders from our outreach program helps our Board of Directors, leadership team, and employees develop a mutual understanding and trust with our stockholders. Members of our Board of Directors and senior executives directly engage from time to time with stockholders to hear unfiltered concerns and perspectives that shape our core strategy and other decisions on matters of interest to our stockholders. Based on such feedback, we believe our stockholders are supportive of the elements of our executive compensation program overall.
Impact of 2024 Stockholder Advisory Vote on Compensation of Named Executive Officers
We conducted a Say-on-Pay vote at our 2024 annual meeting of stockholders. Approximately 98% of the votes cast by stockholders were in favor of approving the compensation of our named executive officers, consistent with the preceding year’s result of 98%. While evaluating our executive compensation program in fiscal year 2025, our Compensation Committee considered the results of the Say-on-Pay vote as well as stockholder feedback. Given very strong stockholder support of our fiscal 2024 executive compensation program, our Compensation Committee decided to maintain the compensation philosophy and objectives and general approach to executive compensation from the prior year.
Peer Group Compensation Data
With Compensia’s assistance, our Compensation Committee approved a group of public companies to be used when conducting a competitive market analysis of executive officer compensation. Our compensation peer group entering fiscal year 2025 was made up of publicly traded companies in the software industry that, at the time the peer group was approved by our Compensation Committee in June 2023, generally had revenues between $500 million and $2 billion, a market capitalization between $1.2 billion and $12 billion and were headquartered in the United States.
In June 2024, our Compensation Committee reassessed our compensation peer group, updating the revenue criteria to between $520 million and $2.1 billion and market capitalization criteria to between $1.2 billion and $12.1 billion. Four companies were removed because they were acquired, and four companies were added. The two compensation peer groups used in fiscal year 2025 were:

Compensation Peer Group Entering Fiscal Year 2025	Changes	Compensation Peer Group Revised for Fiscal Year 2025 Effective June 12, 2024
Alteryx, Inc.	Removed
	Added	Asana, Inc.
	Added	Blackline, Inc.
	Added	Commvault Systems, Inc.
Confluent, Inc.		Confluent, Inc.
Dropbox, Inc.		Dropbox, Inc.
Elastic N.V.		Elastic N.V.
Five9, Inc.		Five9, Inc.
Guidewire Software, Inc.		Guidewire Software, Inc.
HashiCorp, Inc.	Removed
Informatica Inc.		Informatica Inc.
New Relic, Inc.	Removed
Nutanix, Inc.		Nutanix, Inc.
PagerDuty, Inc.		PagerDuty, Inc.
Qualys, Inc.		Qualys, Inc.
SolarWinds Corporation		SolarWinds Corporation
Splunk Inc.	Removed
	Added	Tenable Holdings, Inc.
Teradata Corporation		Teradata Corporation
Verint Systems Inc.		Verint Systems Inc.

Our Compensation Committee believed these companies were appropriate for our compensation peer group because they were viewed as similarly sized, operated in the same or similar industries as us, had similar growth trajectories, and reflected our competitive market for senior executives.

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In setting the elements of compensation for our named executive officers, our Compensation Committee reviewed base salary, target annual incentive compensation opportunity, target total short-term compensation (i.e., base salary plus target incentive opportunity), annual long-term incentive, and total direct compensation values for our named executive officers and those of similarly situated executives of our compensation peer group. Compensia provided data at the 25th, 50th, 60th and 75th percentiles for such compensation, and our Compensation Committee used this data as a reference. Our Compensation Committee did not benchmark any compensation element to a specific percentile, and our Compensation Committee instead set our named executive officers’ compensation at levels it deemed appropriate after considering other factors, such as each of our named executive officers’ contributions, our short-term and long-term objectives, and prevailing market conditions.
Executive Compensation Program Elements
The following sections describe each element of our executive compensation program, provide the rationale for each such element, and explain how our Compensation Committee determined compensation amounts and awards for our fiscal year ended January 31, 2025.
Base Salary
Base salary is the main fixed element of our named executive officers’ short-term compensation. Base salary compensates our named executive officers for services they provide to us during the fiscal year. Our Compensation Committee typically performs an annual review during which it considers adjustments to our named executive officers’ base salaries after considering such factors as the prevailing market conditions and the named executive officer’s responsibilities, knowledge, skills, experience, and performance. These adjustments allow us to remain competitive in attracting and retaining executive talent.
In March 2024, in light of the expected impact of the macro-economic environment on our business, and to help ensure we meet our operating margin commitments, our Compensation Committee decided to maintain the base salaries of our named executive officers. This decision took into account the fact that the Compensation Committee had previously reduced the base salary of Messrs. Levie and Smith by ten percent in February 2023 in light of the then-current macro-economic environment.
The base salaries of our named executive officers during fiscal year 2025 are listed in the table below.

Named Executive Officer	Base Salary For Fiscal Year 2025
Mr. Levie	$162,000
Ms. Nottebohm	$360,000
Mr. Smith	$382,500

The total base salaries earned by our named executive officers during our fiscal year ended January 31, 2025 are listed in the “Summary Compensation Table for Fiscal Year 2025” section below.
Non-Equity Incentive Plan Compensation
We use performance-based incentives to motivate our named executive officers to achieve our annual financial and operational objectives, while making progress towards our longer-term strategic and growth goals. Typically, near the beginning of each fiscal year, our Compensation Committee adopts the performance criteria and targets for the incentive compensation plan for that fiscal year, which identifies the plan participants and establishes the target incentive opportunity for each participant, the performance measures and the associated target levels for each measure, and the potential payouts based on actual performance for the fiscal year. Payments under our incentive compensation plan for fiscal year 2025 were made in an equal mix of cash and fully-vested RSUs.
Fiscal Year 2025 Bonus Plan

•
Overview and Structure. In March 2024, our Compensation Committee adopted and approved our omnibus Executive Incentive Plan for fiscal year 2025 (the “Fiscal 2025 Executive Bonus Plan”). The Fiscal 2025 Executive Bonus Plan provided for potential performance-based incentive payouts to our named executive officers based on the achievement of pre-established corporate financial objectives. The financial objectives were set at target levels determined to be challenging and requiring substantial skill and effort by senior management to achieve.

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•
Target Annual Incentive Compensation Opportunities. In March 2024, in connection with its review of our executive compensation program, our Compensation Committee approved the target annual incentive compensation opportunities of our named executive officers, as set forth in the table below. In setting the target annual incentive compensation opportunities, our Compensation Committee considered each named executive officer’s performance, individual contributions, responsibilities, experience, prior annual incentive compensation amount, and peer group market data. Our Compensation Committee has set the target annual incentive compensation opportunities for our named executive officers as percentages of their base salaries paid throughout the year.

For fiscal year 2025, our Compensation Committee made no changes to the percentages for our named executive officers from those used for fiscal year 2024.
The target annual incentive compensation opportunities established for fiscal year 2025 for our named executive officers were:

Named Executive Officer	Fiscal Year 2025 Target Annual Incentive Compensation Opportunity (as a % of base salary for Fiscal 2025)	Fiscal Year 2025 Target Annual Incentive Compensation Opportunity *
Mr. Levie	55%	$89,100
Ms. Nottebohm	55%	$198,000
Mr. Smith	55%	$210,375

*	The dollar amounts were determined on a pro-rated basis, taking into account when their base salaries changed or became effective in fiscal year 2024.
•
Corporate Performance Measures. To measure the performance of our named executive officers for the Fiscal 2025 Executive Bonus Plan, our Compensation Committee selected revenue and non-GAAP operating income as those measures were deemed as best supporting the achievement of our annual operating plan and enhancing long-term value creation. We define (i) “revenue” as GAAP revenue as reflected in our quarterly and annual financial statements; and (ii) non-GAAP operating income as GAAP operating income as reflected in our quarterly and annual financial statements adjusted to exclude expenses related to stock-based compensation, intangible assets amortization, and as applicable, other special items. Each element was weighted equally under the Fiscal 2025 Executive Bonus Plan. Our Compensation Committee set the revenue and non-GAAP operating income thresholds to be significantly above our results for the fiscal year ended January 31, 2024, so that our revenue for fiscal year 2025 would have had to increase by at least 4.3% year over year and our non-GAAP operating income would have had to improve by at least 13.8% year over year in order for our named executive officers to earn the target annual incentive compensation under the Fiscal 2025 Executive Bonus Plan.

The targets required for 100% achievement under our Fiscal 2025 Executive Bonus Plan and our results were:

Performance Measure	Target (in millions)	Result (in millions)	Achievement of Target	Calculated Payout
Revenue	$1,082.50	$1,090.13	100.70%	102.11%
Non-GAAP Operating Income	$292.28	$303.65	103.89%	107.78%
Total				104.95%

•
Methodology. Our Compensation Committee assesses performance and determines payouts under our Fiscal 2025 Executive Bonus Plan in a two-part process: first, our Compensation Committee measures actual performance against the pre-established goals for the annual performance period; and second, after the end of the performance period, our Compensation Committee may exercise discretion to determine the actual payout. As a threshold matter, our named executive officers were eligible for annual incentive compensation payouts with respect to the revenue component only if we met or exceeded 95% of the revenue target for our fiscal year ended January 31, 2025 and with respect to the non-GAAP operating income component only if we met or exceeded 80% of the non-GAAP operating income target

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for our fiscal year ended January 31, 2025. High thresholds (in both cases, above fiscal year 2024 actual performance) are required to ensure that significant achievement is a prerequisite to receive any incentive payment. With respect to the revenue performance measure, the payment percentage equals the percentage of the revenue target that was achieved until 100% achievement, and achievement over 100% is rewarded using an “accelerator” where each point of performance above 100% achievement increases the payout percentage by three percentage points, subject to a maximum payout percentage of 160%. With respect to the non-GAAP operating income component, achievement at 80% equals a payout percentage of 25%, and the payout percentage is increased (1) by 3.75 percentage points for each point of performance above 80% (until a payout percentage of 100% for performance at 100%) and (2) by two percentage points for each point of performance above 100%, up to a maximum payout percentage of 160%. The payout curves for the revenue and non-GAAP operating income metrics are illustrated below.

•
Caps on Payment. The caps on total payouts of the revenue and non-GAAP operating income components were set to manage potential incentive compensation costs and maintain appropriate incentives for our named executive officers.

•
Performance in Fiscal Year 2025 and Related Payout. For fiscal year 2025, we achieved approximately 100.70% of target revenue and approximately 103.89% of target non-GAAP operating income. The revenue measure achievement resulted in a payout percentage of 102.11% of target and the non-GAAP operating income measure achievement resulted in a payout percentage of 107.78% of target. As each metric was weighted 50%, this resulted in a calculated payout percentage of approximately 104.95%.

The target and actual payouts to our named executive officers under the Fiscal 2025 Executive Bonus Plan were:

Named Executive Officer	Target Annual Incentive Compensation Opportunity	Actual Incentive Compensation
Mr. Levie	$89,100	$93,510
Ms. Nottebohm	$198,000	$207,801
Mr. Smith	$210,375	$220,789

Fifty percent of the payouts were made in the form of fully vested RSUs and 50% of the payouts were made in cash. The number of RSUs each named executive officer received equaled the dollar value of their actual award payment divided by the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading day before the grant approval date.
The value of the RSUs received in settlement of these bonuses under the Fiscal 2025 Executive Bonus Plan are listed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for Fiscal Year 2025” below. Since the intended payout values above were converted into a

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number of RSUs based on the 30-trading day average closing price described above, the values set forth in the Summary Compensation Table for fiscal year 2025 (which are required by the disclosure rules to be calculated based on the closing price of our Class A common stock on the date the RSUs were granted, in accordance with FASB ASC Topic 718) are different from the payout values set forth in the table above.
Equity Awards
Our Compensation Committee grants equity awards to our named executive officers in order to align their long-term interests with our stockholders’ interests.
Our Compensation Committee determines the size of the equity awards we grant to our named executive officers in connection with their hire through arm’s-length negotiation, considering such factors as prevailing market conditions, market data for new-hire awards, the named executive officer’s expected short-term compensation, the equity award’s potential incentive and retention value, and the named executive officer’s prospective role and responsibilities.
Our Compensation Committee also periodically grants equity awards to our named executive officers for promotions, as an additional incentive to continue service with us, or to recognize exceptional corporate and individual performance. Our Compensation Committee does not apply a fixed formula when determining the size of these equity awards because it grants an amount of equity that it believes properly rewards the named executive officer for their contributions to the growth in our long-term stockholder value. In doing so, our Compensation Committee considers factors such as the economic value of the named executive officer’s unvested equity awards and the ability of this equity to satisfy our retention objectives; the named executive officer’s performance, contributions, responsibilities, and experience; the equity awards granted by our compensation peer group to similarly situated executives; a compensation analysis performed by Compensia; and other internal equity considerations.
Timing of Equity Awards
Our Compensation Committee has typically granted equity awards to our executive officers in the first quarter of each fiscal year. We have not granted, nor do we intend to grant, equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Class A common stock, such as a significant positive or negative earnings announcement. Similarly, we have not timed, nor do we intend to time, the release of material nonpublic information based on equity award grant dates.
Fiscal Year 2025 Equity Awards to CEO

•
Overview and Structure. On December 18, 2024, our Board of Directors, upon the recommendation of our Compensation Committee, granted an award of 600,000 PSUs to Mr. Levie. As Box enters into the new era of intelligent content management, driven by the rapid acceleration of AI, our Board of Directors and Compensation Committee believe it is crucial to provide meaningful incentives for Mr. Levie to continue leading and driving the growth of our business. Prior to the grant of these PSUs, Mr. Levie did not have any unvested equity awards as he had declined to receive time-based or performance-based equity grants in all but one year since the Company’s initial public offering in 2015.

•
Fiscal Year 2025 PSUs. The PSUs granted to Mr. Levie were tied to the achievement of meaningful stock price appreciation targets. No portion of these PSUs is eligible to vest until our stock price appreciates to $40.00, or 25.0% from the stock price when the PSUs were granted. The subsequent stock price hurdles are $50.00 and $60.00, respectively, and are intended to represent an increase of approximately 56.3% and 87.6%, respectively, from the stock price when the PSUs were granted. Our Compensation Committee, in consultation with its independent compensation consultant, Compensia, considered several factors when determining it was in the best interest of our company and our stockholders to grant Mr. Levie the PSUs. These factors included Mr. Levie’s lack of unvested ownership interests at the time of grant, attributable to his decision to decline to receive time-based or performance-based equity grants in all but one year since the Company’s initial public offering in 2015. Our Compensation Committee also considered market data among chief executive officers in the Company’s compensation peer group, Mr. Levie’s past and expected future contributions to the Company, and the Board’s desire to provide meaningful incentives for Mr. Levie to continue to serve in his position and to lead the Company through

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its next phase of growth. Our Board believes that tying the PSUs to achievement of stock price goals would further motivate Mr. Levie and align his interests with stockholder interests in driving the long-term value of the Company’s based on the Company’s stock price achievement.

•
Methodology. The PSUs granted to Mr. Levie are eligible to vest based on the Company’s stock price achievement over a performance period that ends on the fourth anniversary of the date of grant. The total number of PSUs is divided into three equal tranches with each tranche subject to both a stock price achievement price hurdle and a minimum service-based vesting requirement, each as shown in the table below. Achievement of a stock price hurdle is based on the average closing price of the Company’s Class A common stock over a 45 trading-day period. Once both the stock price hurdle for a tranche and the minimum vesting requirement for such tranche are achieved, the number of PSUs in that tranche will vest and the vested PSUs will be settled through the issuance of shares of Class A common stock on our next regular quarterly vesting date (March 20, June 20, September 20, and December 20). The following table presents how many PSUs would be eligible to vest per tranche:

Price Hurdle	Minimum Vesting Period	PSUs Eligible to Vest
$40.00	1 year	200,000
$50.00	2 years	200,000
$60.00	3 years	200,000

If the average closing price of the Company’s Class A common stock fails to reach the price hurdle for a tranche during the performance period or if Mr. Levie terminates service to the Company prior to vesting in the PSUs in a tranche, the PSUs in such tranche will be forfeited. The price hurdles and number of shares of the Company’s Class A common stock underlying the PSUs will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar event as required by the terms of the 2015 Plan.
In the event of a change in control (as defined in the 2015 Plan) of the Company following the date of grant but before the end of the performance period, the PSUs may be eligible to vest in additional amounts if the per share transaction price in the change in control (treating that price as if it were the 45 trading-day average closing price) is at or above the threshold price hurdle of $40.00 per share but below an additional price hurdle that has not previously been achieved, in which case an additional amount of PSUs based on an amount interpolated between the price hurdles will become eligible to vest (subject to minimum time vest requirements) immediately prior to the closing of the change in control. Any portion of the PSUs that has not become eligible to vest prior to the closing of the change in control for which a stock price hurdle has not been achieved will immediately terminate and be forfeited to the Company.
•	PSU Achievement and Related Payouts. None of the price hurdles have been achieved to date; as a result, all PSUs remain unvested and eligible to be earned.
Fiscal Year 2025 Equity Awards to NEOs other than CEO

•
Overview and Structure. In the first quarter of fiscal year 2025, our Compensation Committee approved equity incentive awards to Ms. Nottebohm and Mr. Smith, in the form of both PSUs and RSUs. Similar to fiscal year 2024, our Compensation Committee determined that it would grant 50% of the equity value in the form of RSUs that vest solely based on service over a four-year period and 50% of the equity value in the form of PSUs that are tied to achieving revenue and non-GAAP operating income performance goals during our fiscal year 2025. The goal of these PSUs is to align the interests of our named executive officers with those of our stockholders and to incentivize them to meet and exceed our operating targets. Our Compensation Committee selected revenue and non-GAAP operating income as the performance measures for the PSUs as those measures were deemed as best supporting the achievement of our annual operating plan and enhancing long-term value creation. After considering the peer group data provided by Compensia, the unvested equity award holding value and the anticipated future contributions of our named executive officers, our Compensation Committee approved the grant of annual equity awards to Ms. Nottebohm and Mr. Smith at a level deemed competitive with the annual

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long-term incentives provided by the companies in our compensation peer group to similarly situated executives, as follows: (i) awards of 75,000 RSUs and 75,000 PSUs (at target) to Ms. Nottebohm, and (ii) awards of 80,000 RSUs and 80,000 PSUs (at target) to Mr. Smith.

•
Fiscal Year 2025 RSUs. Ms. Nottebohm’s and Mr. Smith’s awards of RSUs were each scheduled to vest as to one-sixteenth of the award on June 20, 2025 and as to one-sixteenth of the award each quarter thereafter, subject to their continued service with us through the applicable vesting date. Our Compensation Committee believes that granting a portion of the awards in the form of time-based RSUs supports the retention and motivation of our named executive officers and aligns their interest with the long-term interests of our stockholders.

•
Fiscal Year 2025 PSUs. The PSUs granted to Ms. Nottebohm and Mr. Smith provide that up to 50% of the target number of shares were earned and therefore become eligible to vest based upon achieving a pre-determined annual revenue goal. The remaining 50% of the target number of shares were eligible to vest based upon achieving a pre-determined non-GAAP operating income goal for fiscal year 2024. Our Compensation Committee set the revenue and non-GAAP operating income targets to be significantly above our results for the fiscal year ended January 31, 2024, so that our revenue for fiscal year 2025 would have had to increase by at least 4.3% year over year and our non-GAAP operating income would have had to improve by at least 13.8% year over year in order for Ms. Nottebohm and Mr. Smith to be eligible to vest in the target number of shares subject to the PSUs. The targets required for 100% achievement under our fiscal year 2025 PSUs and our results were as follows:

Performance Measure	Target (in millions)	Result (in millions)	Achievement of Target	Actual Payout
Revenue	$1,082.50	$1,090.13	100.70%	103.52%
Non-GAAP Operating Income	$292.28	$303.65	103.89%	109.73%
Total				106.63%

•
Methodology. As a threshold matter, Ms. Nottebohm and Mr. Smith were eligible to vest under the PSUs with respect to the revenue component only if we met or exceeded 90% of the revenue target and with respect to the non-GAAP operating income component only if we met or exceeded 80% of the non-GAAP operating income target for our fiscal year ended January 31, 2025. High thresholds (in both cases, above fiscal year 2024 actual performance) were required to ensure that significant achievement is a prerequisite to receive any payout under the PSUs. With respect to each of the revenue and non-GAAP operating income performance measures, achievement at 90% of the revenue target and 80% of the non-GAAP operating income target means 50% of the target number of shares subject to the PSUs would become eligible to vest. Moreover, if the target revenue or target non-GAAP operating income goals are exceeded, up to an additional 100% of the target number of PSUs for such component may become eligible to vest, making the maximum payout 200% of the target. The payout percentage between threshold and maximum achievement is determined by straight line interpolation until achievement is capped at 120% of the revenue target performance measure and 140% of the non-GAAP operating income performance measure. The payout curves for the revenue and non-GAAP operating income metrics are illustrated below:

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•
Caps on Payment. The 200% cap on total payouts of the revenue and non-GAAP operating income components was set to manage potential dilution and incentive compensation costs and maintain appropriate incentives for our named executive officers.

•	PSU Achievement and Related Payouts. The target and actual payouts to Ms. Nottebohm and Mr. Smith under the Fiscal 2025 PSUs were:

Named Executive Officer	Target Number of PSUs Eligible to Vest	Actual Number of Shares Earned and Subject to Time-Based Vesting
Mr. Smith	80,000	85,304
Ms. Nottebohm	75,000	79,972

•
Additional Service-Based Vesting Requirement. The PSUs earned vest based upon continued service to us. One third of earned PSUs vested on April 2, 2025, and the remaining two-thirds shall vest annually thereafter on April 2, 2026 and April 2, 2027, subject to continued service with us through each applicable vesting date. The additional service requirement acts as an additional retention incentive and motivates our named executive officers to contribute to the growth in our long-term stockholder value.

Other Compensation
In connection with the hiring of Ms. Nottebohm, our Compensation Committee approved a sign-on bonus in the aggregate amount of $200,000, which was paid in two equal installments split between fiscal year 2024 and fiscal year 2025.
Employee Benefit Plans
Our named executive officers participate in our employee benefits programs on the same terms as our other U.S.-based, full-time employees with no special executive programs.
We have a 401(k) Savings Plan (the “401(k) Plan”). Under the 401(k) Plan, participating employees may elect to contribute up to 100% of their eligible compensation, subject to certain limitations. We have not made any matching contributions to date.
We maintain other welfare benefit plans, including health, dental and vision insurance; medical and dependent care flexible spending accounts; short- and long-term disability insurance; life insurance; and accidental death and dismemberment insurance, which we believe are generally consistent with those offered by companies we compete with for employees. For our fiscal year ended January 31, 2025, we also paid certain amounts on behalf of our named executive officers for basic life insurance, as indicated in the “Summary Compensation Table for Fiscal Year 2025” below.
Perquisites and Special Personal Benefits
We currently do not provide perquisites or any special personal benefits to our named executive officers, but we may provide perquisites or other personal benefits in the future for purposes of recruitment, motivation, or retention; to assist an individual named executive officer in the performance of their duties; and in other limited circumstances. Our Compensation Committee will periodically review and approve all future practices concerning perquisites and other personal benefits.
Change in Control and Severance Arrangements
We have entered into change in control and severance agreements with our named executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. We believe that these change in control agreements provide retention value by encouraging our named executive officers to continue service with us and increase stockholder value by reducing any potential distractions caused by the possibility of an involuntary termination of employment or a potential change in control, allowing our named executive officers to focus on their duties and responsibilities. Under these arrangements, a change in control is generally defined as a change in more than 50% of the total voting power of our stock, certain changes in the majority composition of the Board during a 12-month period, or a change in the ownership of a substantial portion of the company’s assets.

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Our 2015 Equity Incentive Plan provides that if the service of any plan participant (including each named executive officer) ceases as a result of the participant’s death or disability, the vesting of all of his or her outstanding awards granted under our 2015 Equity Incentive Plan will accelerate.
For a summary of the material terms and conditions of these severance and change in control arrangements and this vesting acceleration provision under our 2015 Equity Incentive Plan, see the section titled “Potential Payments upon Termination or Change in Control” contained in this proxy statement.
Stock Ownership Guidelines
Our Board of Directors believes that our named executive officers should hold a meaningful financial stake in the company in order to further align their interests with those of our stockholders. As such, our Board of Directors has adopted stock ownership guidelines that require our executive officers to achieve specified ownership levels by the later of (i) five years of such individual’s appointment or promotion date, as applicable, and (ii) July 2, 2024. Vested and unvested stock options and unearned PSUs are not considered qualifying stock ownership holdings counted towards compliance with the guidelines. A full description of our current stock ownership guidelines, as amended, is available on our website at https://www.boxinvestorrelations.com and is summarized as follows:
•	our Chief Executive Officer must own company stock with a value of five times his annual base salary; and
•	all other named executive officers (except for the Chief Executive Officer) must own company stock with a value of two times their annual base salary.
As of April 16, 2025, all of our named executive officers met, exceeded, or were on track to meet these ownership guidelines within the time frames set out above based on their respective rates of stock accumulation.
Clawback Policy
Our Board of Directors first adopted a compensation recovery policy (the “Prior Clawback Policy”) in December 2019. In September 2023, our Board adopted a new compensation recovery policy (the “Current Clawback Policy”) providing for the reasonably prompt recovery of certain incentive-based compensation received by our covered executives, which includes our Named Executive Officers as well as certain current and former officers of the company who are subject to Section 16 of the Exchange Act. Our Current Clawback Policy replaced the Prior Clawback Policy and any other clawback policies of ours to the extent those policies applied with respect to the individuals covered by our Current Clawback Policy. Our Current Clawback Policy is intended to comply with, and will be interpreted in a manner consistent with, the Exchange Act and the New York Stock Exchange listing standards. Under the terms of the Current Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to recover from any covered executive the incentive-based compensation received by any covered executive during the prior three fiscal years that exceeds the amount the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statement. The Current Clawback Policy was filed as an exhibit to our Form 10-K for the year ended January 31, 2024.

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Insider Trading Policy and Use of 10b5-1 Trading Plans
Our Board of Directors has adopted an Insider Trading Policy governing the purchase, sale, and/or other disposition of securities by our directors, officers, employees and other covered persons. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to us. Our Insider Trading Policy prohibits all directors, officers and employees (including our named executive officers) from engaging in the following activities with respect to our common stock: trading in derivative securities, hedging transactions, short sales, pledging stock as collateral, or holding stock in a margin account. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for our fiscal year ended January 31, 2025.
From time to time, our officers and directors may elect to enter into 10b5-1 trading plans. As of the date of this proxy statement, Mses. Mayer and Nottebohm and Messrs. Levie and Smith had active 10b5-1 trading plans. Further, we periodically engage in transactions in our own securities. With regard to trading in our own securities, it is our practice to comply with the federal securities laws and the applicable exchange listing requirements.
Accounting Considerations
Authoritative accounting guidance on stock compensation requires measurement of the compensation expense for all share-based awards made to employees (such as our named executive officers) and directors based on the grant date “fair value” of the awards. Our Compensation Committee considers the accounting expense associated with equity awards. Even though our named executive officers and directors may realize no value from their equity awards, these values have been calculated for accounting purposes and reported in the tables below. This guidance also requires us to recognize the compensation cost of share-based awards in our income statements over the period that the named executive officer or director is required to continue service with us in order for the equity award to vest.
Risk Considerations
Our Compensation Committee reviews and discusses with management the risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, our Compensation Committee has engaged Compensia to independently review the risks associated with our executive compensation program. Based on these reviews, our Compensation Committee structures our executive compensation program to encourage our named executive officers to focus on both short-term and long-term success. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.

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How We Manage Risks Related to Our Compensation Program
Incentive compensation designed to be aligned with creation of long-term value for stockholders
•
Payouts under our Fiscal 2025 Executive Bonus Plan are based on achievement of revenue and non-GAAP operating income targets. PSUs to CEO are based on achievement of stock price targets and PSUs to other Named Executive Officers are based on achievement of revenue and non-GAAP operating income targets. These performance measures are viewed as supportive of our annual operating plan and create incentives for our named executive officers to create long-term value for our stockholders.

Compensation recovery policy	• Our Clawback Policy applies to certain current and former officers of the company who are subject to Section 16 of the Exchange Act.
• Under the Clawback Policy, incentive-based compensation may be recovered from covered executives if:
○ the company is required to restate all or a portion of its financial statements due to material non-compliance with any financial reporting requirement under applicable securities law;

○
the amount of incentive-based compensation that was received by the covered executive during the three preceding completed fiscal years exceeds the amount of incentive-based compensation that would have been received had the financial statements been in compliance with the financial reporting requirements; and

○ the incentive-based compensation was received after October 2, 2023.

Hedging and pledging policies
•
Our Insider Trading Policy prohibits all directors and employees, including our named executive officers, from engaging in the following activities with respect to our common stock: trading in derivative securities, hedging transactions, short sales, pledging stock as collateral, or holding stock in a margin account.

• These policies are intended to prevent a misalignment, or appearance of misalignment, of interests with stockholders.

Stock ownership guidelines
•
Our executive officers and non-employee directors are required to achieve levels of ownership of company stock with the following values within the later of (i) five years of such individual’s appointment, election or promotion date, as applicable, and (ii) July 2, 2024:

○ Non-employee directors: five times the annual cash retainer for Board service
○ Chief Executive Officer: five times annual base salary
○ Other named executive officers: two times annual base salary.

•
As of January 31, 2025, all of our directors and named executive officers met, exceeded, or were on track to meet these ownership guidelines within the time frames set out above based on their respective rates of stock accumulation.

Compensation Committee Report
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, our Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for our fiscal year ended January 31, 2025.
Respectfully submitted by the members of our Compensation Committee of the Board of Directors:
•	Bethany Mayer (Chair)
•	Sue Barsamian
•	Dana Evan

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Summary Compensation Table for Fiscal Year 2025

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Aaron Levie Chief Executive Officer	2025	162,000	—	12,353,800(5)	92,070	276	12,608,146
	2024	163,500	—	—	47,506	263	211,269
	2023	180,000	—	—	93,378	201	273,579
Olivia Nottebohm Chief Operating Officer	2025	360,000	100,000	4,173,000	204,562	705	4,838,267
	2024	85,909	100,000	11,178,000	24,974	83	11,388,966
	2023	—	—	—	—	—	—
Dylan Smith Chief Financial Officer	2025	382,500	—	4,451,200	217,346	650	5,051,696
	2024	386,042	—	4,344,450	112,160	619	4,843,271
	2023	411,250	—	4,827,900	213,312	452	5,452,914

(1)
The amount reported represents fifty percent of a $200,000 sign-on bonus pursuant to the terms of the offer letter that we entered into with Ms. Nottebohm in November 2023. The remaining fifty percent of the sign-on bonus was paid on February 15, 2024.

(2)
The amounts reported represent the grant date fair value of the awards granted to the named executive officers during fiscal years 2025, 2024 and 2023 (other than the RSUs granted in settlement of incentive compensation awards under the Executive Bonus Plan for fiscal years 2024 and 2023, which, in the case of such RSUs granted in fiscal years 2025 and 2024, are included in the “Non-Equity Incentive Plan Compensation” column for the prior fiscal year) as computed in accordance with FASB ASC Topic 718. Mr. Levie declined to receive any equity awards in fiscal year 2024 or 2023.

The grant date fair value of RSUs and PSUs with service-based and/or performance-based vesting conditions (other than those granted to Mr. Levie and described in footnote 5 below) is computed in accordance with FASB ASC Topic 718 based on the closing stock price on the date of grant, and for PSUs assumes achievement of the performance conditions at target levels and are (i) $2,086,500 for Ms. Nottebohm and (ii) $2,225,600 for Mr. Smith. The values of the PSUs at the grant date assuming that the highest level of performance conditions will be achieved are (i) $4,173,000 for Ms. Nottebohm and $4,451,200 for Mr. Smith.
(3)
The amounts reported represent incentive compensation awards earned in fiscal years 2025, 2024 and 2023 by the named executive officers under the Executive Bonus Plan. The material terms of the incentive compensation awards are described in the section titled “Executive Compensation Program Elements—Non-Equity Incentive Plan Compensation.” The incentive compensation awards were paid in the form of cash and fully vested RSUs, and the amounts reported reflect the grant date fair value of such RSUs, as computed in accordance with FASB ASC Topic 718 based on the closing stock price on the date of grant. The number of such RSUs granted in fiscal 2025 (in settlement of the incentive awards granted under the Fiscal 2024 Executive Bonus Plan) is set forth in “Grants of Plan-Based Awards in Fiscal Year 2025” table below.

(4)	The amounts reported represent amounts paid on behalf of the named executive officers for basic life insurance coverage.
(5)
Represents 600,000 PSUs granted to Mr. Levie on December 8, 2024. The grant date fair value of these PSUs with service-based and market-based vesting conditions is computed in accordance with FASB ASC Topic 718 using a Monte Carlo simulation, which requires the use of various assumptions, including the stock price volatility and risk-free interest rate as of the grant date corresponding to the length of the performance period. Information regarding the assumptions used to estimate the fair value of these PSUs is set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended January 31, 2025.

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Grants of Plan-Based Awards in Fiscal Year 2025
The following table sets forth information regarding grants of plan-based awards made to our named executive officers during fiscal year 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aaron Levie	—	—	89,100	142,400	—	—	—	—	—	—	—
	12/18/2024	—	—	—	200,000	600,000(3)	600,000	—	—	—	12,353,800(3)
	04/01/2024	—	—	—	—	—	—	848(4)	—	—	24,202(5)
Olivia Nottebohm	—	—	198,000	316,800	—	—	—	—	—	—	—
	04/01/2024	—	—	—	—	—	—	446(4)	—	—	12,729(5)
	04/03/2024	—	—	—	—	—	—	75,000(6)	—	—	2,086,500
	04/03/2024	—	—	—	37,500	75,000(7)	150,000	—	—	—	2,086,500
Dylan Smith	—	—	210,375	336,600	—	—	—	—	—	—	—
	04/01/2024	—	—	—	—	—	—	2,002(4)	—	—	57,137(5)
	04/03/2024	—	—	—	—	—	—	80,000(6)	—	—	2,225,600
	04/03/2024	—	—	—	40,000	80,000(7)	160,000	—	—	—	2,225,600

(1)
The amounts reported represent the target and maximum values of the named executive officers’ bonuses under our Fiscal 2025 Executive Bonus Plan. There are no threshold amounts under our Fiscal 2025 Executive Bonus Plan because our Compensation Committee exercises discretion to determine the actual payouts and, therefore, there is no minimum amount payable for a certain level of performance.

(2)
The amounts reported represent the grant date fair value of the awards granted to the named executive officers as computed in accordance with FASB ASC Topic 718, calculated based on the closing stock price on the date of grant.

(3)
Represents 600,000 PSUs granted to Mr. Levie on December 8, 2024. The grant date fair value of these PSUs with service-based and market-based vesting conditions is computed in accordance with FASB ASC Topic 718 using a Monte Carlo simulation, which requires the use of various assumptions, including the stock price volatility and risk-free interest rate as of the grant date corresponding to the length of the performance period.

(4)
The amounts reported represent the number of fully vested RSUs issued to Ms. Nottebohm and Messrs. Levie and Smith in our fiscal year ended January 31, 2025 in settlement of the incentive awards granted under the Fiscal 2024 Executive Bonus Plan.

(5)
The amounts reported represent the grant date fair value of the fully vested RSUs issued to Ms. Nottebohm and Messrs. Levie and Smith in our fiscal year ended January 31, 2025 in settlement of the incentive awards granted under the Fiscal 2024 Executive Bonus Plan, as computed in accordance with FASB ASC Topic 718 based on the closing stock price on the date of grant. These amounts, along with the cash amounts paid in settlement of the incentive awards granted under the Fiscal 2024 Executive Bonus Plan, are reflected as fiscal year 2024 compensation in the Summary Compensation Table for Fiscal Year 2025.

(6)	The amounts reported represent the number of RSUs issued as merit awards to Ms. Nottebohm and Mr. Smith in our fiscal year ended January 31, 2025.
(7)	The amounts reported represent the number of PSUs issued as merit awards to Ms. Nottebohm and Mr. Smith in our fiscal year ended January 31, 2025.

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Outstanding Equity Awards at 2025 Fiscal Year-End
The following table provides information regarding equity awards held by our named executive officers as of January 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Aaron Levie	12/18/2024(2)	—	—	—	—	—	—	600,000	20,034,000
Olivia Nottebohm	12/13/2023(3)	—	—	—	—	337,500	11,269,125	—	—
	04/03/2024(4)	—	—	—	—	60,938	2,034,720	—	—
	04/03/2024(5)	—	—	—	—	—	—	75,000	2,504,250
Dylan Smith	06/18/2015(6)	34,000	—	17.52	06/18/2025	—	—	—	—
	04/09/2017(6)	450,000	—	16.68	04/09/2027	—	—	—	—
	04/03/2019(6)	300,000	—	20.12	04/03/2029	—	—	—	—
	04/02/2021(7)	—	—	—	—	10,938	365,220	—	—
	04/04/2022(8)	—	—	—	—	25,782	860,861	—	—
	04/04/2022(9)	—	—	—	—	29,089	971,282	—	—
	04/03/2023(10)	—	—	—	—	46,407	1,549,530	—	—
	04/03/2023(11)	—	—	—	—	50,924	1,700,352	—	—
	04/03/2024(4)	—	—	—	—	65,000	2,170,350	—	—
	04/03/2024(5)	—	—	—	—	—	—	80,000	2,671,200

(1)
This column represents the market value of the shares underlying the PSUs and RSUs as of January 31, 2025, based on the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $33.39 per share on January 31, 2025, the last trading day of fiscal year 2025.

(2)
The PSUs are eligible to vest based on the Company's stock price achievement over a performance period that ends on the fourth anniversary of the grant date. The total number of PSUs is divided into three equal tranches with each tranche subject to both a stock price achievement price hurdle and a minimum vesting requirement. Achievement of a stock price hurdle is based on the average closing price of the Company's Class A common stock over a 45 trading-day period. Once both the stock price hurdle for a tranche and the minimum vesting requirement for such tranche are achieved, the number of PSUs in that tranche will vest and the vested PSUs will be settled through the issuance of shares of Class A common on the Company's next regular quarterly vesting date (March 20, June 20, September 20, and December 20), subject to continued service through each vesting date.

(3)	One fourth of the shares underlying the RSUs vested on December 20, 2024 and one sixteenth of the shares vest quarterly thereafter, subject to continued service to us.
(4)	One sixteenth of the shares underlying the RSUs vested on June 20, 2024 and one sixteenth of the shares vest quarterly thereafter, subject to continued service to us.
(5)
The number of PSUs earned per the applicable grant was determined by our Compensation Committee after our fiscal year end on March 25 2025, based on the company’s achievement of revenue and non-GAAP operating income performance criteria for the fiscal year that ended January 31, 2025. The number of shares shown reflect the actual number of shares determined by our Compensation Committee as earned and eligible for time-based vesting. One third of the shares underlying these PSUs vested on April 2, 2025, and the remaining two-thirds shall vest annually thereafter on April 2, 2026 and April 2, 2027, subject to continued service to us.

(6)	The stock option is fully vested and exercisable.
(7)	One sixteenth of the shares underlying the RSUs vested on June 20, 2021 and one sixteenth of the shares vest quarterly thereafter, subject to continued service to us.
(8)	One sixteenth of the shares underlying the RSUs vested on June 20, 2022 and one sixteenth of the shares vest quarterly thereafter, subject to continued service to us.
(9)
The number of PSUs earned per the applicable grant was determined by our Compensation Committee after our fiscal year end on March 22, 2023 based on the company’s achievement of revenue and non-GAAP operating income performance criteria for the fiscal year that ended January 31, 2023. The number of shares shown reflect the actual number of shares determined by our Compensation Committee as earned that remained subject to time-based vesting. One third of the shares underlying these PSUs vested on April 4, 2023 and the remaining shares vested annually thereafter.

(10)	One sixteenth of the shares underlying the RSUs vested on June 20, 2023 and one sixteenth of the shares vest quarterly thereafter, subject to continued service to us.
(11)
The number of PSUs earned per the applicable grant was determined by our Compensation Committee after our fiscal year end on March 22, 2024 based on the company’s achievement of revenue and non-GAAP operating income performance criteria for the fiscal year that ended January 31, 2024. The number of shares shown reflect the actual number of shares determined by our Compensation Committee as earned and eligible for time-based vesting. One third of the shares underlying these PSUs vested on March 22, 2024 and March 20, 2025, and the remaining one-third shall vest on March 20, 2026, subject to continued service to us.

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Option Exercises and Stock Vested in Fiscal Year 2025
The following table sets forth the number of shares of Class A common stock acquired during our fiscal year 2025 by our named executive officers upon the exercise of stock options and the vesting of RSU awards and the value realized upon such exercise or vesting.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Aaron Levie	—	—	848	24,202
Olivia Nottebohm	—	—	127,008	4,039,326
Dylan Smith	260,000	3,602,600	169,055	4,913,140

(1)	The value realized on exercise is the difference between the market price of the shares of our Class A common stock underlying the options when exercised and the applicable exercise price.
(2)
Calculated by multiplying (i) the fair market value of our Class A common stock on the date of vesting, which was determined using the closing price on the New York Stock Exchange of a share of our Class A common stock on the date of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of our Class A common stock acquired upon vesting.

Pension Benefits and Nonqualified Deferred Compensation
We did not provide any defined benefit pension plans or nonqualified deferred compensation plans during our fiscal year ended January 31, 2025.
Potential Payments upon Termination or Change in Control
We have entered into change of control and severance agreements (“change in control agreements”) with our current named executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. These change in control agreements superseded any other agreement or arrangement relating to severance benefits with these named executive officers.
The descriptions that follow describe such payments and benefits that may be owed by us to each of our named executive officers upon the named executive officer’s termination under certain circumstances, pursuant to the named executive officer’s change in control agreement.
The change in control agreements will remain in effect for an initial term of three years. At the end of the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 90 days prior to the date of the automatic renewal. The change in control agreements also acknowledge that each of these named executive officers is an at-will employee, whose employment can be terminated at any time.
In order to receive the severance benefits described below, each of these named executive officers is obligated to execute a release of claims against us, provided such release of claims becomes effective and irrevocable no later than 60 days following such named executive officer’s termination date, and to continue to comply with the terms of the named executive officer’s confidential information and intellectual property assignment agreement with us.
In the event of a termination of employment without “cause” (as generally defined below) outside of the “change in control period” (as generally defined below), such named executive officer will receive the following:
•	a lump-sum payment of base salary for six months; and
•	paid COBRA benefits for six months.

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In the event of a termination of employment without “cause” or a resignation for “good reason” (as generally defined below) during the “change in control period,” such named executive officer will receive the following:
•	a lump-sum payment of 12 months of base salary;
•	a lump-sum payment equal to 100% of his or her target bonus;
•	paid COBRA benefits for 12 months; and
•	100% acceleration of equity awards.
In the event any payment to one of these named executive officers is subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Code), the named executive officer will be entitled to receive such payment as would entitle the named executive officer to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.
For the purpose of the change in control agreements, “cause” means generally the occurrence of any of the following:
•	an act of dishonesty by the named executive officer in connection with the named executive officer’s responsibilities as an employee;
•	the named executive officer’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony or any crime involving fraud or embezzlement;
•	the named executive officer’s gross misconduct;
•
the unauthorized use or disclosure by the named executive officer of our proprietary information or trade secrets or those of any other party to whom the named executive officer owes an obligation of nondisclosure as a result of the named executive officer’s relationship with us;

•	the named executive officer’s willful breach of any obligations under any written agreement or covenant with us;
•	the named executive officer’s failure to cooperate with an investigation by a governmental authority; or
•	the named executive officer’s continued failure to perform his or her duties after notice and a cure period.
For the purpose of the change in control agreements with Messrs. Levie and Smith, “good reason” means generally the named executive officer’s voluntary termination of employment following the expiration of any cure period following the occurrence of one or more of the following without the named executive officer’s consent:
•
a material reduction of the named executive officer’s duties, authorities or responsibilities other than a reduction following a change in control where the named executive officer assumes similar functional duties for a stand-alone business unit due to the company becoming part of a larger entity; provided that a reduction resulting from the company not being a stand-alone business unit following a change in control will affirmatively be grounds for good reason;

•	a material reduction of the named executive officer’s base salary; or
•	a material change in the geographic location of the named executive officer’s primary work facility or location.
For the purpose of the change in control agreement with Ms. Nottebohm, “good reason” means generally the named executive officer’s voluntary termination of employment following the expiration of any cure period following the occurrence of one or more of the following without the named executive officer’s consent:
•
a material reduction of the named executive officer’s duties, authorities or responsibilities other than a reduction following a change in control due to the company being part of a larger entity where the named executive officer assumes similar functional duties;

•	a material reduction of the named executive officer’s base salary; or
•	a material change in the geographic location of the named executive officer’s primary work facility or location.
For the purpose of the change in control agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control of the company. In addition, under these arrangements, a change in control is generally defined as a change in more than 50% of the total voting power of our stock, certain changes in the majority composition of the Board of Directors during a 12-month period, or a change in the ownership of a substantial portion of the company’s assets.

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The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers serving as of the end of fiscal year 2025 pursuant to the change in control agreements in effect at that time. Payments and benefits are estimated assuming that the triggering event took place on the last business day of our fiscal year ended January 31, 2025, and the price per share of our Class A common stock is the closing price of the New York Stock Exchange as of that date. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

Executive	Payment Elements	Termination Without Cause or Termination for Good Reason Within Change in Control Period ($)	Termination Without Cause Outside of Change in Control Period ($)
Aaron Levie	Salary	162,000	81,000
	Bonus	89,100	—
	Stock Awards(1)	—	—
	Health Coverage(2)	33,386	16,693
	Total	20,318,486	97,693
Olivia Nottebohm	Salary	360,000	180,000
	Bonus	198,000	—
	Stock Awards(1)	15,808,095	—
	Health Coverage(2)	—	—
	Total	16,366,095	180,000
Dylan Smith	Salary	382,500	191,250
	Bonus	210,375	—
	Stock Awards(1)	10,371,836	—
	Health Coverage(2)	33,800	16,900
	Total	10,371,836	208,150

(1)
Value represents the estimated benefit amount of unvested RSUs and PSUs calculated by multiplying the number of RSUs and PSUs subject to acceleration held by the applicable named executive officer by the closing price of our Class A common stock on the New York Stock Exchange on January 31, 2025, which was $33.39 per share.

(2)
Represents 12 months of Box-paid COBRA benefits in the case of termination without cause or a termination of employment for good reason within the change in control period and six months of Box-paid COBRA benefits in the case of a termination of employment without cause outside of the change in control period. Ms. Nottebohm does not participate in Box’s health coverage program.

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CEO Pay Ratio
Under SEC rules, we are required to provide the following information regarding the relationship between the annual total compensation of Mr. Levie, our Chief Executive Officer, and the median annual total compensation of our employees (other than Mr. Levie) for fiscal year 2025:
•	Mr. Levie’s annual total compensation, as reported in the “Summary Compensation Table for Fiscal Year 2025” table included in this proxy statement, was $12,608,146.
•	The median of the annual total compensation of all employees (other than Mr. Levie) of the company (including our consolidated subsidiaries) was $194,714.
•	Based on the above, for fiscal year 2025, the ratio of Mr. Levie’s annual total compensation to the median of the annual total compensation of all employees was 64.8 to 1.
We believe that this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended.
The median employee used in our analyses for fiscal years 2024 and 2023 has been promoted by Box, making their compensation for fiscal year 2025 compensation unsuitable as our median employee. For our fiscal year 2025 analysis, we have substituted this individual with another employee whose compensation for fiscal year 2023 was substantially similar to that of our previous median employee. Other than the substitution of our median employee, there have been no changes in our employee population or employee compensation arrangements since fiscal year 2023 that we believe would significantly impact the pay ratio.
We determined the employee with the median annual total compensation of our employees, other than Mr. Levie, as of January 31, 2023, at which time we had approximately 2,487 full-time and part-time regular employees globally, approximately 72% of whom are U.S.-based employees, and approximately 28% of whom are located outside of the United States. We then compared the base salaries, bonuses earned, commissions earned and equity compensation of these employees (other than Mr. Levie) to determine the median employee, with base salaries annualized for employees employed by the company for less than a year.
The median employee’s annual total compensation for fiscal year 2025 was determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to the annual total compensation of Mr. Levie, we used the amount reported in the “Total Compensation” column in the “Summary Compensation Table for Fiscal Year 2025” table included in this Proxy Statement.

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Pay-Versus-Performance
As required by Section 952(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain measures of company performance for each of the last five completed fiscal years. The material that follows is provided in compliance with these rules, however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis.”
In determining the “compensation actually paid” to our named executive officers (or “NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table as the SEC’s rules for this disclosure differ from those required in the Summary Compensation Table. For our NEOs other than our principal executive officer (the “PEO”), amounts disclosed are reported as an average.

					Value of initial fixed $100 Investment based on:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEO ($)(3)	Average Compensation Actually Paid to Non-PEO NEO ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income ($)(7)	Company Selected Measure (Non-GAAP Operating Income) ($)(8)
2025	12,608,146	13,289,146	4,944,982	8,361,326	222	289	244,621,000	303,648,000
2024	211,269	211,269	6,883,737	3,738,831	173	220	129,032,000	256,767,000
2023	273,579	(790,421)	5,219,219	7,108,682	213	142	26,783,000	228,978,000
2022	292,514	252,514	4,499,801	7,932,606	174	183	(41,459,000)	173,422,000
2021	288,244	80,244	2,937,347	3,806,209	115	146	(43,433,000)	118,842,000

(1)
Our PEO for each year reported is Aaron Levie, our Chief Executive Officer. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Levie in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

(2)
Compensation actually paid does not mean that our PEO was actually paid these amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC’s rules as shown in the adjustments table below.

Description of Adjustment	2025
Summary Compensation Table – Total Compensation PEO	12,608,146
Subtract grant date fair value of equity awards in Summary Compensation Table ($)	(12,353,800)
Add year end fair value of equity awards granted during year that are outstanding and unvested at fiscal year end ($) *	13,034,800
Adjust for year over year change in fair value of outstanding and unvested equity awards granted in prior years ($)	—
Add fair value as of vesting date of equity awards granted and vested in the year ($)	—
Adjust for year over year change in fair value of equity awards granted in prior years that vested in the year ($)	—
Subtract fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	—
Total Equity Adjustments (subtotal) ($)	681,000
Compensation Actually Paid ($)	13,289,146

*	The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards.
(3)
The non-PEO NEOs for fiscal year 2025 are Olivia Nottebohm and Dylan Smith. The non-PEO NEOs for fiscal year 2024 were Stephanie Carullo, Olivia Nottebohm, and Dylan Smith. The non-PEO NEOs for fiscal years 2023, 2022, and 2021 were Stephanie Carullo and Dylan Smith. The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

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(4)
Compensation actually paid does not mean that that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC’s rules as shown in the adjustment table below.

Description of Adjustment	2025
Summary Compensation Table – Total Compensation non-PEO NEOs	4,944,982
Subtract grant date fair value of equity awards in Summary Compensation Table ($)	(4,312,100)
Add year end fair value of equity awards granted during year that are outstanding and unvested at fiscal year end ($) *	4,868,813
Adjust for year over year change in fair value of outstanding and unvested equity awards granted in prior years ($)	1,854,875
Add fair value as of vesting date of equity awards granted and vested in the year ($)	437,336
Adjust for year over year change in fair value of equity awards granted in prior years that vested in the year ($)	567,420
Subtract fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	—
Total Equity Adjustments (subtotal) ($)	3,416,344
Compensation Actually Paid ($)	8,361,326

*	The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards.
(5)
Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

(6)
The peer group used is the NASDAQ Computer Index, as used in the company's performance graph in our Annual Report on Form 10-K. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

(7)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)
In the company’s assessment, non-GAAP operating income is the financial performance measure that is the most important financial measure used by the company in fiscal 2025 to link compensation actually paid to performance. The dollar amounts reported reflect the amount of non-GAAP operating income for the applicable year.

Compensation Actually Paid and Total Shareholder Return
Our Compensation Committee makes executive compensation decisions independent of SEC disclosure requirements. For a discussion of our decision-making process, please see the “Compensation Discussion and Analysis” section above.
The following graph reflects the relationship between the PEO and average non-PEO NEO “compensation actually paid” (“CAP”), our cumulative Total Shareholder Return (“TSR”) and the TSR of the NASDAQ Computer Index (“Peer TSR”), assuming an initial fixed investment on January 31, 2020 of $100, for the fiscal years ended January 31, 2025, 2024, 2023, 2022, and 2021.

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Compensation Actually Paid and Net Income
The following graph reflects the relationship between the PEO and average non-PEO NEO CAP, and our net income (loss) for the fiscal years ended January 31, 2025, 2024, 2023, 2022, and 2021. While we are required by SEC rules to disclose the relationship between our net income and “compensation actually paid” to our NEOs, this is not a metric our Compensation Committee currently uses in evaluating our NEOs’ compensation.

Compensation Actually Paid and Non-GAAP Operating Income
The following graph reflects the relationship between the PEO and average non-PEO NEO CAP, and our non-GAAP operating income for the fiscal years ended January 31, 2025, 2024, 2023, 2022, and 2021.

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Tabular List of Performance Measures
Every year our Board of Directors sets a list of corporate goals as part of our annual business plan. These goals are used to evaluate our performance and the performance of our executive officers. These goals are used in our executive compensation programs, in particular in our annual executive bonus program. The list below includes the three financial performance measures that in our assessment represent the most important financial performance measures used in fiscal year 2025 to link compensation actually paid to company performance.
•	Non-GAAP operating income
•	Revenue
•	Stock price

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by stockholders	Class A	15,688,759	$17.90	11,417,547
Equity compensation plans not approved by stockholders	—	—	—	—
Total	Class A	15,688,759	$17.90	11,417,547

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(2)	Includes: 8,594,162 shares from the 2015 Equity Incentive Plan and 2,823,395 shares from the 2015 Employee Stock Purchase Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table on the following page sets forth certain information with respect to the beneficial ownership of our capital stock as of April 16, 2025 for:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Class A common stock or Series A Preferred Stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 145,429,209 shares of our Class A common stock outstanding as of April 16, 2025. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of April 16, 2025 and issuable upon the vesting of RSUs held by the person within 60 days of April 16, 2025. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person. There were 500,000 shares of our Series A Preferred Stock outstanding as of April 16, 2025.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Box, Inc., 900 Jefferson Ave., Redwood City, California 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock Beneficially Owned	Number of Series A Preferred Shares Beneficially Owned+	Percent of Series A Preferred Shares Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	25,590,104	17.6%	—	—
The Vanguard Group, Inc.(2)	18,339,682	12.6%	—	—
Earnest Partners, LLC(3)	7,734,494	5.3%	—	—
Entities Affiliated with KKR(4)	—	—	149,999	30.0%
Oak Hill Advisor Entities(5)	—	—	116,667	23.3%
Quantum Partners LP(6)	—	—	61,834	12.4%
Nomura Securities International, Inc.(7)	—	—	50,000	10.0%
Entities Affiliated with Hudson Bay Capital Management, LP(8)	—	—	40,000	8.0%
Entities Affiliated with Highbridge Capital Management LLC(9)	—	—	38,667	7.7%

Named Executive Officers and Directors:
Aaron Levie(10)	2,981,293	2.1%	—	—
Dylan Smith(11)	2,047,136	1.4%	—	—
Olivia Nottebohm(12)	76,798	*	—	—
Sue Barsamian(13)	75,923	*	—	—
Dana Evan(14)	155,395	*	—	—
Jack Lazar(15)	50,773	*	—	—
Dan Levin(16)	154,571	*	—	—
Bethany Mayer(17)	58,731	*	—	—
Steve Murphy(18)	3,345	*	—	—
Amit Walia(19)	16,484	*	—	—
All current executive officers and directors as a group (10 persons)(20)	5,620,499	3.9%	—	—

*	Represents beneficial ownership of less than one percent (1%).
+	None of the holders of Series A Preferred Shares beneficially owns more than 5% of the Class A Shares.

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(1)
According to a Schedule 13G/A filed with the SEC on April 5, 2024, BlackRock, Inc. (“BlackRock”), has sole voting power with respect to 25,228,332 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to 25,590,104 of the reported shares and shared dispositive power with respect to none of the reported shares. BlackRock’s business address is 50 Hudson Yards, New York, NY 10001.

(2)
According to a Schedule 13G/A filed with the SEC on November 12, 2024, The Vanguard Group, Inc. (“Vanguard”), as an investment advisor, has sole voting power with respect to none of the reported shares, shared voting power with respect to 258,267 of the reported shares, sole dispositive power with respect to 17,910,163 of the reported shares and shared dispositive power with respect to 429,519 of the reported shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
According to a Schedule 13G filed with the SEC on November 13, 2024, Earnest Partners, LLC (“Earnest”), as an investment advisor, has sole voting power with respect to 5,393,762 of the reported shares, shared voting power with respect to 1,366,969 of the reported shares, sole dispositive power with respect to 7,734,494 of the reported shares, and shared dispositive power with respect to none of the reported shares. The business address of Earnest is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(4)
Represents 113,240 shares held by Powell Investors III L.P., 20,293 shares held by Tailored Opportunistic Credit Fund, 7,379 shares held by KKR-NYC Credit C L.P., 6,088 shares held by KKR-Milton Credit Holdings L.P. and 2,999 shares held by CPS Holdings (US) L.P. As of April 16, 2025, the Series A Preferred Shares held by these KKR-affiliated entities are convertible into 5,562,836 shares of Class A common stock. KKR Special Situations Fund III Limited is the general partner of Powell Investors III L.P. KKR Dislocation Opportunities (EEA) Fund SCSp is the sole shareholder of KKR Special Situations Fund III Limited. KKR Associates Dislocation Opportunities SCSp is the general partner of KKR Dislocation Opportunities (EEA) Fund SCSp. KKR Dislocation Opportunities S.a r.l. is the general partner of KKR Associates Dislocation Opportunities SCSp. KKR Dislocation Opportunities Limited is the sole shareholder of KKR Dislocation Opportunities S.a r.l. KKR-NYC Credit C GP LLC is the general partner of KKR-NYC Credit C L.P. KKR-NYC SL GP MH LLC is the sole member of KKR-NYC Credit C GP LLC. KKR Associates Milton Strategic L.P. is the general partner of KKR-Milton Credit Holdings L.P. KKR Milton Strategic Limited is the general partner of KKR Associates Milton Strategic L.P. CPS Holdings (US) GP LLC is the general partner of CPS Holdings (US) L.P. CPS Managers Fund (US) L.P. is the sole member of CPS Holdings (US) GP LLC. CPS Associates (US) L.P. is the general partner of CPS Managers Fund (US) L.P. CPS (US) LLC is the general partner of CPS Associates (US) L.P. KKR Credit Fund Advisors LLC is an investment advisor to Powell Investors III L.P. and KKR-NYC Credit C L.P. and is a wholly-owned subsidiary of KKR Credit Advisors (US) LLC., which, along with KKR Australia Investment Management Pty Limited, is the investment advisor to Tailored Opportunistic Credit Fund and KKR-Milton Credit Holdings L.P. KKR Australia Pty Limited is the sole shareholder of KKR Australia Investment Management Pty Limited. KKR Asia LLC is the sole shareholder of KKR Australia Pty Limited. Kohlberg Kravis Roberts & Co. L.P. is the holder of all of the outstanding equity interests in KKR Credit Advisors (US) LLC and KKR Asia LLC and is the investment advisor to CPS Managers Fund (US) L.P. KKR & Co. GP LLC is the general partner of Kohlberg Kravis Roberts & Co. L.P. KKR Holdco LLC is the sole member of KKR & Co. GP LLC. KKR Group Partnership L.P. is the sole shareholder of each of KKR Dislocation Opportunities Limited and KKR Milton Strategic Limited and the sole member of each of KKR-NYC SL GP MH LLC, CPS (US) LLC and KKR Holdco LLC. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Messrs. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. The principal business address of each of the entities and persons identified above, other than Kohlberg Kravis Roberts & Co. L.P., KKR & Co. GP LLC, KKR Holdco LLC, KKR Group Partnership L.P., KKR Group Holdings Corp., KKR & Co. Inc., KKR Management LLP and Messrs. Kravis and Roberts is 555 California Street, 50th Floor, San Francisco, CA 94104, the principal business address of the other entities and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001 and the principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(5)
Interests shown are held by entities advised and/or managed by Oak Hill Advisors, L.P. or its affiliate (each, an “Oak Hill Advisors Entity”). Interests shown consists of 900 shares held by ALOHA European Credit Fund, L.P., 2,800 shares held by Future Fund Board of Guardians, 900 shares held by Illinois State Board of Investment, 1,400 shares held by Indiana Public Retirement System, 2,800 shares held by OHA AD Customized Credit Fund (International), L.P., 4,100 shares held by OHA Artesian Customized Credit Fund I, L.P., 700 shares held by OHA BCSS SSD II, L.P., 8,800 shares held by OHA Black Bear Fund, L.P., 5,300 shares held by OHA Centre Street Partnership, L.P., 8,800 shares held by OHA Credit Solutions Master Fund II SPV, L.P., 6,500 shares held by OHA Delaware Customized Credit Fund Holdings, L.P., 1,100 shares held by OHA Delaware Customized Credit Fund-F, L.P., 5,900 shares held by OHA Dynamic Credit ORCA Fund, L.P., 800 shares held by OHA Enhanced Credit Strategies Master Fund, L.P., 5,200 shares held by OHA KC Customized Credit Master Fund, L.P., 800 shares held by OHA MPS SSD II, L.P., 4,200 shares held by OHA SA Customized Credit Fund, L.P., 21,500 shares held by OHA Strategic Credit Master Fund II, L.P., 3,600 shares held by OHA Structured Products Master Fund D, L.P., 28,567 shares held by OHA Tactical Investment Master Fund, L.P., 1,200 shares held by OHAT Credit Fund, L.P. and 800 shares held by The Coca-Cola Company Master Retirement Trust. As of April 16, 2025, the Series A Preferred Shares held by these Oak Hill Advisors entities are convertible into 4,326,684 shares of Class A common stock. The business address for the Oak Hill Advisors Entities is One Vanderbilt Avenue 16th Floor New York, NY 10017. Glenn R. August is the Founder, Senior Partner and Chief Executive Officer of Oak Hill Advisors, L.P. The interests beneficially owned by the Oak Hill Advisors Entities may also be deemed to be beneficially owned by Mr. August. Mr. August disclaims beneficial ownership of our Series A Preferred Shares beyond his pecuniary interest in the Oak Hill Advisors Entities for purposes of Section 16 under the Exchange Act.

(6)
Interests shown consists of 61,634 shares held by Quantum Partners LP, managed by Soros Fund Management LLC. As of April 16, 2025, the Series A Preferred Shares held by Quantum Partners LP are convertible into 2,293,165 shares of Class A common stock. The business address for Quantum Partners LP is 250 West 55th Street, New York, NY 10019.

(7)
Interests shown consists of 50,000 shares held by Nomura Securities International, Inc. As of April 16, 2025, the Series A Preferred Shares held by Nomura Securities International, Inc. are convertible into 1,854,292 shares of Class A common stock. The business address of Nomura Securities is Worldwide Plaza, 309 West 49th Street, New York, NY 10019.

(8)
Interests shown are held by entities advised and/or managed by Hudson Bay Capital Management, LP or its affiliates (each, an “Hudson Bay Capital Management Entity”). The interests shown consist of 32,636 shares held by Hudson Bay Capital Structure Opportunities Master Fund Ltd and 7,364 shares held by HB Fund LLC. As of April 16, 2025, the Series A Preferred Shares held by these Hudson Bay Capital Management Entities are convertible into 1,483,433 shares of Class A common stock. The business address for Hudson Bay Capital Management, LP is 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(9)
Interests shown are held by entities advised and/or managed by Highbridge Capital Management LLC or its affiliates (each, an “Highbridge Capital Management Entity”). The interests shown consist of 33,467 shares held by Highbridge Tactical Credit Master Fund, LP and 5,200 shares held by Highbridge Tactical Credit Institutional Fund, LTD. As of April 16, 2025, the Series A Preferred Shares held by these Highbridge Capital Management Entities are convertible into 1,433,997 shares of Class A common stock. The business address for Highbridge Capital Management LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172.

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(10)	Consists of (i) 2,979,780 shares held by Mr. Levie and (ii) 1,513 shares issuable upon the vesting of RSUs within 60 days of April 16, 2025.
(11)
Consists of (i) 1,259,565 shares held by Mr. Smith, (ii) 784,000 shares subject to options held by Mr. Smith that are exercisable within 60 days of April 16, 2025, and (iii) 3,571 shares issuable upon the vesting of RSUs within 60 days of April 16, 2025.

(12)	Consists of (i) 73,437 shares held by Ms. Nottebohm and (ii) 3,361 shares issuable upon the vesting of RSUs within 60 days of April 16, 2025.
(13)	Consists of (i) 47,197 shares held by Ms. Barsamian and (ii) 28,726 shares subject to options held by Ms. Barsamian that are exercisable within 60 days of April 16, 2025.
(14)	Consists of (i) 109,567 shares held by Ms. Evan and (ii) 45,828 shares subject to options held by Ms. Evan that are exercisable within 60 days of April 16, 2025.
(15)	Consists of (i) 19,107 shares held by Mr. Lazar and (ii) 31,666 shares subject to options held by Mr. Lazar that are exercisable within 60 days of April 16, 2025.
(16)	Consists of (i) 43,940 shares held by Mr. Levin and (ii) 110,631 shares subject to options held by Mr. Levin that are exercisable within 60 days of April 16, 2025.
(17)	Consists of 58,731 shares held by Ms. Mayer, as Trustee of The Jantzen/Mayer Family 2002 Trust.
(18)	Consists of (i) 858 shares held by Mr. Murphy and (ii) 2,487 shares issuable upon the vesting of RSUs within 60 days of April 16, 2025.
(19)	Consists of 16,484 shares held by Mr. Walia.
(20)
Consists of (i) 4,608,666 shares outstanding as of April 16, 2025, (ii) 1,000,851 shares subject to options exercisable within 60 days of April 16, 2025, and (iii) 10,932 shares issuable upon the vesting of RSUs within 60 days of April 16, 2025.

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RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Relationship with KKR
On April 7, 2021, the company entered into an Investment Agreement (the “Investment Agreement”) with investment vehicles managed or advised by KKR Credit Advisors (US) LLC, or affiliates thereof (collectively, “KKR”), relating to the issuance and sale by the company to KKR and certain other parties (collectively with KKR, the “Investors”) of 500,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) for an aggregate purchase price of $500 million, or $1,000 per share (the “Issuance”).
Pursuant to the Investment Agreement, the company appointed one individual designated by KKR, who was initially John Park. So long as KKR beneficially owns at least 50% of the shares of Series A Preferred Stock that it purchased at the closing of the Issuance on an as-converted basis, KKR will have the right to designate a director nominee for election to the Board of Directors. In May 2024, Mr. Park resigned from our Board of Directors and the company appointed Steve Murphy, an individual designated by KKR, to our Board of Directors for a term expiring at the 2026 annual meeting of company’s stockholders.
For further information regarding the Investment Agreement, including a description of certain obligations and restrictions binding on the parties thereto and the terms of the Series A Preferred Stock, please refer to the company’s Current Reports on Form 8-K filed with the SEC on April 8, 2021 and May 18, 2021.
Other Transactions
We have entered into change in control and severance agreements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. See the section titled and “Executive Compensation—Potential Payments upon Termination or Change in Control.”
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our Charter and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Other than as described above, since February 1, 2023, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for reviewing and approving transactions with related persons. Our Audit Committee charter provides that our Audit Committee shall review any related person transactions. Our Board of Directors has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our Audit Committee. In approving or rejecting any such transaction, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
The company is not aware of any related person transactions required to be reported under applicable SEC rules since the beginning of the last fiscal year where our policies and procedures did not require review, or where such policies and procedures were not followed.

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OTHER MATTERS
Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.
Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to:
Box, Inc.
Attention: Investor Relations
900 Jefferson Ave.
Redwood City, California 94063
Tel: (650) 209-3463
Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
Stockholder List
We will make available a list of stockholders of record as of the Record Date for inspection by stockholders for any purpose germane to the Annual Meeting from June 17, 2025 through June 26, 2025 at our headquarters located at 900 Jefferson Ave., Redwood City, California 94063. If you wish to inspect the list, please submit your request, along with proof of ownership, by email to ir@box.com.
Stockholder Proposals and Director Nominations for the 2026 Annual Meeting of Stockholders
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act by submitting their proposals in writing to our Secretary in a timely manner. For a Rule 14a-8 stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January [•], 2026. In addition, such stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Box, Inc.
Attention: Corporate Secretary
900 Jefferson Ave.
Redwood City, California 94063
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Our Bylaws, in general, provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary at the address set forth above, which notice must contain the information specified in our Bylaws. To be timely for our 2026 annual meeting of stockholders, our Secretary must receive the written notice at the address set forth above:
•	not earlier than 8:00 a.m. Pacific time on February [•], 2026; and
•	not later than 5:00 p.m. Pacific time on March [•], 2026.

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In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received to our Secretary at the address set forth above not earlier than 8:00 a.m. Pacific time on the 120th day before the 2025 annual meeting of stockholders and not later than 5:00 p.m. Pacific Time on the later of the following two dates:
•	the 90th day prior to the 2026 annual meeting of stockholders; or
•	the 10th day following the day on which public announcement of the date of our 2026 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting and otherwise comply with our Bylaws, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our Class A common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors” beginning on page 21 of this proxy statement.
In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws which includes information required by Rule 14a-19 under the Exchange Act. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received at the address set forth above within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
In 2021, our Board of Directors amended our bylaws to provide our stockholders with proxy access provisions. Under our bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws. To be timely for our 2026 annual meeting of stockholders, our Secretary must receive the written notice at the address set forth above not earlier than 8:00 a.m. Pacific time on December [•], 2025 and not later than 5:00 p.m. Pacific time on January [•], 2026.
Availability of Bylaws
A copy of our Bylaws is available on our website at https://www.boxinvestorrelations.com. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Fiscal Year 2025 Annual Report and SEC Filings
Our financial statements for our fiscal year ended January 31, 2025 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://www.boxinvestorrelations.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Box, Inc., Attention: Investor Relations, 900 Jefferson Ave., Redwood City, California 94063.
Forward-Looking Statements
This proxy statement, along with the accompanying stockholder letter, contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, statements in the stockholder letter regarding our market opportunity and business plan,

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including our expectations regarding future expansion within certain geographic and industry sectors; the competitive positioning of our product portfolio; our expectations regarding new products, features, and integrations with third-party partners as well as potential impacts upon, and benefits provided to, our customers, and underlying assumptions of any of the foregoing are forward-looking statements.
When used in this proxy statement, terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of those terms or other comparable terms are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause us to fall short of our expectations or may cause us to deviate from our current plans, as expressed or implied by these statements. The known risks that could cause our results to differ, or may cause us to take actions that are not currently planned or expected, are described in the company’s reports and filings with the SEC including, without limitation, the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, under the heading Item 1A – “Risk Factors.” Unless required by law, the company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this proxy statement is specifically qualified in its entirety by the aforementioned factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement.
*  *  *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our Voting Stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our Class A common stock and/or Series A Preferred Stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS Redwood City, California May [•], 2025

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APPENDIX A
BOX, INC. AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN
1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2. Definitions. As used herein, the following definitions will apply:
(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e) “Board” means the Board of Directors of the Company.
(f) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(i) “Common Stock” means the Class A common stock of the Company.
(j) “Company” means Box, Inc., a Delaware corporation, or any successor thereto.
(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(l) “Director” means a member of the Board.
(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. Pursuant to the provisions of Section 4(d), the Administrator may not institute an Exchange Program.
(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(1) The closing sales price for Common Stock as quoted on the New York Stock Exchange on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(2) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be the price as determined under subsection (i) above on

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the immediately preceding trading day, unless otherwise determined by the Administrator. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(r) “Fiscal Year” means the fiscal year of the Company.
(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t) “Inside Director” means a Director who is an Employee.
(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w) “Option” means a stock option granted pursuant to the Plan.
(x) “Outside Director” means a Director who is not an Employee.
(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(z) “Participant” means the holder of an outstanding Award.
(aa) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(bb) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(cc) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(dd) “Plan” means this Amended and Restated 2015 Equity Incentive Plan.
(ee) “Restatement Date” means July 2, 2024, the date on which the amended and restated plan was approved by the Company’s stockholders at the 2024 Annual Meeting of Stockholders.
(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.
(jj) “Securities Act” means the U.S. Securities Act of 1933, as amended.
(kk) “Service Provider” means an Employee, Director or Consultant.
(ll) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(mm) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(nn) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

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(oo) “Substituted Award” means an Award granted in substitution for an equity award of an acquired entity in connection with a transaction described in Section 424(a) of the Code.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards granted after the Restatement Date is (i)14,000,000 Shares, plus (ii) a number of Shares equal to the number of Shares subject to stock options or similar awards granted under each of the 2011 Equity Incentive Plan, as amended (the “2011 Plan”) and this Plan on or prior to the Restatement Date that, after the Restatement Date, expire or otherwise terminate without having been exercised in full, and (iii) a number of Shares equal to the number of Shares issued pursuant to awards granted under each of the 2011 Plan and this Plan on or prior to the Restatement Date that, after the Restatement Date, are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to (ii) and (iii) equal to 20,228,040 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. For the avoidance of doubt, the Company is permitted to issue Shares pursuant to the exercise or settlement of Awards outstanding on or prior to the Restatement Date.
(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights and Options exercised through net settlement or a tender of Shares, the gross Shares subject to the portion of a Stock Appreciation Right exercised and the Shares withheld for payment of Option exercise price will cease to be available for future grant or sale under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;

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(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(viii) to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);
(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 15 of the Plan;
(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d) Exchange Program. The Administrator may not institute an Exchange Program (including “repricing” Options or Stock Appreciation Rights) without stockholder approval.
5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6. Stock Options.
(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be 5 years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c) Option Exercise Price and Consideration.
(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1) In the case of an Incentive Stock Option
(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

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(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d) Exercise of Option.
(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v) Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in liability under Section 16(b); or
(2) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of 30 days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7. Restricted Stock.
(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

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(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
8. Restricted Stock Units.
(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
9. Stock Appreciation Rights.
(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

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(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; multiplied by
(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10. Performance Units and Performance Shares.
(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11. Award Limitations.
(a) Outside Director Award Limitations:
(i) Cash-Settled Awards. No Outside Director may be granted, in any Fiscal Year, cash-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1 million, increased to $2 million in connection with his or her initial service.
(ii) Stock-Settled Awards. No Outside Director may be granted, in any Fiscal Year, stock-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1 million, increased to $2 million in connection with his or her initial service.
(b) Dividends and Other Distributions. Service Providers holding an Award granted under the Plan will not be entitled to receive any dividends or other distributions paid with respect to a Share underlying such

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Award until the portion of such Award covering such Share has fully vested, and all Periods of Restriction with respect to such Share have lapsed, and such Share has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such Award.
12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c) Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines subject to the restriction in the following paragraph, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards or Participants similarly in the transaction.
If the successor corporation does not assume or substitute for the Award, the Participant will vest in and have the right to exercise 100% of his or her then-unvested and outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, restrictions on Restricted Stock and Restricted Stock Units will lapse with respect to 100% of the outstanding and unvested Restricted Stock and Restricted Stock Units, and Awards with performance-based vesting will vested in a number of shares equal to 100% of the target number of Shares (assuming 100% achievement of vesting criteria) and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock

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Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
15. Tax.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral

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thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.
16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18. Term of Plan. The Plan was originally effective on January 21, 2015 and it will continue in effect for a term of 10 years from the Restatement Date, unless terminated earlier under Section 19 of the Plan.
19. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20. Conditions Upon Issuance of Shares.
(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22. Death or Disability. If a Participant’s status as a Service Provider ceases as a result of such Participant’s death or Disability, the Participant’s outstanding and unvested Awards will accelerate and fully vest. With respect to Awards with performance-based vesting that accelerate pursuant to this Section 22, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Participant, or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
23. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy in effect as of the adoption of this Plan, and will be subject to any other clawback policy of the Company as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national

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securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 23 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

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APPENDIX B
BOX, INC. AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2. Definitions.
(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d) “Board” means the Board of Directors of the Company.
(e) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total

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value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h) “Common Stock” means the Class A common stock of the Company.
(i) “Company” means Box, Inc., a Delaware corporation, or any successor thereto.
(j) “Compensation” means an Eligible Employee’s base straight time gross earnings (including any 13th month payments), commissions, payments for incentive compensation, bonuses and other similar compensation, and payments for overtime. Any retroactive adjustment payment will be considered Compensation for the Purchase Period in which it is paid. For clarity, Compensation shall not include any auto allowance, cost of living allowance, domestic partner fringe benefits, taxable education reimbursements, ex-patriot allowances, expense reimbursements, group term life payments, equity compensation, per diem, prizes or gifts, accrued paid time off that is paid at termination, referral bonuses, relocation payments, severance, sign-on bonuses, and/or spot bonuses. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Purchase Period.
(k) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant as required by Applicable Laws or determined by the Administrator, in its sole discretion, to fund the exercise of options granted pursuant to the Plan.
(l) “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.
(m) “Director” means a member of the Board.
(n) “Eligible Employee” means any individual who is an employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than 5 months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. For purposes of the Plan and any given Offering, if an employee is on the payroll of a given entity while providing services in another jurisdiction, then the employee’s Employer will be deemed to be the entity paying wages to the employee and the employee will be eligible for the same Offering as other Eligible Employees of the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer and the Company approve or is legally protected under Applicable Laws. Where the period of leave exceeds 3 months and the individual’s right to

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reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated 3 months and 1 day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).
(o) “Employer” means the employer of the applicable Eligible Employee(s).
(p) “Enrollment Date” means the first day of each Offering Period.
(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r) “Exercise Date” means the last day of each Purchase Period occurring on September 15 and March 15 of each year. Notwithstanding the foregoing, the first Exercise Date under the Plan will be September 15, 2015.
(s) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i) The closing sales price for Common Stock as quoted on the New York Stock Exchange on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator; or
(iii) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock (the “Registration Statement”).
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be the price as determined under subsection (i) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator.
(t) “Fiscal Year” means the fiscal year of the Company.
(u) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. Unless otherwise specified by the Administrator, each Offering under the Plan to the Eligible Employees of the Company or a Subsidiary shall be deemed a separate Offering, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(w) “Offering Periods” means the periods of approximately 24 months during which an option granted pursuant to the Plan may be exercised, (i) commencing on September 16 and March 16 of each year and (ii) terminating on September 15 / March 15, approximately 24 months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the date on which the

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Securities and Exchange Commission declares the Company’s Registration Statement effective and will end on March 15, 2017 (subject to Section 4(b)), and provided, further, that the second Offering Period under the Plan will commence on March 16, 2015. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.
(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y) “Participant” means an Eligible Employee that participates in the Plan.
(z) “Plan” means this Box, Inc. 2015 Employee Stock Purchase Plan.
(aa) “Purchase Period” means the approximately 6 month period: (i) commencing on September 16 and March 16 of each year and (ii) ending on March 15 and September 15 of the following year.
(bb) “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.
(cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(dd) “Trading Day” means a day on which the New York Stock Exchange is open for trading.
(ee) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3. Eligibility.
(a) First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.
(b) Subsequent Offering Periods. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.
(c) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.
(d) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4. Offering Periods.
(a) Timing and Duration. The Plan will be implemented by overlapping Offering Periods with a new Offering Period commencing on September 16 and March 16 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the date upon which the Company’s Registration Statement is declared effective by the Securities and

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Exchange Commission and end on March 15, 2017 (subject to Section 4(b)), and provided, further, that the second Offering Period under the Plan will commence on March 16, 2015. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.
(b) Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on the Enrollment Date of the immediately following Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of the existing Offering Period, then all Participants in the existing Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on the Exercise Date of the existing Offering Period and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.
5. Participation.
(a) First Offering Period. An Eligible Employee will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Administrator (which may be similar to the form attached hereto as Exhibit A or through an electronic enrollment process, to the extent permissible by Applicable Laws) (the “Subscription Agreement”) to the Company’s designated plan administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than the 15th day of the month following the effective date of such S-8 registration statement or such other period of time as the Administrator may determine (the “Enrollment Window”). For the first Offering Period, Contributions will commence as of the first payroll date immediately following the expiration of the Enrollment Window. An Eligible Employee’s failure to submit the Subscription Agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Offering Period.
(b) Subsequent Offering Periods. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed Subscription Agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator. Notwithstanding the first sentence of this Section 3(b), if an Eligible Employee has become a Participant in the Plan for a previous Offering Period, then Participant will continue to be enrolled in the Offering Period that immediately follows the expiration of the previous Offering Period under the same terms as his or her outstanding Subscription Agreement unless terminated as provided in Section 10.
6. Contributions.
(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the current Purchase Period or Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the Subscription Agreement prior to each Exercise Date of each Purchase Period. A Participant’s Subscription Agreement will remain in effect for successive Purchase Periods unless terminated as provided in Section 10 hereof.
(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.
(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.

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(d) A Participant may discontinue his or her participation in the Plan as provided in Section X. Unless otherwise determined by the Administrator, for each Purchase Period, a Participant may decrease and/or increase the rate of his or her Contributions once during the Purchase Period by (i) properly completing and submitting to the Company’s stock administration office or its designee (or through an electronic process, to the extent permissible by Applicable Laws), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new Subscription Agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. For clarity, a Participant may decrease his or her Contribution rate to any whole percentage, including 0%. Any decrease in Contribution rate made pursuant to this Section VI.D will be effective in accordance with the Company’s stock administration policies as then in effect. Any increase in Contribution rate will be effective as of the commencement of the next Purchase Period; provided, that the election to increase the Contribution rate is made prior to the expiration of open enrollment for that period. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (unless terminated as provided in Section X). The Administrator may, in its sole discretion, further limit the nature and/or number of Contribution rate changes that may be made by Participants during any Purchase Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.
(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased unilaterally by the Company to 0% at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, or (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code, or (iii) such Eligible Employees will participate in the Non-423 Component.
(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 3,000 shares of Common Stock (subject to any adjustment pursuant to Section 19); and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed Subscription Agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its

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absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8. Exercise of Option.
(a) Unless a Participant withdraws from the Plan as provided in Section X, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section X. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
(c) In its sole discretion, the Administrator may establish procedures that may allow a Participant to make an irrevocable election to make an immediate same-day sale of shares acquired on a given Exercise Date; provided, however, that any election under this Section 8(c) must be made during an open trading window under the rules and regulations for insider trading.
9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to facilitate compliance with Applicable Laws. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10. Withdrawal.
(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B). All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

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(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11. Termination of Employment. Unless otherwise required by Applicable Laws, if a Participant ceases to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. A Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option shall be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.
12. Interest. No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
13. Stock.
(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 24,164,734.
(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15. Designation of Beneficiary.
(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a

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Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections XV.A and B above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such Contributions.
18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such proposed dissolution or liquidation without an Exercise Date or a New Exercise Date, unless provided otherwise by the Administrator. The Administrator will notify each Participant in writing or electronically, and prior to the proposed dissolution or liquidation, each Participant will be deemed withdrawn from the Offering Period as provided in Section 10 hereof.
(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each

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Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20. Amendment or Termination.
(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii) shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v) reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

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As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23. Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
24. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of 20 years, unless sooner terminated under Section XX.
25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).
27. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
28. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
30. Tax Qualification. Although the Company may endeavor to (a) qualify an option for specific tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to any potential negative tax impact on Participants under the Plan.

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EXHIBIT A
BOX, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN
GLOBAL SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
Change in Payroll Deduction Rate

1.           hereby elects to participate in the Box, Inc. (the “Company”) 2015 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this subscription agreement, including the addendum (attached hereto) (the “Country Addendum”) containing country-specific terms and conditions (collectively, this “Agreement”) and the Plan. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.
2. I hereby authorize payroll deductions from each paycheck in the amount of   % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3. I understand I may increase and reduce my Contributions rate once, and only once, during a Purchase Period. Any increase in my Contribution rate will only be effective for the following Purchase Period; provided, that I have timely submitted my change prior to the end of open enrollment for the following period. Any decrease in my Contribution rate will be effective in accordance with the Company’s stock administration policies then in effect.
4. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.
5. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
6. Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of           (Eligible Employee or Eligible Employee and Spouse only).
7. I understand that if I am a U.S. taxpayer participating in the 423 Component of the Plan and I dispose of any shares of Common Stock received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or 1 year after the Exercise Date, I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. To the extent that my shares acquired under the Plan are not held with a broker designated by the Company, I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for U.S. federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the Purchase Price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
I understand that if I am a U.S. taxpayer participating in the Non-423 Component of the Plan, the tax treatment under Code Section 423(b) will not apply and I will be treated for U.S. federal income tax purposes as having received ordinary income on the Exercise Date in an amount equal to the excess of the fair market value of the shares on the Exercise Date over the Purchase Price which I paid for the shares.
8. I acknowledge that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”) is and remains my

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responsibility and may exceed the amount actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Plan, including, but not limited to, the grant of options, the purchase of shares of Common Stock, the issuance of Common Stock purchased, the sale of shares of Common Stock purchased under the Plan or the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the purchase of shares of Common Stock under the Plan, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer to satisfy the obligations with regard to all Tax-Related Items by withholding from my wages or other cash compensation payable to me by the Company and/or the Employer. If the obligations for Tax-Related Items cannot be satisfied by withholding from my wages or other cash compensation as contemplated herein, then I authorize the Company and/or the Employer or their respective agents to satisfy the obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the option, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent). If shares of Common Stock are sold to satisfy obligations for Tax-Related Items, I acknowledge that I will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.
Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase or deliver the shares or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.
9. By enrolling and participating in the Plan, I acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company and it is discretionary in nature; (b) the grant of the option is voluntary and does not create any contractual or other right to receive future rights to purchase shares of Common Stock, or benefits in lieu of options, even if options have been granted in the past; (c) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company; (d) the grant of options and my participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or Affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Affiliate of the Company to terminate my employment relationship (if any); (e) I am voluntarily participating in the Plan; (f) the Plan and the shares of Common Stock purchased under the Plan are not intended to replace any pension rights or compensation; (g) the Plan and the shares of Common Stock subject to the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; (h) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty and the value of the shares of Common Stock purchased under the Plan may increase or decrease in the future, even below the Purchase Price; (i) no claim or entitlement to compensation or damages shall arise from forfeiture of options under the Plan resulting from termination of my employment with the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of the option and the issuance of shares of Common Stock under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Company, its Subsidiaries or Affiliates or the Employer, waive my ability, if any, to bring any such claim, and release the Company, its Subsidiaries and Affiliates and the Employer from any such claim; (j) in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), unless otherwise provided in the Plan or determined by the Administrator, my right to participate in the Plan and my right to purchase shares of Common Stock, if any, will terminate effective as of the date I cease to be actively employed and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Company’s chief human resources officer or other person performing that function or, with respect to executive officers, the Board, shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my option; and

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(k) neither the Company, the Employer nor any Subsidiary or Affiliate of the Company, shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the shares of Common Stock or any amounts due pursuant to the purchase of the shares of Common Stock or the subsequent sale of any shares purchased under the Plan.
10. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my purchase or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.
11. I acknowledge that, depending on my country of residence, I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell shares of Common Stock or rights to shares of Common Stock under the Plan during such times as I am considered to have “inside information” regarding the Company (as defined by the laws in my country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I acknowledge that it is my responsibility to comply with any applicable restrictions and that I am advised to speak to my personal legal advisor on this matter.
12. I hereby voluntarily consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Agreement and any other Plan participation materials (“Data”) by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan.
I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options under the Plan or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested, or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Plan.
I understand that Data will be transferred to Charles Schwab & Co., Inc., or such stock plan service provider as may be selected by the Company in the future, which is assisting the Company, with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, the Company’s broker and any other possible recipients which may assist the Company, (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that if I reside outside the United States I may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be adversely affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant the right to purchase shares of Common Stock under the Plan to me or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
13. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of law provisions, as provided in the Plan. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of California.

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14. If I have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
15. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17. Notwithstanding any provisions in this Agreement, the grant of my option shall be subject to any terms and conditions set forth in any Country Addendum to this Agreement for my country. Moreover, if I relocate to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.
18. The Company, at its option, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the Plan in accordance with the Plan withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements on my participation in the Plan, on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19. I acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by me or any other Participant.
20. I understand that the Company may require that shares (i) be deposited directly with a broker designated by the Company and (ii) be retained with such broker or agent for a designated period of time (iii) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.
21. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social Security Number or Non-U.S. Tax Identification Number:
Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

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ADDENDUM
COUNTRY-SPECIFIC TERMS AND CONDITIONS TO
BOX, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN
GLOBAL SUBSCRIPTION AGREEMENT
Terms and Conditions
This Addendum, which is part of the Agreement, includes additional or different terms and conditions that govern my participation in the Plan and that will apply to me if I am working in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Addendum shall have the meanings ascribed to them in the Plan or the Agreement, as applicable.
If I am a citizen or resident of a country other than the one in which I am currently working, am considered a resident of another country for local law purposes or transfer employment and/or residency between countries after the Enrollment Date, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to me under these circumstances.
Notifications
This Addendum also includes information regarding securities, exchange control and certain other issues of which I should be aware with respect to my participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I not rely on the information in this Addendum as the only source of information relating to the consequences of my participation in the Plan because such information may be outdated when the shares of Common Stock are purchased and/or when I sell any shares purchased under the Plan.
In addition, the information contained herein is general in nature and may not apply to my particular situation. As a result, the Company is not in a position to assure me of any particular result. The Company therefore advises me to seek appropriate professional advice as to how the relevant laws in my country may apply to my particular situation.
Finally, if I am a citizen or resident of a country other than that in which I currently am working, am considered a resident of another country for local law purposes or transfer employment and/or residency to a different country after the Enrollment Date, the notifications contained herein may not apply in the same manner to me.
AUSTRALIA
Notifications
Securities Law Information. If I acquire shares of Common Stock under the Plan and offer the shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and I should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.
DENMARK
Terms and Conditions
Danish Stock Option Act. By participating in the Plan, I acknowledge that I have received a Danish translation of an “Employer Statement,” which is being provided to comply with the Danish Stock Option Act.
Notifications
Foreign Asset Reporting Information. I understand that I may hold shares of Common Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the shares are held with a non-Danish broker or bank, I am required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, I must file a Declaration V (Erklaering V) with the Danish Tax Administration. The bank/broker and I must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information

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to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, I acknowledge that I am solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares of Common Stock acquired at purchase and held in such account to the Danish Tax Administration as part of my annual income tax return. By signing the Form V, I at the same time authorize the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.
In addition, when I open a deposit account or a brokerage account for the purpose of holding cash outside Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, I must also file a Declaration K (Erklaering K) with the Danish Tax Administration. The bank/broker and I must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, I acknowledge that I am solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of my annual income tax return. By signing the Declaration K, I at the same time authorize the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.
FRANCE
Terms and Conditions
Payroll Deduction Authorization. This provision translates Section 2 of the Subscription Agreement:
I hereby authorize payroll deductions from each paycheck in the amount of   % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
Autorisation de prélèvements sur salaires. Le paragraphe suivant met en oeuvre la Section 2 du Formulaire de Participation:
J’autorise par la présente un prélèvement sur salaires à un taux de   % (taux compris entre 0 et 15%) effectué à chaque paiement de mon salaire durant la Période d’Offre compte tenu du Plan. (Veuillez noter que le taux choisi doit être arrondi, sans chiffre après la virgule).
Language Consent. By enrolling in the Plan, either by signing the Agreement or by using the Company’s online enrollment procedures with Charles Schwab & Co., Inc., or such stock plan service provider as may be selected by the Company in the future, I agree to be bound by, and understand that my participation in the Plan is in all respects subject to, the terms of the Plan and this Agreement. I confirm having read and understood the documents relating to the Plan (the Plan and this Agreement) which were provided to me in the English language. I accept the terms of those documents accordingly.
Langue utilisée. En acceptant de participer au Plan, soit en signant le Formulaire soit en utilisant les procédure de participation en ligne de la Société auprès de Charles Schwab & Co., Inc., ou auprès de tout autre gestionnaire de plan que la Société pourrait choisir à l’avenir, j’accepte d’être lié et je comprends que ma participation au Plan est telle que décrite dans le Plan et ce Formulaire. Je confirme avoir lu et compris les documents relatifs au Plan (le Plan et ce Formulaire) qui ont été communiqués en langue anglaise. J’accepte les termes de ces documents en connaissance de cause.
Notifications
Foreign Asset Reporting Information. If I hold securities (including shares of Common Stock purchased under the Plan) or maintain a foreign bank account, I am required to report the maintenance of such to the French tax authorities when filing my annual tax return.

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GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank. The online filing portal can be accessed at www.bundesbank.de. I understand that it is my responsibility to comply with this reporting obligation and that I should consult with my personal tax advisor in this regard.
JAPAN
Notifications
Foreign Asset Reporting Information. I understand that I will be required to report details of any assets held outside of Japan as of December 31st (including any shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. I understand that I should consult with my personal tax advisor as to whether the reporting obligation applies to me and whether I will be required to report details of any outstanding options under the Plan, shares of Common Stock and/or cash held by me in the report.
NETHERLANDS
Notifications

POLAND
Notifications
Exchange Control Notification. I understand that if I hold shares of Common Stock and/or maintain a bank account abroad and the aggregate value of shares of Common Stock and/or cash held in such foreign account exceeds PLN 7 million, I must file reports on the transactions and balances of the accounts on a quarterly basis to the National Bank of Poland. If I transfer funds into Poland exceeding EUR 15,000 in a single transaction, I will be required to do so through a bank account in Poland. I understand that all documents connected with foreign exchange transactions should be retained for a period of five (5) years, calculated from the end of the year when the foreign exchange transactions were made. I understand that I should consult a personal legal advisor to ensure compliance with applicable reporting obligations.
UNITED KINGDOM
Terms and Conditions
Tax-Related Items. The following provision supplements Section 8 of the Agreement:
I agree that, if I do not pay or the Company or the Employer does not withhold from me, the full amount of income tax that I owe in connection with the option within 90 days after the end of the tax year in which the event giving rise to the income tax liability arose or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by me to the Company and/or the Employer, effective on the Due Date. I agree that the loan will bear interest at the then-current official HMRC rate, it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement.

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Notwithstanding the foregoing, if I am an executive officer or director within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended, the terms of the immediately foregoing provision will not apply. In the event that I am an executive officer or director and the income tax is not collected or paid by me by the Due Date, the amount of any uncollected income tax may constitute a benefit to me on which additional income tax and National Insurance contributions (“NICs”) may be payable. I acknowledge that I will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover from me at any time thereafter by any of the means set forth in Section 8 of the Agreement.
Joint Election for Transfer of Liability for Employer National Insurance Contributions. As a condition of participation in the Plan and the purchase of shares of Common Stock, I agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the option and any event giving rise to Tax-Related Items (the “Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 8 of the Agreement. Without prejudice to the foregoing, I agree to execute a joint election with the Company or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to me. I further agree to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of my Joint Election. I understand that if I do not complete the Joint Election prior to the Exercise Date, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, I will not be entitled to purchase shares of Common Stock or receive any benefit under the Plan, without any liability to the Company or the Employer. I understand that I must enter into the Joint Election attached to this Country Addendum, concurrent with the execution of the Agreement, or at such subsequent time as may be designated by the Company.
Important Note on the Election to Transfer Employer NICs
If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the Box, Inc. 2015 Employee Stock Purchase Plan, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.
By entering into the Election:
•	you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;
•
you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards; and

•
you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully.
Please print and keep a copy of the Election for your records.
BOX, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN
Election To Transfer the Employer’s National Insurance Liability to the Employee
This Election is between:
A.
The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to participate in the Box, Inc. 2015 Employee Stock Purchase Plan (the “Plan”), and

B-19

B.
Box, Inc., 4440 El Camino Real, Los Altos, CA 94022, USA (the “Company”), which may grant rights to purchase shares of Common Stock under the Plan and is entering into this Election on behalf of the Employer.

Introduction
This Election relates to all rights to purchase shares of Common Stock granted to the Employee under the Plan on or after [date] up to the termination date of the Plan.
In this Election the following words and phrases have the following meanings:
“Chargeable Event” means, in relation to the purchase rights:
the acquisition of securities pursuant to the purchase rights (within section 477(3)(a) of ITEPA);
the assignment or release of the purchase rights in return for consideration (within section 477(3)(b) of ITEPA);
the receipt of a benefit in connection with the purchase rights other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);
post-acquisition charges relating to the purchase rights and/or the shares acquired pursuant to the purchase rights (within section 427 of ITEPA); and/or post-acquisition charges relating to the purchase rights and/or the shares acquired pursuant to the purchase rights (within section 439 of ITEPA).
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“SSCBA” means the Social Security Contributions and Benefits Act 1992.
This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the purchase rights pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).
The Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
Payment of the Employer’s Liability
The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:
(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or
(ii)	directly from the Employee by payment in cash or cleared funds; and/or

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(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the purchase rights; and/or
(iv)	by any other means specified in the applicable award agreement.
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the purchase rights until full payment of the Employer’s Liability is received.
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs, if payments are made electronically).
Duration of Election
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the purchase rights in circumstances where section 483 of ITEPA applies.
This Election will continue in effect until the earliest of the following:
(i)	the Employee and the Company agree in writing that it should cease to have effect;
(ii)	on the date the Company serves written notice on the Employee terminating its effect;
(iii)	on the date HM Revenue & Customs withdraws approval of this Election; or
(iv)
after due payment of the Employer’s Liability in respect of the entirety of the purchase rights to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee
The Employee acknowledges that, by clicking on the “ACCEPT” box in the online acceptance screen, the Employee agrees to be bound by the terms of this Election.
OR:
The Employee acknowledges that, by signing this Election, the Employee agrees to be bound by the terms of this Election.

Name
Signature
Date

Acceptance by the Company
The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company
Position
Date

B-21

SCHEDULE OF EMPLOYER COMPANIES
The following are employer companies to which this Election may apply:
For each company, provide the following details:

Name of Company:	Box.com (UK) Ltd
Registered Office:	White Collar Factory, 14th – 15th Floors, 1 Old Street Yard, London EC1Y 8AF
Company Registration Number:	08097316
Corporation Tax District:	Euston District
Corporation Tax Reference:	673 73432 29543
PAYE Reference:	475/KA 80221

B-22

EXHIBIT B

BOX, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned participant in the Offering Period of the Box, Inc. 2015 Employee Stock Purchase Plan that began on    ,     (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Agreement.

Name and Address of Participant:

Signature:

Date:

B-23

APPENDIX C
AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BOX, INC.
The undersigned, being an authorized officer of Box, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
A.
The Corporation was originally incorporated under the name of Box.Net, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 11, 2008.

B.
The Corporation filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation on September 20, 2017 and a Certificate of Amendment to the Amended and Restated Certificate of Incorporation on September 14, 2021 (together, the “Certificate of Incorporation”).

C.	Article VIII of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
“ARTICLE VIII
To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
No amendment, repeal or elimination of this Article VIII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal, elimination or adoption of an inconsistent provision.”
D.	The foregoing amendment has been duly approved by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
E.	The foregoing amendment has been duly approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been signed on behalf of the Corporation by its duly authorized officer effective this [•]th day of [•], 2025.

BOX, INC.

By:
Name:
Title:

C-1

BOX, INC.
900 JEFFERSON AVE.
REDWOOD CITY, CALIFORNIA 94063

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 26, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BOX2025**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 26, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73646-P25851

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOX, INC.

The Board of Directors recommends you vote FOR the following nominees for Class II directors:

1. Election of Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Dan Levin	☐	☐	☐
1b. Bethany Mayer	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: To conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V73647-P25851

BOX, INC.
Annual Meeting of Stockholders
June 27, 2025 1:30 P.M. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Aaron Levie, Dylan Smith, and David Leeb or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of BOX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 P.M. Pacific Time on June 27, 2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side